UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
COSTAR GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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CoStar Group™

2025 PROXY STATEMENT

CoStar Group
CoStar Group

MESSAGE FROM OUR FOUNDER

AND CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

2024 was an excellent year for CoStar Group, as we continue to demonstrate our global leadership in the digital transformation of the $300+ trillion real estate industry. We made several strategic investments to expand our business and position the Company for the future. We did this while delivering profitable revenue growth.

We ended 2024 with our 55th consecutive quarter of double-digit revenue growth. For the ninth straight year, we generated positive net income as our commercial information and marketplace businesses delivered impressive 43% profit margin.

Investments made across our core businesses enabled us to achieve annual revenue of $2.74 billion, an increase of 11% over 2023. This growth was made possible first and foremost by the success of our platforms. Traffic to CoStar Group sites reached 134 million average monthly unique visitors in the fourth quarter, up 17% year-over-year.

I am proud to report that two of our businesses, Apartments.com and our flagship CoStar offering, each became billion-dollar businesses in 2024. Apartments.com achieved $1.1 billion in revenue, representing growth of 17% year-over-year. CoStar generated $1 billion in revenue with 10% growth compared to 2023.

We launched the new Homes.com site in February 2024. We believe we are the only U.S. company focused on marketing real estate properties and agents. Homes.com’s early results are promising. Importantly, in just one year, Homes.com has become the second largest – and fastest growing – residential real estate marketplace in the United States. After launching the brand with a strategic marketing campaign and four new ads during Super Bowl 2024, Homes.com has substantially increased website traffic, memberships and unaided awareness. In the fourth quarter alone, the Homes.com Network reached an audience of 110 million average monthly unique visitors, nearly double the audience of our next two closest competitors.1 Unaided brand awareness rose from 4% to 33% and the platform was able to achieve annualized net new bookings of $59 million - all in the platform’s first full year of operation.

In March 2024, we announced our intent to acquire, and in February 2025 we acquired Matterport, Inc., the global leader in immersive 3D digital twins and artificial intelligence for the real estate industry. Matterport’s 3D technology is used in nearly every sector of real estate in over 177 countries. It has curated what we consider to be the largest and most precise collection of spatial and property data worldwide with over 12 million properties representing 38 billion square feet of digital property. CoStar, LoopNet, Apartments.com, and Homes.com all feature Matterport’s 3D tours.

In November 2024, we acquired Visual Lease, which became part of our CoStar Real Estate Manager platform. Visual Lease is a premier integrated lease management software platform used by over 1,500 organizations, allowing us to deliver a more comprehensive service offering by integrating all lease management portfolio functions into one user friendly platform.

These strong results are the product of our team of over 6,800 CoStar Group global employees. In all, 1,040 employees grew into new roles within the company last year, which includes 826 promotions. We maintained an average monthly retention rate of 99%, with an average tenure of 4.4 years and over 2,000 people who have been with the company for five years or more. These numbers reflect our confidence in our team and the dedication and passion they have for their work at CoStar Group. In the first quarter of 2025, we successfully moved into our new global headquarters in Arlington, Virginia, which is home to over 560 employees across our core businesses. In Richmond, construction of our major one million square-foot campus development along the James River is well underway. Once complete in May 2026, the campus will be near capacity, with approximately 3,500 employees.

[1]

Based on (1) the Homes.com Network (which includes Homes.com, the Apartments Network, and the Land Network) average monthly unique visitors (110 million) for the quarter ended December 31, 2024, according to Google Analytics, and (2) Realtor.com’s average monthly unique users (62 million) of Realtor.com’s web and mobile sites according to internal data, for the quarter ended December 31, 2024, as reported in News Corp’s press release on February 5, 2025, and (3) Redfin’s monthly average visitors (42.68 million) for the quarter ended December 31, 2024, according to Google Analytics, as reported in Redfin’s Annual Report on Form 10-K filed on February 27, 2025.

2025 PROXY STATEMENT

MESSAGE FROM OUR FOUNDER AND CHIEF EXECUTIVE OFFICER

The entire CoStar Group team remains committed to several efforts that support our continued attention to corporate social responsibility and thoughtful governance. We have continued to make progress on climate-related disclosures, as well as having received validation from the Science-Based Targeting Initiative. We look forward to reporting our progress against them in the future. In addition, 2024 marked our first report leveraging the Task Force on Climate-related Financial Disclosures framework focused on climate risks and opportunities. We strive to make business decisions that prioritize our people, communities and shareholders through meaningful corporate responsibility initiatives.

In December 2024, we conducted an Investor Day at our Richmond, Virginia campus. The Investor Day provided an opportunity for CoStar’s senior management to present an update to investors on our vision and strategy, including an overview of our various product lines. We hosted 40 in-person attendees and more than 750 via web conference. Our Investor Day was an important opportunity to demonstrate the breadth and depth of our leadership team, offer a deeper understanding of the opportunities ahead and build confidence in CoStar Group’s long-term revenue growth strategy. This year we announced a share buyback program of $500 million.

You, our shareholders, are integral to the success of the Company. We actively engage with our stockholders to enhance your investment and respond to your feedback. We take great pride in our ability to deliver value to our stockholders, while building platforms that digitize the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

We deeply appreciate your ongoing investment and support in CoStar Group.

Sincerely,

ANDREW C. FLORANCE Founder & Chief Executive Officer, President and Director

2025 PROXY STATEMENT

MESSAGE FROM OUR BOARD CHAIR

Since joining the CoStar Group Board of Directors in 2019, I have had the privilege to serve with a dedicated and collaborative group of directors overseeing the tremendous growth and continued innovation at the Company. We are in the midst of another transformative growth phase as Costar Group continues to develop our marketplaces from commercial and multi-family to residential, while also driving international expansion.

I am honored to take on this role as Board Chair and excited for the tremendous value creation opportunity ahead. On behalf of the Board and leadership team, I thank Michael Klein, Chris Nassetta, and Laura Cox Kaplan for their dedication to CoStar Group and considerable contributions to the business. Michael has been instrumental to CoStar Group’s success since the founding of the Company, including helping to develop the strategic direction of the business and chart the course for CoStar Group’s tremendous growth and value creation. Similarly, Chris and Laura have played critical roles overseeing the expansion and evolution of our platforms, the development of our operational model and the creation of the Company’s strong financial foundation. Michael, Chris and Laura have exemplified what it means to be thoughtful, engaged and highly collaborative Board members and advocates for stockholders.

The retirement of Michael, Chris and Laura has provided us with an opportunity for Board refreshment, to gain new perspectives in the boardroom from qualified and independent new directors. I am pleased to welcome three new directors to the Board, John Berisford, Rachel Glaser and Christine McCarthy. My esteemed colleagues bring with them a range of experience that will enhance the abilities of the Board and provide critical skill sets to the Company during what we believe will be a prosperous and pivotal chapter in CoStar Group’s history.

The Company’s dedication to Board refreshment is just one of the many ways in which CoStar Group is an industry leader. In the last two years alone, the Board has added four new directors, a 50% refreshment rate. All of our directors, other than our founder and Chief Executive Officer, are independent. All have extensive C-Suite leadership experience. The average tenure of our independent director nominees is currently 3 years, down from 12 years in 2024.

In April 2025, the Board adopted a retirement policy providing that no director will be nominated for election or re-election to the Board if he or she would be 75 or older at the time of the election, unless the Nominating & Corporate Governance Committee and Board determine that the continued service of the director on the Board would be of benefit to the Company.

With these Board refreshment initiatives, I am excited to serve as Board Chair for a group of some of the foremost experts and advisors available to a best-in-class company.

Sincerely,

LOUISE S. SAMS Board Chair, CoStar Group, Inc.

2025 PROXY STATEMENT

NOTICE OF 2025 ANNUAL

MEETING OF STOCKHOLDERS

THURSDAY, JUNE 26, 2025 | 10:00 A.M., EASTERN TIME

Exclusively online at www.virtualshareholdermeeting.com/CSGP2025

Items of Business

1.	To elect eight nominees named in the attached proxy statement to serve on our Board of Directors for a one-year term expiring at the 2026 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025;

3.	To approve, on an advisory basis, the Company’s executive compensation;

4.	To approve the CoStar Group, Inc. 2025 Stock Incentive Plan;

5.	To vote on a stockholder proposal, if properly presented, regarding support for transparency in political spending; and

6.	To transact any other business properly presented before the Annual Meeting.

Record Date

The Board of Directors has fixed Monday, April 28, 2025, as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

Participation in Virtual Annual Meeting

We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/CSGP2025. Please see “Other Information” beginning on page 88 of this Proxy Statement for additional information.

Voting

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Other Information” beginning on page 88 of this Proxy Statement.

By Order of the Board of Directors,

Gene Boxer

General Counsel and Corporate Secretary

April 30, 2025

Review your proxy statement and vote in one of three ways:

Internet Visit the website on your proxy card	By Telephone Call the telephone number on your proxy card	By Mail Sign, date and return your proxy card in the enclosed envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2025: The Notice of Meeting and this Proxy Statement, as well as our Annual Report to Stockholders (the “2024 Annual Report”), are available on our corporate website at https://investors.costargroup.com/financials-filings. We are furnishing proxy materials to some of our stockholders through the Internet instead of through the mail. On or about April 30, 2025, we mailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice tells you how to access this Proxy Statement and our 2024 Annual Report, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, please follow the instructions in the Notice.

2025 PROXY STATEMENT

ii	Glossary of Terms

1	Proxy Highlights

13	Proxy Statement
14	Proposal 1 – Election of Directors
	15	Board Composition
	17	Board Evaluation Process
	18	Director Nominees
	22	Board Leadership Structure
	22	The Board’s Role in Risk Oversight
	23	Risk Assessment in Compensation Programs
	24	Board Committees
	25	Corporate Governance Overview
	27	Director Compensation
	28	Director Stock Ownership Policy
	28	Certain Relationships and Related Party Transactions
	30	Executive Officers
33	Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
	33	Ernst & Young LLP Fees and Services
	33	Audit Committee Pre-Approval Policy
	35	Report of the Audit Committee
36	Proposal 3 – Advisory Resolution to Approve Executive Compensation

37	Compensation Discussion and Analysis
	37	Executive Compensation Program Objectives
	38	Executive Compensation Policies and Practices
	40	Pay for Performance
	40	2024 Business Highlights
	41	Elements of Compensation
	46	Equity Incentive Compensation
	53	Determining Executive Compensation
	56	Company Compensation Policies and Practices
	59	Compensation Committee Report
	60	2024 Summary Compensation Table
	61	2024 Grants of Plan-Based Awards
	62	Employment Agreements and Arrangements
	63	Outstanding Equity Awards at 2024 Fiscal Year-End
	65	Option Exercises and Stock Vested in 2024
	65	Non-Qualified Deferred Compensation in 2024
	65	Potential Payments Upon Termination or Change of Control

	66	Termination and Change of Control Provisions Pursuant to Employment Agreements
	67	Change of Control Provisions under the Company’s 2016 Plan
	68	Company-Wide Severance Policy
	68	Delinquent Section 16(a) Reports
	69	Equity Compensation Plan Information
	69	Pay Ratio
	70	Pay Versus Performance
	73	Narrative Disclosure to Pay Versus Performance Table

74	Stock Ownership Information
76	Proposal 4 – Approval of the Costar Group, Inc. 2025 Stock Incentive Plan
	78	Summary of the 2025 Stock Incentive Plan
	82	U.S. Federal Income Tax Consequences
	84	New Plan Benefits
	84	Recommendation
	84	The Board Unanimously Recommends A Vote for the Approval of the 2025 Stock Incentive Plan
85	Proposal 5 – Support for Transparency in Political Spending
	85	Supporting Statement
	86	The Company’s Statement in Opposition to Proposal 5

88	Other Information
	88	Attending the Annual Meeting of Stockholders
	88	Notice of Business to Come Before the Annual Meeting
	88	Voting Information
	90	Multiple Stockholders Sharing the Same Address
	91	Stockholder Proposals and Nominations for Directors for the 2026 Annual Meeting of Stockholders
	91	Availability of Form 10-K

A-3	Appendix A - Information Regarding Non-GAAP Financial Measures

B-1	Appendix B - Costar Group, Inc. 2025 Stock Incentive Plan

	B-12	Appendix 1 - Restricted Stock Sub-Plan: Provisions Applicable to Participants in France

2025 PROXY STATEMENT i

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this Proxy Statement are defined below:

Abbreviation or Acronym	Definition

2007 Plan	CoStar Group 2007 Stock Incentive Plan, as amended from time to time

2016 Plan	CoStar Group 2016 Stock Incentive Plan, as amended from time to time

2024 Annual Report	CoStar Group Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025

Adjusted EBITDA	EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business

Annual Meeting	CoStar Group’s 2025 Annual Meeting of Stockholders

ASC	Accounting Standards Codification

Audit Committee	Audit Committee of the Board

Board (also “Board of Directors”)	The Board of Directors of CoStar Group

By-Laws	Fourth Amended and Restated By-Laws of CoStar Group

Code	Internal Revenue Code of 1986, as amended and in effect from time to time

Commercial information and marketplace businesses	Our consolidated financial position and results excluding the estimated impact of our residential brands which are Homes.com network and OnTheMarket, plc.

CoStar Group (also “CoStar,” “we,” “us,” “our,” or the “Company”)	CoStar Group, Inc., a Delaware corporation, one or more of its consolidated subsidiaries or operating segments, or the entirety of CoStar Group, Inc. and its consolidated subsidiaries

Compensation Committee	Compensation Committee of the Board

DSUs	Deferred Stock Units

EBITDA	Net income before interest (expense), net; other income (expense), net, loss on debt extinguishment, income taxes, depreciation and amortization

ESPP	Employee Stock Purchase Plan

Exchange Act	Securities and Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

GAAP	Generally accepted accounting principles in the U.S.

Matching RSUs	Awards of matching restricted stock units awarded under the Company’s MSPP

MSPP	CoStar Group Management Stock Purchase Plan as it may be amended and restated from time to time

Nasdaq	Nasdaq Global Select Market

NEO	Named executive officer for purposes of Item 402 of Regulation S-K

Nominating and Corporate Governance Committee	Nominating and Corporate Governance Committee of the Board

Notice	Notice of Internet Availability of Proxy Materials

PCAOB	Public Company Accounting Oversight Board

SEC	U.S. Securities and Exchange Commission

TSR	Total shareholder return

2025 PROXY STATEMENT ii

Proxy Highlights

OUR MISSION	We are digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

OUR

VALUES

Integrity

We uphold the highest ethical standards at all times. We earn our colleagues, customers, and stakeholders’ trust by saying and doing the right thing.

Respect for the Individual

Value diversity and cherish uniqueness. We are inclusive always. CoStar is for all people, without exception. We recognize that the thoughts and feelings of others are as important and valuable as our own.

Work-Life Balance

We work hard and take pride in our professional accomplishments. We are committed to creating value for our customers, while still recognizing the need to have a sacrosanct place for our personal lives and families.

Cohesive Innovation

We create products of vital utility, delivering information and tools that are critical to the success of our customers and industry. Our solutions mobilize individuals to enable them to make confident, intelligent decisions.

Embrace and Drive Change

At our core we are about change. We challenge the status quo and constantly seek a better way.

Build Awesome Things

We work passionately to design and build awe-inspiring, beautiful products that delight and improve the lives of billions of people. We know that design matters.

Keep the Customer at the Center of All We Do

We succeed only when our customers succeed. We treat each of our customers the way we would prefer to be treated when buying a product or service. We invest in and enjoy the strong bonds and long-lasting, authentic friendships built with our customers.

The Best Teams Anywhere

We hire the best. We work and learn alongside exceptionally talented peers who are passionate about building the best possible workplace and taking our business to great heights. We have a zero-tolerance policy for jerks.

Continuous Learning

We are curious. We want to learn, grow, and better ourselves. We view mistakes as a necessary part of learning. Through the expertise we develop, we are better partners to our clients, shareholders, communities, and colleagues.

Be Collaborative

We are all part of the bigger team, and we are at our best when we communicate, empathize, and collaborate.

2025 PROXY STATEMENT 1

PROXY SUMMARY

2024 Financial Highlights

$2.74B TOTAL REVENUE $250M NET NEW BOOKINGS	$139M NET INCOME $241M ADJUSTED EBITDA(1)

Business Highlights

•  Full year 2024 revenue increased 11% year-over-year, exceeding the high end of our guidance range

•  Commercial information and marketplace businesses achieved 43% profit margin for the full year

•  Apartments.com delivered 17% year-over-year growth achieving $1.1 billion in annual revenue

•  CoStar achieved annual revenue of $1 billion, up 10% year-over-year

•  Homes.com residential network is the second largest and fastest growing residential real estate marketplace in the United States, with traffic reaching 110 million average monthly unique visitors in the fourth quarter of 2024, according to Google Analytics, up 11% year-over-year

•  In its first year, Homes.com achieved $59 million of net new bookings and signed on 11,000 member agents

•  Homes.com launched the industry’s biggest brand campaign in 2024, resulting in an increase of unaided brand awareness from 4% to 33% during the year

(1) Adjusted EBITDA is a non-GAAP measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Income and for a discussion of management’s use of non-GAAP measures and other operating metrics.

2025 PROXY STATEMENT 2

PROXY SUMMARY

Corporate Responsibility Highlights

2024 was a year of continued progress in corporate responsibility and thoughtful governance. We added Task Force on Climate-related Financial Disclosures (TCFD) reporting to our 2024 Corporate Responsibility Report, which assess CoStar Group’s climate risks and opportunities. In addition, we received approval from Science Based Target Initiative (SBTi) on our near-term and Net Zero science-based targets. We look forward to reporting against our targets in the years to come.

66 AVERAGE TRAINING HOURS PER EMPLOYEE	116 VOLUNTEER EVENTS IN 2024	$4.5M+ DONATED TO MORE THAN 130 PARTNERS

102K
METRIC TONS OF CO2e AVOIDED IN 2024
due to more than 25 million unique virtual tours of properties on CoStar Group platforms in 2022, which avoided the need for in-person visits.*

*Using an estimate of a 10-mile round trip and EPA estimated emissions of an average passenger vehicle.

Human Capital Management

We measure our success in providing a positive work environment through a yearly Employee Engagement Survey administered by a third-party agency. Surveying our employees each year gives us an opportunity to see where we are excelling and what areas need improvement. The results of these surveys have helped us innovate how we look at employee programs, benefits, environment, and our internal protocols.

In 2024, 90% of employees participated in the survey, and we celebrate our outstanding employee engagement scores, with an overall engagement score of 80%. We are proud to have a highly engaged workforce, reflected in our average monthly employee retention rate of 99%.

99% AVERAGE MONTHLY EMPLOYEE RETENTION RATE	80% OVERALL ENGAGEMENT SCORE	16% EMPLOYEES MOVED TO NEW ROLES INTERNALLY IN 2024

2025 PROXY STATEMENT 3

PROXY SUMMARY

2024 Stockholder Engagement

18 Investor (non-deal) Road Shows	17 Conferences	33 Corporate Responsibility Investor Engagements	520+ Institutional Investment Firms

As part of our investor outreach, our management continues to regularly communicate with our investor base about the Company’s plans and associated investments. Management communicated with investors throughout the year through quarterly press releases and conference calls that were recorded and made available on the Company’s website, as well as by participating in hundreds of in-person meetings and presentations at investor conferences. The Company also conducted hundreds of additional investor telephone calls throughout the year. The Company actively communicates and discusses with investors our progress towards stated strategic initiatives, including corporate governance and Corporate Responsibility initiatives, as well as expected investments and the rationale and expected returns on those investments. In 2024, our management engaged with our active stockholders as follows:

2025 PROXY STATEMENT 4

PROXY SUMMARY

Investor Day

In December 2024, we conducted an Investor Day at our Richmond, Virginia campus. The Investor Day provided an opportunity for our Chief Executive Officer and senior management to present an update to investors on our vision and strategy, including an overview of our various product lines. We hosted 40 in person attendees and more than 750 via web conference. Our Investor Day was an important opportunity to demonstrate the breadth and depth of our leadership team, offer a deeper understanding of the opportunities ahead and build confidence in CoStar Group’s long-term revenue growth strategy.

Total Shareholder Return

2025 PROXY STATEMENT 5

PROXY SUMMARY

Proposals to be Voted on and Board Voting Recommendations

PROPOSAL		RECOMMENDATION OF THE BOARD	PAGE

1	Election of 8 director nominees named in this proxy statement	FOR each of the nominees	14

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2025	FOR	33

3	Advisory vote to approve named executive officer compensation	FOR	36

4	Approval of the CoStar Group, Inc. 2025 Stock Incentive Plan	FOR	76

5	Vote on stockholder proposal regarding support for transparency in political spending	AGAINST	85

2025 PROXY STATEMENT 6

PROXY SUMMARY

Corporate Governance Highlights

BOARD STRUCTURE AND INDEPENDENCE

•  Our Board reflects a broad range of skill set, experience, and background.

•  All directors are independent except for our CEO.

•  Executive sessions of the independent directors are held at Board meetings without management present.

•  All of our directors are elected annually by our stockholders; we do not have a classified or staggered board.

BOARD OVERSIGHT

•  Our Board oversees the Company’s strategy and annual business plan and risk management.

•  Our Board oversees Corporate Responsibility matters, including climate-related risks and opportunities.

•  Our Nominating and Corporate Governance Committee oversees annual political contributions.

•  Our Audit Committee oversees the integrity of the Company’s financial statements.

•  Our Audit Committee oversees the Company’s cybersecurity risk profile.

•  Our Compensation Committee oversees risk in compensation policies and practices.

•  Our new Capital Allocation Committee supports the Board’s and management’s comprehensive review of the Company’s capital structure, capital allocation priorities and financial targets.

STOCKHOLDER RIGHTS

•  The holders of 25% of our issued and outstanding shares entitled to vote can request a special meeting.

•  We have a majority voting standard for the election of directors in uncontested elections.

•  Our governance documents do not contain provisions requiring a supermajority stockholder vote on any issue.

•  We do not maintain a stockholder rights plan or “poison pill.”

•  We adopted a proxy access right for holders of 3% of our common stock for at least three years to nominate a specified number of directors for inclusion in the proxy statement for our annual meeting.

CORPORATE GOVERNANCE PRACTICES

•  We prohibit hedging and pledging transactions in our securities by directors and officers.

•  We engage with our stockholders to solicit their feedback regarding issues, including corporate governance and have taken actions to implement their feedback.

•  We have adopted share ownership requirements for directors and officers.

•  We have a clawback policy for cash and equity awards in the event of certain financial restatements.

•  We have adopted a Code of Business Conduct and Ethics for directors, officers and employees with an annual certification requirement.

•  In 2025, we amended our Human Rights Policy specifically prohibiting the use of child labor in our business.

•  In 2025, we adopted a Board Retirement Policy enforcing retirement at age 75, with possibility for waiver.

2025 PROXY STATEMENT 7

PROXY SUMMARY

Our Board of Directors

The below summarizes information about our director nominees and their Audit, Compensation, and Nominating and Corporate Governance Board committee assignments. Our director nominees possess a broad range of skills, experiences, backgrounds, and viewpoints that we believe are essential to an effective Board. Detailed information about each director nominee’s qualifications, skills, experiences, and expertise can be found beginning on page 18.

2025 Director Nominees

The table below provides current membership information for each of the Audit, Compensation, and Nominating and Corporate Governance Board Committees.

	Florance	Sams	Berisford	Brunner	Glaser	Hill	McCarthy	Musslewhite

Audit		✔		✔		✔ (Chair)

Compensation		✔				✔		✔ (Chair)

Nominating and Corporate Governance		✔ (Chair)				✔		✔

The table below provides expected membership information for each of the Board Committees, effective immediately following the Annual Meeting.

	Florance	Sams	Berisford	Brunner	Glaser	Hill	McCarthy	Musslewhite

Audit		✔		✔	✔	✔ (Chair)

Compensation			✔	✔				✔ (Chair)

Nominating and Corporate Governance		✔ (Chair)			✔		✔

2025 PROXY STATEMENT 8

PROXY SUMMARY

Director Nominee Experience Highlights

Our director nominees have a broad range of skills and experiences, including some or significant experience in the following:

COMMERCIAL REAL ESTATE	PUBLIC COMPANY GOVERNANCE	GLOBAL BUSINESS

FINANCIAL ACCOUNTING AND REPORTING	LEGAL, PUBLIC POLICY, AND REGULATORY	BUSINESS DEVELOPMENT AND M&A

TALENT MANAGEMENT AND EXECUTIVE COMPENSATION	MARKETING AND SALES	RISK MANAGEMENT

SENIOR MANAGEMENT AND LEADERSHIP	CYBERSECURITY AND DATA PRIVACY	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

⬛ VERY SKILLED/EXPERIENCED  ⬛ SOME SKILL/EXPERIENCE  ⬛ NO EXPERIENCE

Board Composition

2025 PROXY STATEMENT 9

PROXY SUMMARY

Executive Compensation Highlights

Our Compensation Committee has designed our executive compensation program to closely align executive compensation with Company performance and stockholder interests. The Compensation Committee achieves this alignment by allocating the majority of our executive officers’ target compensation to performance-based incentive compensation. In particular, we grant performance-based equity awards that directly link the value of annual equity awards to financial performance measures and the value of long-term equity awards to multi-year financial performance and TSR. The primary elements of our 2024 executive compensation program and the portions of such executive compensation that are performance-based are highlighted below.

(1)	All NEOs who served the full year in 2024.

2025 PROXY STATEMENT 10

PROXY SUMMARY

Board Refreshment

We regularly evaluate the Board’s composition to ensure that we have the right mix of skill and experience to oversee the ongoing execution of our strategy as we work to enhance stockholder value. We also regularly engage with all of our stockholders to understand their perspectives on many important topics. Our Board values the views of our stockholders regarding board composition and, in response to stockholder input, has made board refreshment a priority.

As previously disclosed, as a result of the Board’s ongoing refreshment and succession planning process and in accordance with support agreements we entered into with certain stockholders, the Board elected each of John Berisford, Rachel Glaser and Christine McCarthy as new Board members, effective April 6, 2025. Each of these new directors has been determined to (i) be an “independent director” under Nasdaq listing standards and (ii) have no transactions with “related persons,” as defined under the Exchange Act. These new independent directors bring significant experience and expertise relevant to our business and strategy, and we are confident they will help us extend our long track record of creating value for stockholders. Ms. Glaser is a seasoned executive with considerable financial expertise and relevant marketplace experience. Ms. McCarthy is a recognized corporate finance leader with over 30 years of experience. Mr. Berisford is an accomplished executive who most recently served as President of S&P Global Ratings.

Also in April 2025, each of Michael Klein, Chris Nassetta and Laura Cox Kaplan retired from the Board. Mr. Klein has been instrumental to our success since co-founding the Company, including helping to develop the strategic direction of the business and chart the course for our tremendous growth and value creation. Similarly, Mr. Nassetta and Ms. Cox Kaplan have played critical roles overseeing the expansion and evolution of our platforms, the development of our operational model and the creation of our strong financial foundation. The Board thanks them for their years of valuable service to the Board and the Company.

The Board also appointed Louise Sams as the Board Chair, replacing Mr. Klein. Ms. Sams’ broad range of business and legal experience, including as general counsel of a large television and media conglomerate, and extensive public company board experience, will be incredibly valuable in her new role as Board Chair.

2025 PROXY STATEMENT 11

PROXY SUMMARY

4 New Directors Appointed and 4 Retired Since 2023

Board Member Independence

Other than Mr. Florance, our CEO, each of our director nominees has been determined to be an “independent director” under Nasdaq listing standards.

Each of our directors have been determined to have no transactions with “related persons,” as defined under the Exchange Act.

Director Retirements: Michael Klein, Chris Nassetta, and Laura Cox Kaplan

The Board thanks Michael Klein, Chris Nassetta, and Laura Cox Kaplan for their commitment to the Company’s stockholders, employees and other stakeholders. Their meaningful contributions to the Company during their tenures exemplify what it means to be a thoughtful, engaged and highly collaborative Board member and an advocate for stockholders.

Recent Director Appointments and Board Chair

John Berisford, Rachel Glaser, and Christine McCarthy, appointed in 2025, were identified through a rigorous director search process led by a special committee of the Board, leveraging an external search firm. The process included an extensive evaluation of candidates against key criteria such as industry expertise, technological acumen and leadership experience. The special committee conducted multiple rounds of review, interviews and deliberations to ensure that the selected directors would complement the Board’s existing strengths and support CoStar Group’s long-term strategy.

Following the retirement of Michael Klein, Louise Sams was appointed to Board Chair.

Committee Rotations

Upon the retirements of Michael Klein, Chris Nassetta, and Laura Cox Kaplan, the Board reconstituted the Nominating and Corporate Governance Committee and Compensation Committee with the following changes:

•  Appointed John Hill, Robert Musslewhite and Louise Sams to the Compensation Committee and the Nominating and Corporate Governance Committee.

•  Appointed Robert Musslewhite as the Chair of the Compensation Committee.

•  Appointed Louise Sams as the Chair of the Nominating and Corporate Governance Committee.

These independent committees served to review and approve the matters presented in this Proxy Statement. Effective upon the reelection of directors at the Annual Meeting, the Board reconstituted the independent committees as follows:

Audit Committee

John W. Hill (Chair),

Angelique G. Brunner,

Rachel C. Glaser,

Louise S. Sams

Compensation Committee

Robert W. Musslewhite (Chair)

John L. Berisford,

Angelique G. Brunner

Nominating and Corporate Governance Committee

Louise S. Sams (Chair)

Rachel C. Glaser

Christine M. McCarthy

2025 PROXY STATEMENT 12

COSTAR GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 26, 2025

The Board of Directors (the “Board”) of CoStar Group, Inc. (“CoStar,” “CoStar Group,” “we,” “our,” “us,” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on Thursday, June 26, 2025, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held online only as a live webcast via the internet at www.virtualshareholdermeeting.com/CSGP2025. The webcast replay of the Annual Meeting will be made available in the Investor section of CoStar Group’s website after completion of the Annual Meeting and will remain available for a period of time following the call.

We are mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders eligible to vote at the Annual Meeting on or about April 30, 2025. If you are a registered stockholder, to be admitted to the Annual Meeting, you will need to enter the 16-digit control number found on your Notice or proxy card. If your shares are held in brokerage accounts and your voting instruction form or the Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may be admitted to the Annual Meeting using the 16-digit control number indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in brokerage accounts should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Only stockholders as of the record date or their proxies are permitted to attend the Annual Meeting online.

The Annual Meeting will include a question and answer session, and stockholders may submit questions appropriate to our business during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CSGP2025. Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the question and answer session, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management expects to post answers to those questions on the “Investor Relations” section of the Company’s website at investors.costargroup.com as soon as practicable after the meeting.

We encourage you to access the Annual Meeting 15 minutes before it begins to avoid any delay from technical issues. If you encounter technical issues accessing the virtual Annual Meeting, you can contact the technical support number posted on the login page at www.virtualshareholdermeeting.com/CSGP2025.

2025 PROXY STATEMENT 13

Proposal 1

ELECTION OF DIRECTORS

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all eight of the current directors for reelection, all of whom were last elected at the 2024 Annual Meeting of Stockholders, except for Mr. Berisford, Ms. Glaser, and Ms. McCarthy who were appointed to the Board in April 2025. Ms. Glaser was recommended to the Company by a third-party search firm, and Mr. Berisford and Ms. McCarthy were recommended to the Company by security holders, as detailed in applicable support agreements with such security holders.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. We know of no reason why any nominee would be unable to serve. If any nominee becomes unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate substitute nominees, and proxies that do not withhold authority to vote for directors will be voted for such substitute nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. We did not receive any stockholder nominations for directors in connection with the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

2025 PROXY STATEMENT 14

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Composition

Our Nominating and Corporate Governance Committee reviews and assesses with the Board the Board’s membership criteria. These criteria include independence, judgment, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of potential conflicts with the Company’s interests, business experience, skills and background, including an understanding of and experience with real estate, information services and technology industries, and finance and marketing expertise.

In addition, the Nominating and Corporate Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Nominating and Corporate Governance Committee believes the Board will find valuable in the future, given the Company’s current standing and strategic plans. This evaluation enables the Nominating and Corporate Governance Committee to assess its effectiveness at achieving these Board membership objectives.

We expect that our Board members will have a varied portfolio of skills, experiences and backgrounds and that each will contribute to the composition of the Board so that, collectively, the Board will possess the necessary skills, experience and background to oversee our business and affairs in light of the Company’s current standing and strategic plans. Below is a list of key skills and experience that our directors bring to our Board that we consider important in light of our current business and structure.

2025 PROXY STATEMENT 15

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SKILLS/EXPERIENCE

Industry I Commercial Real Estate: Experience in the real estate, information services and technology industries areas is valuable in understanding our growth and development efforts, as well as the market segments in which we operate.

Public Company Governance: Experience with reporting obligations, investor interaction, public company governance, knowledge and understanding of governance planning, and experience in encouraging management accountability and protecting stockholder interests.

Global Business: Broad exposure to companies or organizations that have a significant global presence, including developing and managing business in markets around the world.

Financial Accounting and Reporting: Experience in accounting or financial reporting, including understanding of internal controls; experience in overseeing such reporting and controls.

Legal, Public Policy, and Regulatory: Expertise in compliance with applicable governmental regulations; experience in legal and regulatory matters, and corporate compliance and ethics policies; experience in managing the effects of government policies and regulations.

Business Development and M&A: Expertise in and understanding of business development, strategic planning, and implementation; experience in leading strategy discussion at the board level; experience with developing and implementing strategies for growth, including mergers and acquisitions and divestitures.

Talent Management and Executive Compensation: Broad experience in executive development, performance, and compensation; experience with HR processes and strategies and efforts to attract, motivate, and retain candidates for key positions; experience in talent development.

Marketing and Sales: Experience with enhancing sales in existing markets; experience in developing new products and services and markets for growth; experience in marketing communication, brand strategy development, and advertising.

Risk Management: Experience in the management of critical business and/or legal risk; understanding of risk management functions, including risk identification/classification, crisis management and similar functions; ability to think strategically about risk and provide oversight and advice relating to risk.

Senior Management and Leadership: Experience as chief executive officer, president, chairman, or at similar leadership position in a large company or other large organization.

Cybersecurity and Data Privacy: Experience in overseeing and managing cybersecurity and data privacy risks; history of leadership roles in cybersecurity risk management; degrees, certifications, or other background in cybersecurity.

Corporate Responsibility and Sustainability: Experience in overseeing and managing Corporate Responsibility practices and initiatives; skills and knowledge in climate-related strategic planning, risk mitigation, and management; ability to provide oversight and advice relating to climate-related risks.

 VERY SKILLED/EXPERIENCED       SOME SKILL/EXPERIENCE

2025 PROXY STATEMENT 16

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Evaluation Process

The Nominating and Corporate Governance Committee identifies nominees for director, and considers recommendations from other members of the Board, officers and employees of CoStar and other sources that the Nominating and Corporate Governance Committee deems appropriate, which may include professional search firms. The Nominating and Corporate Governance Committee will also consider Board nominees suggested by stockholders if such recommendations are submitted timely, and include the required information specified in our By-Laws, as described under “Stockholder Proposals and Nominations for Directors for the 2026 Annual Meeting of Stockholders” below.

The Company may require any proposed nominee to furnish other information as reasonably required to determine eligibility to serve as a director of the Company, including information regarding the proposed nominee’s independence. There is no difference in the manner by which the Nominating and Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

When evaluating nominees for director, the Nominating and Corporate Governance Committee considers, among other things, an individual’s business experience and skills, background, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. If the nominee is a director standing for reelection, that individual’s past contribution, engagement and commitment to CoStar are also considered. The Nominating and Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not establish minimum qualifications or attributes. Candidates are evaluated within the context of the perceived needs of the Board as a whole, so that the members of the Board, collectively, will possess the necessary skills, experience and background.

John Berisford, Rachel Glaser, and Christine McCarthy, appointed in 2025, were identified through a rigorous director search process led by a special committee of the Board, leveraging an external search firm. The process included an extensive evaluation of candidates against key criteria such as industry expertise, technological acumen and leadership experience. The special committee conducted multiple rounds of review, interviews and deliberations to ensure that the selected directors would complement the Board’s existing strengths.

2025 PROXY STATEMENT 17

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

Founder, President, and Chief Executive Officer, CoStar Group, Inc. Director Since: 1987 Age: 61

EXPERIENCE

Mr. Florance founded the Company in 1987. As President and Chief Executive Officer of the Company, Mr. Florance has directed the Company’s successful expansion from start-up, to its initial public offering in July 1998, to its market leading position today. In his role, Mr. Florance manages an international service platform that includes the United States, United Kingdom, France, Spain, Germany, Canada, and several other countries throughout Europe Asia Pacific and Latin America. While leading CoStar, he has identified, negotiated, and closed more than 30 acquisitions across six countries.

QUALIFICATIONS

As the founder of the Company, Mr. Florance brings to the Board significant knowledge and understanding of the real estate and information services industries, unique expertise on the Company’s products and services, and extensive leadership experience. Over his tenure with the Company, Mr. Florance has served as the Chief Executive Officer and has been actively involved in all facets of the Company’s business, including developing the Company’s products and services, identifying and developing markets for the Company’s products and services and identifying and integrating acquisition targets. This experience enables Mr. Florance to make significant contributions to the Company’s business development and strategy.

EDUCATION

B.A. (Economics), Princeton University

Notable Affiliations and Recognitions

•  Board of Visitors, Virginia Commonwealth University

•  Board of Directors, American Real Estate Society

•  Governing Board, Management Leadership for Tomorrow

•  Member, Cathedral Chapter of the National Cathedral

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  None

Board Chair, CoStar Group, Inc.;

Former EVP & General Counsel, Turner Broadcasting System, Inc.

Director Since: 2019

Age: 67

Independent

Committees

•  Audit

•  Compensation

•  Nominating and Corporate Governance (Chair)

EXPERIENCE

Ms. Sams was the Executive Vice President and General Counsel of Turner Broadcasting System, Inc. (“Turner”), a television and media conglomerate, from 2000 until 2019 and also served as the President of Turner Broadcasting System International, Inc. from 2003 until 2012. Prior to joining Turner in 1993 as a corporate attorney, she was an associate at White & Case LLP, specializing in mergers and acquisitions and securities law. Ms. Sams currently serves on the boards of directors of Loop Industries, Inc. and Rollins, Inc.

QUALIFICATIONS

Ms. Sams has over 25 years of experience as a media executive and over 34 years as a practicing attorney. As a result of her broad range of business and legal experience, Ms. Sams brings to the Board valuable business development, growth strategies, risk management, corporate governance, technology, and mergers and acquisitions experience.

EDUCATION

B.A. (English), Princeton University;

J.D., University of Virginia School of Law

Notable Affiliations and Recognitions

•  Director, Princeton University

•  Director, High Museum of Art, Atlanta

•  Director, Westminster Schools

•  Director, Meals on Wheels, Atlanta

Other Public Company Directorships

•  Loop Industries, Inc.

•  Rollins, Inc.

Other Public Company Directorships
in the Past Five Years

•  D&Z Media Acquisition Corp. (2021-2023)

2025 PROXY STATEMENT 18

PROPOSAL 1 – ELECTION OF DIRECTORS

Former President of S&P Global Inc. Director Since: 2025 Age: 61 Independent

EXPERIENCE

Mr. Berisford served as President of S&P Global Inc. from 2015 to 2022 and previously served as the company’s Executive Vice President of Human Resources. During his time at S&P Global Inc., Mr. Berisford was instrumental in creating and executing the company’s growth plan. Prior to joining S&P Global Inc., Mr. Berisford spent 22 years at PepsiCo, Inc., where he held several leadership roles.

QUALIFICATIONS

Mr. Berisford has a strong background as a seasoned business executive at well-established and profitable companies. Mr. Berisford brings to the Board his experience in business strategy, data and analytics acumen, and human resources, which will help the Board in overseeing the Company as it continues to diversify its business and innovate for the future.

EDUCATION

B.A. (Political Science), West Liberty University

M.A., West Virginia University

Notable Affiliations and Recognitions

•  Member, National Association of Corporate Directors

Other Public Company Directorships

•  Heidrick & Struggles International Inc.

Other Public Company Directorships
in the Past Five Years

•  Crisil Limited

•  S&P Global Ratings Europe Limited

•  Standard and Poor’s Financial Services Limited

Chief Executive Officer and Founder, EB5 Capital Director Since: 2023 Age: 53 Independent Committees • Audit

EXPERIENCE

Ms. Brunner is Founder and Chief Executive Officer of EB5 Capital, a $900 million investment firm raising capital for commercial real estate development projects in the United States for the EB-5 Immigrant Investor Program. Prior to founding her investment firm, Ms. Brunner worked in various aspects of finance at Fannie Mae and other companies, completing more than $3 billion in debt and equity transactions. Ms. Brunner previously served on the boards of directors of Chesapeake Lodging Trust, a formerly publicly traded lodging real estate investment trust, and Cushman & Wakefield, a publicly traded commercial real estate services company.

QUALIFICATIONS

Through her current and previous experiences, Ms. Brunner has gained over 25 years of experience in the finance, real estate development and the commercial real estate industry.

EDUCATION

B.A. (Urban Policy), Brown University

M.P.A., Princeton University

Notable Affiliations and Recognitions

• Climate Leadership Certified, Corporate Climate Strategy (July 2023)

• Cleared Advisor, U.S. Trade Representative

• Chair, Real Estate Committee

• Council member, Urban Land Institute, U.S. Chamber of Commerce and Real Estate Executive Council

• Governor, Watson Institute for International and Public Affairs, Brown University

• Trustee, Brown University

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  Cushman & Wakefield

•  Chesapeake Lodging Trust Corporation

2025 PROXY STATEMENT 19

PROPOSAL 1 – ELECTION OF DIRECTORS

Former Chief Financial Officer of Etsy, Inc. Director Since: 2025 Age: 63 Independent

EXPERIENCE

Ms. Glaser most recently served as the Chief Financial Officer of Etsy, Inc. from 2017 to 2025. In that role, Ms. Glaser led Etsy’s strategic finance, corporate development, Tax and Treasury, Accounting, SEC reporting, Investor Relations, and other core functions. Previously, she was the Chief Financial Officer of Leaf Group Ltd., a company that owns and operates consumer media and marketplaces. Prior to that, she was the Chief Financial Officer of Move, Inc., the parent company of Realtor.com. Ms. Glaser also served as the Chief Operating and Financial Officer of MyLife.com, a subscription-based search business, and was the Senior Vice President of Finance for Yahoo! Inc. Prior to these roles, she held various finance and operations positions at The Walt Disney Company, including roles at Walt Disney Studios, Corporate Operations Planning group and in Disney Consumer Products.

QUALIFICATIONS

Ms. Glaser is a seasoned executive with considerable financial expertise and relevant marketplace experience. In addition, Ms. Glaser brings to the Board significant public company, global business, business development and strategic planning experience.

EDUCATION

B.A. (Psychology), University of California, Berkeley

M.B.A., University of Southern California

Notable Affiliations and Recognitions

•  None

Other Public Company Directorships

•  The New York Times Company

Other Public Company Directorships
in the Past Five Years

•  None

Founder and Chief Executive Officer of J Hill Group Director Since: 2012 Age: 70 Independent Committees • Audit (Chair) • Compensation • Nominating and Corporate Governance

EXPERIENCE

Mr. Hill is Founder and CEO of J Hill Group, a professional services practice specializing in assisting clients in improving their management operations, which he started in 2012. He served as the Chief Financial Officer of the City of Detroit, Michigan on a personal services contract from 2013 to 2018. Prior to starting his consulting practice, from 2004 to 2012, Mr. Hill served as CEO of Federal City Council, a non-profit, non-partisan organization dedicated to improving the Nation’s Capital. Mr. Hill has previously served in multiple other executive and financial leadership positions, including as CEO of In2Books, Inc. and as a Partner at Andersen, LLP.

QUALIFICATIONS

Through his current and previous positions, Mr. Hill has gained over 40 years of experience in accounting, auditing and financial matters, as well as significant management expertise. As a result of his extensive experience, Mr. Hill brings to the Board valuable financial knowledge and executive management experience.

EDUCATION

B.S. (Accounting), University of Maryland

Notable Affiliations and Recognitions

•  Certified Public Accountant

•  Honorary Trustee, The Shakespeare Theatre Company

•  Director, Step Afrika!

Other Public Company Directorships

•  None

Other Public Company Directorships
in the Past Five Years

•  Chesapeake Lodging Trust Corporation (2010-2019)

2025 PROXY STATEMENT 20

PROPOSAL 1 – ELECTION OF DIRECTORS

Former Executive Vice President and Chief Financial Officer of The Walt Disney Company Director Since: 2025 Age: 69 Independent

EXPERIENCE

Ms. McCarthy served as Executive Vice President and Chief Financial Officer of The Walt Disney Company from 2015 to 2023. Over her more than 20 years at The Walt Disney Company, she held positions of increasing responsibility, including Executive Vice President, Corporate Real Estate, Alliances and Treasurer, and Senior Vice President and Treasurer. Prior to joining The Walt Disney Company, Ms. McCarthy spent over 16 years in the banking industry, serving as Executive Vice President and Chief Financial Officer of Imperial Bancorp and holding various senior positions at First Interstate Bank.

QUALIFICATIONS

Ms. McCarthy’s qualifications to serve as a director include her extensive leadership, operations and strategic planning experience, which she gained through her prior executive and board experience at a wide array of companies. Ms. McCarthy’s more than 30 years of experience in finance, her executive experience in real estate and her extensive understanding of complex financial analysis make her well qualified to serve as a director.

EDUCATION

B.A. (Biology), Smith College

M.B.A, UCLA Anderson School of Management

Notable Affiliations and Recognitions

•  Board Member, Smith College

•  Board Member, UCLA Anderson School of Management

•  Board Member, Los Angeles Philharmonic

•  Board Member, Westridge School

•  Board Member, Carnegie Institution for Science

Other Public Company Directorships

•  Flutter Entertainment

•  Procter & Gamble Company

Other Public Company Directorships

in the Past Five Years

•  None

Former Chief Executive Officer, Definitive Healthcare Corp. Director Since: 2019 Age: 55 Independent Committees • Compensation (Chair) • Nominating and Corporate Governance

EXPERIENCE

Mr. Musslewhite served as CEO of Definitive Healthcare from August 2022 to January 2024, and was previously appointed as its President in October 2021. Prior, Mr. Musslewhite served as the CEO of OptumInsight, Optum’s health services business connecting the health care system with services, analytics, and platforms designed to make clinical and administrative processes easier and more efficient, beginning in 2019. While at Optum, prior to leading OptumInsight, Mr. Musslewhite was CEO of Optum360, CEO of Optum Analytics and CEO of Advisory Board Research. Mr. Musslewhite joined Optum in 2017, following its acquisition of the Advisory Board Company where he served as CEO since 2008 and Chairman since 2013. Prior to joining The Advisory Board Company, Mr. Musslewhite was an Associate Principal with McKinsey & Company, a global management consulting firm, in the Washington, D.C., Amsterdam, and Dallas offices.

QUALIFICATIONS

Through his current and previous positions, Mr. Musslewhite has gained over 20 years of experience in executive management and leadership, business operations and development, growth strategies, development of products and services and research and technology.

EDUCATION

B.A. (Economics), Princeton University;

J.D., Harvard Law School

Notable Affiliations and Recognitions

•  Member, Economic Club of Washington, D.C.

•  Director, Iodine Software

•  Director, IANS

•  Director, Ascend Learning

Other Public Company Directorships

•  Cardinal Health

Other Public Company Directorships
in the Past Five Years

•  None

2025 PROXY STATEMENT 21

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Leadership Structure

Currently, Ms. Sams, an independent director, serves as Board Chair, and Mr. Florance serves as Chief Executive Officer and director of CoStar Group. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Board Chair, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board at the particular time. The Board believes the advisability of having separate or combined Board Chair and Chief Executive Officer positions is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging their strengths to lead the Board, set Board agendas, and identify and oversee key issues in light of the challenges and circumstances facing the Company, which may change over time. During a period in which the Board Chair and Chief Executive Officer positions are combined, a Lead Director would be appointed from our independent directors. Our stockholders would be notified of a combination of the Board Chair and Chief Executive Officer roles promptly upon the Board’s decision to do so.

The Board has determined that the Company’s current leadership structure is in the best interest of the Company’s stockholders. This structure provides a greater role for the independent directors in overseeing the Company and in setting agendas and establishing Board priorities and procedures and it also permits our Chief Executive Officer to focus on managing the Company’s day-to-day operations. Our Board Chair’s responsibilities include:

•	Serving as Board Chair of regular sessions of the Board and managing the overall Board process;

•	Modeling culture, philosophy, inclusivity and values expected of all directors;

•	Conducting individual meetings with other directors, including the Chief Executive Officer, and management team to encourage open communication and collaboration;

•	Representing the Board on occasions where it is important for the Board to respond on matters independently from the Company’s management team;

•	Providing guidance and direction to the Chief Executive Officer and management team; and

•	Engaging with stockholders, through verbal or written communications, and presiding over the Company’s Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management, which is administered both through the full Board and through Board committees that oversee specific risks, as described below.

The Company faces a variety of risks, including macroeconomic risks, such as inflation, economic downturns, or recession; business-specific risks related to the Company’s strategic position, operations, financial structure, legal and regulatory compliance, cybersecurity and corporate governance; and event-specific risks, such as natural disasters, pandemics or wars. The Company believes that an effective risk management system should:

•	Timely identify the material risks that the Company faces;

•	Communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee;

•	Implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and

•	Integrate risk management into Company decision-making.

The Company has developed a robust information security risk management infrastructure that leverages our internal Threat Management and Privacy teams and external third-party assessors to continuously refine protocols for cybersecurity and information security risks. Our internal teams utilize a third-party information security risk management process to

2025 PROXY STATEMENT 22

PROPOSAL 1 – ELECTION OF DIRECTORS

evaluate cybersecurity impact of proposed software prior to adoption, performing privacy impact assessments as applicable. As of the date of this filing, the Company is not aware of and has not experienced any third-party information security breaches. In addition to our internal teams’ capabilities, we engage a third-party managed detection and response provider and an external data protection officer, to which our Threat Management team gives regular reports to for monitoring.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day operations. Management is responsible for identifying risk and risk controls related to significant business activities and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk.

Management, typically the Chief Financial Officer or General Counsel, periodically discusses with the Board or appropriate Board committee the significant voluntary and involuntary risks that the Company faces and how the Company is seeking to control risk if and when appropriate. When appropriate, other members of management provide information to the Board or appropriate Board committees with respect to a specific area of potential risk and how the Company manages or seeks to control the identified risk. The Audit Committee oversees management’s implementation of our cybersecurity risk management program and is informed about the Company’s cybersecurity risks program in periodic presentations by our Chief Technology Officer, including an overview of cybersecurity risks and the threats landscape as well as the Company’s risk posture.

In some cases, as with risks related to product or service acceptance, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics, in which case management meets directly with the Board committee. For example, the Audit Committee oversees issues related to internal control over financial reporting and auditor independence, and the Compensation Committee oversees the assessment of risks related to the Company’s compensation policies and programs applicable to officers and employees, as discussed in greater detail below. Additionally, the Company’s management engages directly with Board committees to facilitate Board oversight in certain matters. For example, the Company’s management reports on the Company’s political contributions to the Nominating and Corporate Governance Committee. The Board also works with the Company’s management to assess, analyze and address the most likely areas of future risk for the Company. The Company has released voluntary reports covering its approach to building a foundation of responsible business strategies that drive value for its people, communities, and stockholders. The Company’s management anticipates regularly reviewing its voluntary reporting on such matters and providing periodic updates to the Board.

Risk Assessment in Compensation Programs

Management assesses the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations encourage or create undesired or unintentional risk of a material nature. The Compensation Committee also engaged its independent compensation consultant (Willis Towers Watson) to assess the Company’s executive compensation program. The risk assessment evaluated potential risk factors from three primary perspectives:

•	CoStar’s compensation structure and philosophy;

•	Pay program design and policies; and

•	Governance and the role of the Compensation Committee.

The Compensation Committee reviews all compensation programs but is focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. The Company supports the use of base salary, performance-based compensation and retirement plans that are generally uniform in design and operation throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered and are substantially identical throughout the Company, except that sales personnel are also eligible to receive sales commissions depending upon performance. Programs may differ by country due to variations in local laws and customs.

2025 PROXY STATEMENT 23

PROPOSAL 1 – ELECTION OF DIRECTORS

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the Compensation Committee’s oversight and administration of executive compensation programs.

Board Committees

AUDIT COMMITTEE

4 Meetings in 2024	Members • John W. Hill (Chair) • Angelique Brunner • Louise S. Sams	Independence Each member of the committee is independent and financially literate.	Audit Committee Financial Expert Each of Mr. Hill and Ms. Brunner meets the requirements defined in SEC rules.

Role and Responsibilities

The Audit Committee assists the Board in fulfilling its oversight responsibilities as to accounting policies, internal controls, the outside auditor’s qualifications, independence and performance, compliance with legal and regulatory requirements, cybersecurity and information security risk management, audit activities and reporting practices of the Company. The Audit Committee also produces the report of the Audit Committee included in this Proxy Statement. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. This charter is available in the “Leadership” section of the Company’s website under Governance Documents at http://investors.costargroup.com/leadership.

COMPENSATION COMMITTEE

1 Meeting in 2024	Members • Robert Musslewhite (Chair) • John W. Hill • Louise S. Sams	Independence Each member of the committee is independent.

Role and Responsibilities

The Compensation Committee operates under a written charter adopted by the Board and reviewed annually by the Compensation Committee. This charter is available in the “Leadership” section of the Company’s website under Governance Documents at investors.costargroup.com/leadership. The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, and produces the Compensation Committee report on executive compensation included in this Proxy Statement. In addition, the Board has designated the Compensation Committee as the Administrator of the 2024 Plan, ESPP, MSPP, and the Company’s cash incentive plan.

Compensation Committee Interlocks and Insider Participation

Messrs. Klein and Nassetta, each a non-employee director, served on the Compensation Committee during fiscal year 2024. Mr. Klein serves as the Chairman of the Board of the Company during 2024. None of the members of the Compensation Committee during fiscal year 2024 were officers or employees of the Company during or prior to fiscal year 2024 or had any relationship that is required to be disclosed as a transaction with a related person. During 2024, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer who served as a director or Compensation Committee member of the Company.

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PROPOSAL 1 – ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

1 Meeting in 2024	Members • Louise S. Sams (Chair) • Robert Musslewhite • John W. Hill	Independence Each member of the committee is independent.

Role and Responsibilities

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director candidates and performs a leadership role in shaping the Company’s corporate governance. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board and reviewed annually by the Nominating and Corporate Governance Committee. This charter is available in the “Leadership” section of the Company’s website under Governance Documents at http://investors.costargroup.com/leadership.

Corporate Governance Overview

Principles of Corporate Governance

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, adopted the Company’s Principles of Corporate Governance, which direct our Board’s actions with respect to, among other things, Board composition, director membership criteria, composition of the Board’s standing committees, and the Board’s performance evaluations. When identifying, screening, recruiting and recommending candidates to the Board, the Nominating and Corporate Governance Committee aims to include in each search (whether conducted in-house or with the assistance of a third-party search firm) qualified candidates who reflect a variety of backgrounds.

In April 2025, the Board amended the Principles of Corporate Governance to adopt a retirement policy providing that no director will be nominated for election or re-election to the Board if he or she would be 75 or older at the time of the election, unless the Nominating & Corporate Governance Committee and Board determine that the continued service of the director on the Board would be of benefit to the Company. The Company’s Principles of Corporate Governance can be found in the “Investors” section of the Company’s website under Corporate Governance – Governance Documents.

Majority Voting Standard

In a non-contested election, directors are elected by a majority of votes cast by stockholders (i.e., if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election). A non-contested election is an election where the number of nominees does not exceed the number of directors to be elected. In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our By-Laws if there are more nominees than positions on the Board to be filled at the meeting of stockholders as of the fifth business day prior to the date on which we file our definitive proxy statement with the SEC.

Meeting Attendance

Directors are expected to attend all meetings of the Board and the committees on which they serve. During 2024, the Board held seven meetings. In 2024, the Audit, Compensation, and Nominating and Corporate Governance Committees held four meetings, one meeting and five actions by written consent, and one meeting, respectively. During 2024, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee of the Board on which the director served, during the period in which the director so served.

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PROPOSAL 1 – ELECTION OF DIRECTORS

We encourage, but do not require, directors to attend the Annual Meetings of Stockholders. In 2024, one director attended the Annual Meeting of Stockholders.

Executive Sessions

Executive sessions of independent directors enable the Board to discuss matters, such as strategy, Chief Executive Officer and senior management performance and compensation, and board effectiveness, without management present. Any director may request additional executive sessions of independent directors.

Proxy Access

Our By-Laws allow eligible stockholders to propose director nominees for inclusion in the proxy statement in addition to the nominees proposed by the Board. The proxy access By-Law permits stockholders owning 3% or more of our issued and outstanding shares of common stock for at least three years, to nominate candidates for election to our Board. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board. The number of stockholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20. The stockholder(s) and nominee(s) must also satisfy the other requirements contained in our By-Laws.

Director Independence

The Board has determined that Messrs. Berisford, Hill, and Musslewhite, and Mses. Brunner, Glaser, McCarthy, and Sams are each independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. The Board also determined that Messrs. Klein and Nassetta and Ms. Kaplan, former directors, were each independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules during their Board service. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the relevant director. As part of this determination, the Board received information regarding Mr. Klein’s position as a trustee of the Shakespeare Theatre Company, a non-profit organization, and Mr. Hill’s position as an emeritus trustee of the Shakespeare Theatre Company. The Company made contributions to the Shakespeare Theatre Company of $50,000 in 2022, $50,000 in 2023, and $50,000 in 2024, which amounts are less than five percent of the consolidated gross annual revenues of the Shakespeare Theatre Company for those years. The Board also noted Mr. Hill’s position as director on the board of Step Afrika!, a non-profit organization. The Company made contributions to Step Afrika! of $7,500 in 2022 and $25,000 in 2024, which amounts are less than five percent of the consolidated gross annual revenues of Step Afrika! for those years. In addition, the Board considered that Mr. Nassetta serves as an executive officer of a company that subscribes to the Company’s services and from which the Company purchased services, and Ms. Brunner serves as Chief Executive Officer of a company that subscribes to the Company’s services. In each such case, the payments received by the Company were less than one percent of the Company’s consolidated gross annual revenues in each of the last three fiscal years. In addition, the payments from the Company to Mr. Nassetta’s company were less than one percent of the consolidated gross annual revenues of such company in each of the last three fiscal years. Further, the services provided by the Company to and received from the companies Mr. Nassetta and Ms. Brunner are affiliated with are on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Stockholder Communications with the Board

Stockholders may communicate with our Board by sending written correspondence to CoStar Group, Inc., Attention: Corporate Secretary, 1201 Wilson Blvd., Arlington, Virginia 22209. The Corporate Secretary opens and retains a copy of the contents of such correspondence and promptly forwards such correspondence to the Chair of the Nominating and Corporate Governance Committee and, if addressed to a particular committee or Board member, to that committee’s Chair or such Board member. The Corporate Secretary, together with the Chair of the Nominating and Corporate Governance Committee and his duly authorized agents, are responsible for collecting and organizing stockholder

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PROPOSAL 1 – ELECTION OF DIRECTORS

communications. Absent a conflict of interest, the Chair of the Nominating and Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications will be presented to the full Board, individual directors or other appropriate body.

Director Compensation

The Compensation Committee annually reviews director compensation for service on the Board and its committees and recommends director compensation and any changes to such compensation to the Board for approval. The Board annually reviews and approves director compensation based on the recommendations of the Compensation Committee. Directors who are also employees of the Company do not receive any additional compensation for service on the Board. The charts below show for 2024 the percentage of our Board Chair’s and all other directors’ compensation that is paid in stock as compared to cash to align their interests with those of our stockholders, and the following table shows the compensation we paid in 2024 to our non-employee directors who served the full year.

2024 Non-Employee Director Compensation

NAME	FEES EARNED OR PAID IN CASH(1) ($)		STOCK AWARDS(2) ($)	TOTAL ($)

Michael R. Klein, Board Chair	$130,000		$287,054	$417,054

Angelique G. Brunner	$ 50,000		$265,037	$315,037

John W. Hill	$ 50,000		$280,069	$330,069

Laura Cox Kaplan	$ 50,000		$262,076	$312,076

Robert W. Musslewhite	$ 50,000		$250,005	$300,005

Christopher J. Nassetta	$ 50,000		$287,054	$337,054

Louise S. Sams	$ 50,000		$265,037	$315,037

Michael J. Glosserman(3)	$ 25,000	(3)	—	—

(1)

Annual Retainers. This column shows the amount of cash compensation earned in 2024 for Board and committee service. Annual cash retainers are paid to directors in biannual installments and to the Chair in monthly installments. The Company also reimburses all directors for reasonable travel and out-of-pocket expenses incurred in connection with their duties as directors, including attendance at meetings.

(2)

Stock Awards. To align our non-employee directors’ annual compensation with stockholder interests, each non-employee director receives a restricted stock award for service on the Board and its committees. For service in 2024, non-employee directors received equity awards with the following grant date values: $250,000 for service on the Board (including the Board Chair); $30,000 for service as Chair of the Audit Committee; $15,000 for service on the Audit Committee; $25,000 for

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PROPOSAL 1 – ELECTION OF DIRECTORS

service as Chair of the Compensation Committee; $12,000 for service on the Compensation Committee; $25,000 for service as Chair of the Nominating and Corporate Governance Committee; and $12,000 for service on the Nominating and Corporate Governance Committee. Annual equity awards are granted on or around the date of the first regular Board meeting following the date of the annual meeting of stockholders, are payable in the form of restricted stock, and vest in four equal annual installments, subject to continued service on the vesting date. The number of shares of restricted stock subject to each award is determined by dividing the total dollar amount by the closing price of the Company’s common stock on the date of grant. This column shows the aggregate grant date fair value of shares of restricted stock granted in 2024 to each non-employee director, computed in accordance with FASB Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.”

The following table shows the aggregate number of shares of unvested restricted stock held by each non-employee director as of December 31, 2024. Other than as set forth below, the non-employee directors did not hold any other outstanding equity awards at fiscal year-end.

NAME	AGGREGATE SHARES OF UNVESTED RESTRICTED STOCK HELD AS OF 12/31/2024

Michael R. Klein, Board Chair	9,525

Angelique G. Brunner	6,140

John W. Hill	9,337

Laura Cox Kaplan	8,721

Robert W. Musslewhite	8,335

Christopher J. Nassetta	9,531

Louise S. Sams	8,836

(3)	Mr. Glosserman retired from the Board effective June 6, 2024. Mr. Glosserman received his biannual cash retainer in the amount of $25,000 on April 1, 2024.

Director Stock Ownership Policy

Under the Company’s Director Stock Ownership Policy, each non-employee director is required to own shares of the Company’s common stock with a value equal to five times the annual, standard director cash retainer. Newly appointed directors are required to meet the ownership requirement on or before the first December 31st following the fifth anniversary of the date of their appointment to the Board. The current directors are all in compliance with our Director Stock Ownership Policy.

The number of shares of unvested restricted stock held by each non-employee director as of December 31, 2024, is shown above by footnote to the 2024 Director Compensation table.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

The Board recognizes that Related Party (as defined below) transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Board has delegated authority to the Audit Committee to review and approve Related Party transactions, and the Audit Committee has adopted a written policy as detailed below, for the review, approval, or ratification of Related Party transactions.

A Related Party transaction, otherwise known as an “Interested Transaction” under our policy, is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company or any of its subsidiaries is a participant, and (c) any Related Party has or

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PROPOSAL 1 – ELECTION OF DIRECTORS

will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). An Interested Transaction does not include a transaction in which a Related Party has an indirect interest solely as a result of being (1) a director or a less than 10% beneficial owner of an equity interest in another entity, or both, or (2) a limited partner in a partnership in which the Related Party has an interest of less than 10%. A “Related Party” is any (a) person who is or was (since the beginning of the Company’s last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5% beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee will review all of the material facts of all Interested Transactions and either approve or disapprove of the entry into the Interested Transaction, subject to a limited list of enumerated transactions that are deemed to be pre-approved as described in the Interested Transactions policy. In determining whether to approve an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

Related Party Transactions

During 2024, no Related Party transaction (or “Interested Transaction”) occurred between the Company and any Related Party.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Executive Officers

Below is biographical information about each of our current executive officers as defined by the Exchange Act, including ages as of April 1, 2025.

Founder, President, and Chief Executive Officer Employee since 1987 Age 61

EXPERIENCE

Mr. Florance founded the Company in 1987. As President and Chief Executive Officer of the Company, Mr. Florance has directed the Company’s successful expansion from start-up, to its initial public offering in July 1998, to its market-leading position today. In his role, Mr. Florance manages an international service platform that includes the United States, United Kingdom, France, Spain, Germany, Canada, and several other countries throughout Asia Pacific and Latin America. While leading CoStar, he has identified, negotiated, and closed more than 30 acquisitions across six countries.

EDUCATION

B.A. (Economics), Princeton University

Chief Financial Officer Employee since 2024 Age 55

EXPERIENCE

Mr. Lown joined the Company in July 2024. Prior to his appointment as Chief Financial Officer, Mr. Lown served as executive vice president and chief financial officer of Freddie Mac from 2020 to 2024, where he was responsible for the company’s accounting, capital oversight, sustainability, financial controls, investor relations, financial planning and reporting, procurement and tax functions. Prior to Freddie Mac, Mr. Lown served as executive vice president and chief financial officer at Navient Corporation from 2017 to 2020. Prior to joining Navient, Mr. Lown spent 11 years at Morgan Stanley, where he held various roles, including Managing Director of the Financial Institutions Group, where he co-led the Global FinTech and North America Banks and Diversified Finance practices.

EDUCATION

B.A. (International Relations), University of Lynchburg

M.B.A, University of Virginia Darden School of Business

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PROPOSAL 1 – ELECTION OF DIRECTORS

Senior Vice President, Global Operations Employee since 1999 Age 58

EXPERIENCE

Ms. Ruggles joined the Company in November 1999 as a Field Research Photographer. Since joining the Company, Ms. Ruggles has served in various roles of increasing responsibility, including Field Research Operations Manager from 2000 to 2006, Director of Field Research from 2006 to 2009, Senior Director of Field Research from 2009 to 2013, Vice President of Field Research from 2013 to 2016, Senior Vice President of Portfolio Research from early 2016 until October 2016, and Senior Vice President, Global Research from 2016 until her appointment as Senior Vice President, Global Operations in 2022. During her tenure, she launched CoStar’s research coverage of numerous markets throughout the United States, facilitating the Company’s national expansion, launched research coverage in the United Kingdom, and was instrumental in establishing a Toronto-based research center and launching research coverage in Toronto, Canada. She was responsible for operationalizing CoStar’s first aerial research plane to collect high quality images of new construction in an expedited manner. Ms. Ruggles also established CoStar’s research headquarters in Richmond, Virginia, which focuses on the collection and curation of content for all CoStar Group products.

EDUCATION

B.A. (Photography), Savannah College of Art and Design

Chief Technology Officer Employee since 1999 Age 58

EXPERIENCE

Mr. Simuro joined the Company in December 1999 as Director of Information Systems. He served as Senior Vice President of Information Systems from May 2005 to January 2008 and was promoted to Chief Information Officer in January 2008. Most recently, in March 2015, Mr. Simuro was promoted to Chief Technology Officer. Prior to joining CoStar, Mr. Simuro was Director of Data Warehousing at GRC International (“GRC”). Prior to GRC, Mr. Simuro was a technology consultant specializing in operational efficiency and database technologies.

EDUCATION

B.A. (Computer Science), State University of New York - Geneseo

M.S. (Information Systems), George Washington University

President, Marketplaces Employee since 2000(1) Age 59

EXPERIENCE

Mr. Saint is responsible for product, marketing and business development for the Apartments.com network of online apartment listing websites, as well as CoStar’s Land and Businesses For Sale marketplaces. Mr. Saint joined the Company as a result of the Company’s acquisition of LoopNet in 2012, and served as President of LoopNet from April 2012 until January 2016, when he took over as President of Apartments.com. In September 2018, he was promoted to President, Marketplaces. He had previously joined LoopNet as President of Cityfeet and Vice President of LoopNet Business Development in August 2007 upon the acquisition of Cityfeet, where he had served as Chief Executive Officer from January 2004 to August 2007.

EDUCATION

B.S. (Business Administration), Wake Forest University

M.B.A. (Finance and Real Estate), The Wharton School of the University of Pennsylvania

(1)	Includes years of service with acquired companies.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Chief Human Resources Officer Employee since 2019 Age 59

EXPERIENCE

Mr. Desmarais joined the Company in July 2019. Prior to joining the Company, Mr. Desmarais was a Managing Director within Human Capital Management at Goldman Sachs & Co., a global investment bank and financial services company, from February 2002 to July 2019. Over the course of more than 17 years, he contributed innovative thought leadership and held a variety of senior positions including Head of Human Resources for Engineering from January 2018 to July 2019, Chief Operating Officer for the Human Capital Management division from January 2017 to January 2018 and Head of Global Recruiting from March 2013 to January 2017. Additionally, he spent approximately ten years in Executive Search where he was responsible for establishing and managing the New York City region for Vendor Professional Services, NV from September 1993 to February 2002. Mr. Desmarais began his career in public accounting at KPMG and later Grant Thornton, becoming a Certified Public Accountant in 1993.

EDUCATION

B.S. (Accounting), Stonehill College

General Counsel and Corporate Secretary Employee since 2022 Age 50

EXPERIENCE

Mr. Boxer joined the Company in March 2022. Previously, Mr. Boxer served as Executive Vice President, Group General Counsel, of Sirius International Insurance Group from August 2016, and as its Chief Strategy Officer from September 2018 until February 2021. From January 2011 until October 2015, Mr. Boxer served as Global General Counsel of Cushman & Wakefield, where he headed the Legal and Compliance functions and served as a member of the Executive Committee and Global Management Committee, and Co-Chaired the Global Enterprise Risk Management Committee, of the firm. From October 2006 until January 2011, Mr. Boxer served as a senior member of the Restructuring Group and Legal Mergers & Acquisitions Group of American International Group, Inc. (AIG). Prior to October 2006, Mr. Boxer practiced at Milbank, LLP, focusing on mergers and acquisitions and securities offerings.

EDUCATION

B.S. (Finance and International Business), New York University, Leonard N. Stern School of Business

J.D., Boston University School of Law

2025 PROXY STATEMENT 32

Proposal 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. As a matter of good corporate governance, the Board is asking stockholders to ratify this appointment. If stockholders do not ratify this appointment, the Audit Committee may reconsider such appointment and consider other accounting firms.

Ernst & Young LLP has served as the independent registered public accounting firm for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

Ernst & Young LLP Fees and Services

For the years ended December 31, 2023 and 2024, Ernst & Young LLP billed CoStar the fees set forth below, including expenses, in connection with services rendered to CoStar:

	YEAR ENDED DECEMBER 31, 2023	YEAR ENDED DECEMBER 31, 2024

Audit Fees(1)	$1,555,869	$2,444,878

Audit-Related Fees(2)	$ 483,731	$ 260,000

Tax Fees(3)	$ 69,718	$ 0

All Other Fees(4)	$ 7,632	$ 7,662

Total	$2,116,950	$2,712,540

(1)

Audit Fees include fees in connection with CoStar’s: (i) annual consolidated financial statements; (ii) quarterly interim financial information; (iii) statutory audits required internationally; and (iv) registration statements.

(2)	Audit-Related Fees consist of due diligence on acquisitions and attestation reports for service organizations.

(3)	Tax Fees primarily consist of acquisition-related tax consulting services.

(4)	All Other Fees consist of subscription fees for access to Ernst & Young LLP’s library of accounting and financial reporting guidance.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the

2025 PROXY STATEMENT 33

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for services to be performed by CoStar’s independent registered public accounting firm are established on an annual (for audit services) or periodic (for permissible non-audit services) basis, detailed as to a particular service or category of services to be performed. Any audit or non-audit service fees that may be incurred by CoStar that fall outside the pre-approved limits must be reviewed and approved by the Chair of the Audit Committee or the Audit Committee as a whole prior to the performance of services. CoStar’s independent registered public accounting firm reports to the Audit Committee on a quarterly basis on all services rendered by the independent registered public accounting firm that were pre-approved and all fees paid to the independent registered public accounting firm for such services since the previous quarter’s Audit Committee meeting. The Audit Committee may revise its pre-approval spending limits and policies at any time.

All fees paid to the independent registered public accounting firm in 2024 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimis” exception established by the SEC for the provision of non-audit services.

2025 PROXY STATEMENT 34

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to GAAP.

In this context, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for 2024;

•	discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the PCAOB and the SEC;

•

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and management; and

•	considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2024 Annual Report for filing with the SEC.

By the Audit Committee

of the Board of Directors

John W. Hill, Chair

Angelique G. Brunner

Louise S. Sams

2025 PROXY STATEMENT 35

Proposal 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(SAY-ON-PAY)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our NEOs identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2024 Summary Compensation Table and other related compensation tables and narrative accompanying the “Compensation Discussion and Analysis” in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s recent and long-term success.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of CoStar Group, Inc. approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board and the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. At the 2024 Annual Meeting, approximately 92% of the votes cast were for approval of the “say-on-pay” advisory vote.

At our annual meeting of stockholders held on June 8, 2023, our stockholders selected “1 Year” as the recommended frequency for future “say-on-pay” advisory votes. As a result, we expect to continue to submit our say-on-pay proposal to our stockholders at each annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

2025 PROXY STATEMENT 36

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our executive compensation programs and compensation decisions for our NEOs for 2024. Our Compensation Committee is responsible for reviewing our executive compensation program and for reviewing and approving the compensation arrangements for our NEOs. Our NEOs for 2024 were:

NAME	TITLE

Andrew C. Florance	Chief Executive Officer and President

Scott T. Wheeler(1)	Former Chief Financial Officer

Christian M. Lown(2)	Chief Financial Officer

Lisa C. Ruggles	Senior Vice President, Global Operations

Frederick G. Saint	President, Marketplaces

Frank A. Simuro	Chief Technology Officer

(1)	Mr. Wheeler retired from the Company on June 15, 2024.

(2)	The Company appointed Mr. Lown as Chief Financial Officer effective July 1, 2024.

Executive Compensation Program Objectives

Our Compensation Committee is responsible for designing and maintaining the Company’s executive compensation program consistent with the objectives below. The Company’s executive compensation program seeks to:

•	Link executive compensation with the achievement of overall corporate goals;

•	Encourage and reward superior performance;

•	Maintain competitive compensation levels in order to attract, motivate and retain talented executives; and

•	Align executives’ interests with those of the Company’s stockholders.

2025 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policies and Practices

Below we highlight certain key characteristics of our executive compensation practices that we believe align executive compensation with stockholder interests and promote good governance.

Purpose	Compensation Program/Policy

Structure executive compensation program with focus on achievement of Company performance goals.	Equity incentive compensation granted in 2024 consisted (based on grant date value at target) 45% of annual performance-based restricted stock (which vest ratably over three years after grant), 15% of stock options (which vest ratably over three years after grant), and 40% of long-term performance shares (which vest based on achievement of a three-year cumulative revenue goal and are subject to adjustment based on the Company’s TSR over the same period).

Structure executive compensation program to include both long-term and short-term performance goals.	Awards under our equity incentive compensation program include a three-year performance metric for the long-term performance shares, and a one-year performance metric for the annual performance-based restricted stock and our annual incentive plan includes a one-year performance metric for cash incentive awards.

Align executives’ interests with stockholders’ interests.	In order to even more closely align long-term incentives with stockholder results, our equity incentive compensation program provides for adjustment of the long-term performance shares issued to executives based on the Company’s TSR relative to the Russell 1000 index for performance shares granted prior to 2023 and measured against the S&P 500 index for performance shares granted since February 2023.

Structure annual and long-term incentive compensation so that payouts are based on different performance metrics.

The executive compensation program utilizes distinct performance metrics as follows:

•  Annual incentive plan – EBITDA and individual objectives

•  Annual performance-based restricted stock – net income

•  Performance shares – three-year cumulative revenue goal, adjusted by the Company’s relative TSR (measured against the Russell 1000 index for performance shares granted prior to 2023, and beginning with 2023 performance awards, measured against the S&P 500 index).

Structure executive compensation to motivate and reward performance and retain executives, but generally keep in line with median peer values.	Aggregate target value at grant date of equity compensation granted to executives in 2024 was generally targeted between the 50th and 75th percentiles of peer company data.

Maintain robust executive compensation corporate governance policies.

The Company has executive and director stock ownership policies as follows:

•  Chief Executive Officer and President – 6X base salary

•  Other executive officers – 2X base salary

•  Non-employee directors – 5X annual, standard director cash retainer

The Company has a clawback policy for cash and equity awards in the event of certain financial restatements.

The Company maintains Principles of Corporate Governance.

The Company prohibits directors, officers and employees from engaging in pledging and hedging transactions in Company stock.

2025 PROXY STATEMENT 38

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO	X	WHAT WE DON’T DO

•  Pay for Performance. At least 80% of our NEOs’ target total compensation is performance-based and tied to performance metrics aligned with our short- and long-term objectives. We tie annual pay to objective performance metrics, including our fiscal year 2024 EBITDA and net income. We tie long-term pay to three-year cumulative revenue and relative TSR. We ask our independent compensation consultant (Willis Towers Watson) to evaluate the alignment of pay and performance relative to our peer group.

•  Total Stockholder Return Metric and Stock Price Performance. We link executive compensation to stock price performance by factoring relative TSR in determining performance share payouts. Further, stock options and performance-based restricted stock are awarded annually, and the value of those awards to the executives is ultimately based on stock price performance.

•  Executive Stock Ownership Guidelines. Executives are expected to own shares of CoStar common stock with a value equal to at least two to six times base salary, depending on position.

•  Vesting Period on Equity Awards. Options and annual performance-based restricted stock generally vest ratably over three years.

•  Clawback Policy. In 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1). The Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

•  Target Pay. We generally target each component of pay between the 50th and 75th percentiles of peer company data, except as may otherwise be appropriate to reflect promotions, tenure, new-hire needs, internal pay equity, and other circumstances. The Compensation Committee periodically reviews the compensation peer group and makes adjustments, when appropriate, to keep pay practices competitive and in line with investor expectations.

•  Limit Transactions Involving Company Stock. We prohibit executive officers from hedging Company stock or margining or pledging shares.

•  Limited Employment Agreements. We do not provide our NEOs, with the exception of Messers. Florance, Wheeler and Lown, with employment agreements or offer letters that provide severance payments. A Company-wide severance policy provides minimal severance pay tied to tenure to executives who incur a qualifying termination of employment and is available generally to all salaried employees.

•  Limited Golden Parachute Gross-Up. We do not provide a 280G golden parachute excise tax gross up to any executive other than our Chief Executive Officer, who has had the provision in his employment agreement since 1998.

•  No Guaranteed Minimum Payouts. We do not have guaranteed minimum payment levels for executives’ cash incentives or performance-based equity awards.

•  No Repricings. Our stock incentive plans and Nasdaq listing standards prohibit us from repricing options without stockholder approval.

2025 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance

Our executive compensation program is designed to hold our executives accountable for corporate results over the short and long term, and to reward them for successful execution. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The charts below illustrate the percentage of 2024 compensation (based on target award opportunities) that was performance-based (including cash incentives, restricted stock, the value of which was determined based on performance in the prior fiscal year (2023), long-term performance shares and options), and the percentage that was fixed (consisting solely of base salary).

(1)	All NEOs who served the full year in 2024.

The Compensation Committee links executive compensation to the attainment of challenging goals. Cash compensation includes payments under our executive annual cash incentive plan that are based on Company performance relative to operational goals as well as individual performance. Equity-based compensation is used to align executive compensation with the long-term interests of our stockholders, including a focus on increasing the Company’s TSR both on an absolute and a relative basis.

2024 Business Highlights

2024 was another prosperous year for CoStar. We delivered exceptional results for the full year 2024, achieving revenue growth of 11% and generating strong net new bookings totaling $250 million. Our commercial information and marketplace businesses delivered a 43% profit margin in 2024.

The launch of Homes.com in 2024 has been very successful. In just one year, Homes.com has become the second largest – and fastest growing – residential real estate marketplace in the United States with over 110 million average monthly unique visitors. Our strategic marketing campaign has led to a rise in unaided brand awareness from 4% to 33%. As the first and only U.S. company focused on marketing homes and their agents, our message is resonating. We achieved $59 million in net new bookings and signed on 11,000 member agents just since February 2024.

Apartments.com had another successful year in 2024, achieving revenue of $1.1 billion with growth of 17% over the prior year. CoStar generated $1 billion in revenue with impressive growth of 10% over 2023 during continued headwinds in the commercial real estate market.

2025 PROXY STATEMENT 40

COMPENSATION DISCUSSION AND ANALYSIS

We continue to invest in our future and, as a result, we have achieved 55 consecutive quarters of double-digit revenue growth through the end of 2024. We have strong liquidity, ending 2024 with approximately $4.7 billion of cash and cash equivalents, compared to just under $1.0 billion of long-term debt carrying a 2.8% annual interest rate maturing in 2030.

$2.74B TOTAL REVENUE $250M NET NEW BOOKINGS	$139M NET INCOME $241M ADJUSTED EBITDA(1)

(1) Adjusted EBITDA is a non-GAAP measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Income and for a discussion of management’s use of non-GAAP measures and other operating metrics.

Elements of Compensation

Each year, the Compensation Committee approves a compensation arrangement for each of the Company’s NEOs that specifies the NEO’s (i) base salary, (ii) annual cash incentive (bonus) potential based on a percentage of base salary subject to achievement of individual and/or corporate goals, and (iii) equity awards, including the annual performance-based restricted stock that is granted based on achievement of prior year corporate goals and stock options, both of which are subject to service-based vesting conditions, as well as performance-based restricted stock that vests based on achievement of predetermined, objective goals over a multi-year period.

2025 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes each of these elements of our compensation program, as well as how each element is set and is linked to performance.

	COMPONENT	ROLE	HOW IT’S SET/LINKS TO PERFORMANCE

FIXED	Base Salary	• To provide a consistent income stream • Comprise a low percentage of total compensation	• Reviewed annually in light of responsibilities, performance, internal pay equity, total compensation, and advice of the Compensation Committee’s independent consultant

VARIABLE CASH	Annual Cash Incentive Compensation	• Rewards achievement of annual company financial goals and personal performance goals	• Variable based on the Company’s corporate performance and achievement of individual goals for the prior year • Key financial metric for fiscal 2024: EBITDA

VARIABLE EQUITY	Stock Options	• Increase alignment with stockholders • Executive retention	• Potential value of awards increases or decreases with stock price • Vests over three years
	Annual Performance-Based Restricted Stock	• Increase alignment with stockholders • Executive retention	• Based on company performance • Key financial metric for 2024 net income • Payout range is 0-200% based on achievement • Vests over three years
	Performance Share Awards	• Rewards achievement of longer-term financial goals • Executive retention • Value is based on achievement of three-year revenue growth goals and relative TSR

•  Payout range is 0-200% of target award

•  Vests based on achievement of a three-year cumulative revenue performance goal, subject to adjustment +/-20% based on relative TSR

•  Key financial metric: cumulative three-year revenue

OTHER	Other Compensation	• To allow executive officers to participate in other employee benefit plans	• Executives may participate in all other CoStar compensation and benefit programs on the same terms as other eligible employees

2025 PROXY STATEMENT 42

COMPENSATION DISCUSSION AND ANALYSIS

Performance Measures and Time Horizons

We use a combination of performance measures and service-based vesting conditions to foster and reward performance. The following chart summarizes the relevant performance measures and time frames used for our variable pay elements.

2024 Base Salaries

Base salaries provide a minimum, fixed level of cash compensation for the NEOs. Salary levels of the executive officers are reviewed annually by the Compensation Committee. In establishing salary levels, the Compensation Committee considers each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of similarly situated executives within the Company, market data on base salary and total compensation levels, including Willis Towers Watson peer group and survey data, and current market conditions.

In 2024, the Compensation Committee conducted its annual review of NEO salaries and adjusted the base salaries of our NEOs between 4%-5%, except for Messrs. Florance and Wheeler, in each case to bring them in line with our peer group. Following the Compensation Committee’s review and adjustment (effective February 2024), the NEO salaries were as follows:

NAME	2024 ANNUAL BASE SALARY

Andrew C. Florance	$1,000,000

Scott T. Wheeler	$575,000

Christian M. Lown(1)	$550,000

Lisa C. Ruggles	$575,000

Frederick G. Saint	$575,000

Frank A. Simuro	$630,000

(1)	Mr. Lown’s annual base salary was established in connection with the commencement of employment with the Company on July 1, 2024.

2024 Annual Cash Incentive Awards

The Compensation Committee administers an annual cash incentive program under which our NEOs may earn a cash incentive bonus based on a fixed target percentage of base salary during the fiscal year if individual and corporate performance objectives for the fiscal year are achieved. At the beginning of each year, the Compensation Committee establishes individual goals for each NEO, other than the Chief Executive Officer, based upon recommendations from our Chief Executive Officer, as well as Company financial goals that apply to all NEOs that are based upon recommendations

2025 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

from our Chief Executive Officer and our Chief Financial Officer. The Compensation Committee determines the target percentages of base pay for each NEO based on market and competitive conditions, peer company practices, and internal pay equity considerations. The Compensation Committee also determines the weighting of the various individual and Company financial goals, based upon position and functional accountability and responsibility, as well as recommendations from our Chief Executive Officer. The target percentages and weighting of the various individual and Company financial goals may vary among the NEOs and are subject to change from year to year. After the completion of each year, the Compensation Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonuses to be paid to the NEOs.

In the Compensation Committee’s view, the use of annual performance-based cash incentive bonuses creates a direct link between executive compensation and individual and corporate performance. Therefore, the annual performance-based cash incentive bonus is generally divided into two components, one tied to corporate performance and one tied to individual performance. As discussed in greater detail below, the Compensation Committee sets a threshold, target and maximum award for the corporate performance objectives. The annual performance-based cash incentive bonus provides each NEO with the potential to earn awards up to two times the amount of their target award value for exceptional performance as measured against metrics and goals, each of which is discussed below. If the maximum is achieved, the NEOs receive 200% credit for the corporate performance portion of the award. If the target is achieved, the NEOs receive 100% credit for the corporate performance portion of the award. If the threshold level of corporate performance is not reached, the NEO does not receive any amount in respect of that portion of the award. Achievement of the individual performance goals are subjective and executives can receive between 0% and 200% credit for that portion of the award.

In February 2024, the Compensation Committee set the weighting of the various individual and Company financial goals, and the threshold, target, and maximum annual cash incentive awards for all NEOs based upon the NEO’s individual responsibilities, competitive practices, and internal pay equity considerations. The following table shows each NEO’s 2024 potential cash incentive award values at threshold, target and maximum, expressed as a percentage of his or her base salary.

	WEIGHTING OF GOALS		POTENTIAL AWARDS AS A PERCENTAGE OF BASE SALARY

NAME	INDIVIDUAL GOALS	CORPORATE GOAL	THRESHOLD (50% OF TARGET)	TARGET	MAXIMUM (200% OF TARGET)

Andrew C. Florance	0.0%	100.0%	75.0%	150.0%	300.0%

Scott T. Wheeler	35.0%	65.0%	47.5%	95.0%	190.0%

Christian M. Lown(1)	35.0%	65.0%	47.5%	95.0%	190.0%

Lisa C. Ruggles	50.0%	50.0%	47.5%	95.0%	190.0%

Frederick G. Saint	40.0%	60.0%	50.0%	100.0%	200.0%

Frank A. Simuro	50.0%	50.0%	50.0%	100.0%	200.0%

(1)	Mr. Lown’s weighting of individual goals were established in connection with the commencement of employment with the Company on July 1, 2024.

Individual Performance Goals and Achievement

At the beginning of each year, the Compensation Committee establishes individual goals for each NEO other than the Chief Executive Officer, who does not have individual goals. After the completion of each year, the Compensation Committee reviews individual performance to determine the extent to which the goals were achieved. The determination as to whether the individual performance goals have been achieved is subjective and executives can receive between 0% and 200% credit for that portion of the award. The applicable 2024 individual performance goals set by the Compensation Committee for each NEO other than the Chief Executive Officer and percentage of such goals achieved for each NEO are summarized in the table below.

2025 PROXY STATEMENT 44

COMPENSATION DISCUSSION AND ANALYSIS

NAME	2024 INDIVIDUAL GOALS	% OF GOALS ACHIEVED

Christian M. Lown	• Build best-in-class Finance operation scaled to CoStar’s requirements in U.S. and internationally • Ensure timely reporting for SEC financial filings • Drive efficiencies across CoStar • Identify, track and source M&A targets • Maintain and identify new opportunities for investor engagement	200%

Lisa C. Ruggles	• Create and manage to effective OKRs for each major division within Research function • Support Homes.com product through photography • Support CoStar Group international expansion • Build succession plan for key roles in Research function	150%

Frederick G. Saint	• Help Apartments.com achieve revenue, EBITDA margin, and contribution goals • Continue to recruit and fill key roles within the Apartments.com organization • Achieve continued growth in Apartments.com site traffic • Develop and launch targeted marketing campaigns • Achieve revenue and margin contribution goals for other marketplaces	135%

Frank A. Simuro	• Continue supporting monetization and growth of residential products • Oversee enhancements to CoStar Suite, CoStar Benchmark and Lender products • Achieve organic traffic growth on Apartments.com • Support customer experience improvements to LoopNet product	200%

Corporate Performance and Achievement

For the corporate performance objectives, the Compensation Committee sets a threshold, target and maximum performance level. If the maximum level of corporate performance is achieved, the NEOs receive 200% credit for the corporate performance portion of the award. If the target level of corporate performance is achieved, the NEOs receive 100% credit for the corporate performance portion of the award. If the threshold level of corporate performance is achieved, the NEOs receive 50% credit for the corporate performance portion of the award. If the threshold level of corporate performance is not reached, the NEO does not receive any amount in respect of that portion of the award. Credit for performance between threshold and target and between target and maximum is determined by linear interpolation.

The Compensation Committee approved a Company-wide financial goal for the annual cash incentive plan based on the Company’s achievement of EBITDA included in the Company’s 2024 Annual Budget. The EBITDA goal is intended to reflect the Company’s expected investments and strategic initiatives. In 2024, the Company’s EBITDA goal was lower than in the prior year to reflect the Company’s expected significant investment in its residential marketplace business, specifically increases in marketing expense and brand awareness campaigns, primarily relating to Homes.com. Given the anticipated investment in the residential marketplace business, the Compensation Committee believed that the EBITDA target goal was challenging to achieve. The Compensation Committee also determined that setting an EBITDA-based performance goal would incentivize management to further drive stockholder value.

2025 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

The following graphic shows the threshold, target, and maximum EBITDA goals and payout percentages for 2024 performance, as well as the actual EBITDA and payout percentage determined by the Compensation Committee for 2024 performance (dollar amounts in millions).

2024 Performance Against Individual and Corporate Objectives

Based on the individual and corporate achievements relative to the targets set at the beginning of the year 2024, in February 2025, the Compensation Committee awarded the annual cash incentive awards shown in the table below. Mr. Wheeler notified the Company in February 2024 of his intent to retire and retired effective June 15, 2024. Consequently, Mr. Wheeler was not eligible to receive a cash incentive award for 2024.

NAME	ACHIEVEMENT OF INDIVIDUAL GOALS	WEIGHTING OF INDIVIDUAL GOALS	ACHIEVEMENT OF CORPORATE GOAL	WEIGHTING OF CORPORATE GOAL	TOTAL ACHIEVEMENT	TARGET AS A % OF SALARY	ACTUAL AWARD AS A % OF SALARY	ACTUAL CASH AWARD ($)

Andrew C. Florance	—	—%	200%	100%	200.0%	150%	300.0%	$3,000,000

Christian M. Lown	200%	35%	200%	65%	200.0%	95%	190.0%	$ 525,355(1)

Lisa C. Ruggles	150%	50%	200%	50%	175.0%	95%	166.3%	$ 955,938

Frederick G. Saint	135%	40%	200%	60%	174.0%	100%	174.0%	$1,000,500

Frank A. Simuro	200%	50%	200%	50%	200.0%	100%	200.0%	$1,260,000

(1)	Mr. Lown’s annual cash award for 2024 was prorated in recognition of his partial year of employment

Equity Incentive Compensation

The Compensation Committee has designed the executive equity incentive compensation program to align executive incentives with long-term stockholder value and with a view toward executive retention. The Compensation Committee believes that equity-based compensation and executive ownership of the Company’s stock help support the Compensation Committee’s goal that the Company’s NEOs have a continuing stake in the long-term success of the Company.

Each NEO was eligible to receive equity awards under the 2016 Plan. The Compensation Committee generally grants time-based restricted stock and/or stock options to each executive when he or she joins the Company or in connection with promotion to an executive position as an incentive to accept the position and become a member of the Company’s executive team. As set forth in more detail below, the Compensation Committee generally also makes annual grants of equity awards as part of the executive compensation program. Over the past few years, those grants have consisted of restricted stock and stock options. In support of stockholders’ belief that a greater portion of the equity awards should be long-term performance awards, the restricted stock portion of the annual grants consists of (i) an award that covers a

2025 PROXY STATEMENT 46

COMPENSATION DISCUSSION AND ANALYSIS

number of shares of restricted stock determined based on the achievement of the prior year’s net income goal and is subject to time-based vesting following grant and (ii) a performance-based grant of restricted stock that vests based on achievement of a three-year cumulative revenue goal and is subject to adjustment based on the Company’s relative TSR over the three-year performance period. Under the program, target award values are determined at the time of grant.

	STOCK OPTIONS	PERFORMANCE-BASED RESTRICTED STOCK	PERFORMANCE SHARE PLAN

% of Target Value

Grant Determination Process	Target value ranges by position	Target value ranges by position; actual grant set by previous year’s performance	Target value ranges by position

Vesting / Performance Period	3-year vesting		3-year performance cycle with vesting upon achievement and Compensation Committee certification

Performance Goals	N/A	Net income for prior fiscal year; performance scale up to maximum of 200%	Multi-year goals—3-year cumulative revenue, plus relative TSR kicker (+/- 20% payout modifier)

The three-year performance shares vest based on long-term (i.e., multi-year) performance, which encourages executives to achieve sustained growth and provides a direct link in the long-term incentive plan to long-term revenue growth. The shares earned, if any, as a result of the Company’s three-year revenue relative to the revenue goal will be positively or negatively adjusted based on the Company’s three-year TSR relative to the three-year TSR of the companies included within a stock market index, in order to tie the value of the equity awards to the Company’s performance and appreciation of the Company’s stock price relative to the performance of other companies within the index. For purposes of legacy performance awards with performance periods starting before 2023, the Compensation Committee chose the Russell 1000 index (which measures the performance of the large cap segment of the U.S. equity markets and represents approximately 90% of the U.S. market as measured by capitalization) in order to closely align the three-year performance goal with that of the U.S. equity market. The Compensation Committee had previously determined that the Russell 1000 index would provide a comprehensive and unbiased barometer against which to compare the Company’s TSR. In September 2022, the Company was added to the S&P 500 index and, beginning with the performance awards granted in February 2023 for the 2023-2025 performance period, the Compensation Committee chose the S&P 500 index for purposes of comparing the Company’s three-year relative TSR.

As explained below, the Compensation Committee decided to grant various types of equity awards because each type of award helps achieve some of the objectives of the executive compensation program.

•

Restricted Stock: Restricted stock awards have value when they vest regardless of the stock price, so they have retention value even if the Company’s common stock price declines or stays flat from the grant date.

•

Performance Shares: Grants of performance shares that vest based on achievement of a long-term performance goal also provide a long-term (i.e., multi-year) performance measurement that encourages executives to achieve sustained growth, increases executives’ focus on longer-term financial goals and further links executives’ interests with those of our stockholders.

•

Options: Options have a performance-based element because the option holder realizes value only if the stockholders also realize value (i.e., if the price of the Company’s common stock has increased from the grant date at the time the option is exercised).

The value of the annual equity compensation awards granted to our NEOs is based on a target award dollar amount and varies among NEOs by position depending upon individual responsibility and performance, external market and peer group practices, internal pay equity considerations, and, with respect to the annual performance-based restricted stock awards, achievement of the performance criteria as described below. Consistent with the program philosophy of aligning executive

2025 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

incentives with long-term stockholder value and with a view toward executive retention, the Compensation Committee has generally set the aggregate target equity compensation between the 50th and 75th percentiles of peer company data provided by its compensation consultant, where available, but retains discretion to set target award levels based on the considerations set forth above.

All grants of equity awards to our NEOs made in 2024 were made under the Company’s 2016 Plan. Under the 2016 Plan, recipients of restricted stock are entitled to receive all dividends and other distributions, if any, paid with respect to the common stock. The Compensation Committee will determine if any such dividends or distributions will be automatically reinvested in additional shares of restricted stock and subject to the same restrictions as the restricted stock or whether the dividend or distribution will be paid in cash.

The below illustrates the performance periods and grant timing for each of our equity awards:

2022
2023
2024
2025
2026
2027
2028
Performance Based Restricted Stock
2022-2023 Performance Period
2023-2024 Performance Period
2024-2025 Performance Period
Stock Options
Performance Share Plan
2023 - 2025 Performance Period
2024 - 2026 Performance Period
2025 - 2027 Performance Period
2026 - 2028 Performance Period
First Quarter 2023 2022 Performance Based Restricted Stock Shares Grant; 3-Year Time Vesting Begins
First Quarter 2024 2023 Performance Based Restricted Stock Shares Grant; 3-Year Time Vesting Begins
First Quarter 2025 2024 Performance Based Restricted Stock Shares Grant; 3-Year Time Vesting Begins
First Quarter 2026 2023 Performance Share Plan Award Vesting Upon Achievement and Compensation Committee Certification
First Quarter 2027 2024 Performance Share Plan Award Vesting Upon Achievement and Compensation Committee Certification
First Quarter 2028 2025 Performance Share Plan Award Vesting Upon Achievement and Compensation Committee Certification
First Quarter 2023 2023 Stock Option Grant; 3-Year Time Vesting Begins
First Quarter 2024 2024 Stock Option Grant; 3-Year Time Vesting Begins
First Quarter 2025 2025 Stock Option Grant; 3-Year Time Vesting Begins

Annual Performance-Based Equity Incentive Awards Granted in 2024

In February 2023, the Compensation Committee set targets for the potential performance-based equity incentive award for each NEO, which were granted in 2024. Each NEO had the potential to earn up to two times their annual performance-based restricted stock target award value for exceptional performance as measured against a net income goal.

In February 2023, the Compensation Committee established a net income goal for purposes of the performance-based equity incentive awards. In light of transaction expenses associated with the acquisition of OnTheMarket and recognizing the impact of expenses due to litigation to protect the Company’s intellectual property, the Compensation Committee adjusted the net income goal for 2023 to $366.967. The net income goal for 2023 reflected the Company’s expected investments and strategic initiatives to support and sustain the long-term growth of the Company, including a significant strategic investment in increased marketing. The net income target for 2023 was set at a level the Compensation Committee believed was challenging given the profitability growth target expected to be achieved while continuing to make strategic investments. As a result of the investments made in the business and the performance of our management team, the Company achieved stronger than expected net new bookings, which together with management’s focus on operational efficiency and cost controls and management initiatives implemented during the year, resulted in stronger than forecasted earnings results.

2025 PROXY STATEMENT 48

COMPENSATION DISCUSSION AND ANALYSIS

The following graphic shows the threshold, target, and maximum net income goals and payout percentages for 2023 performance, as well as the actual net income and payout percentage determined by the Compensation Committee for 2024 performance (dollar amounts in millions). From 80% to 100% of target net income, interpolation is 2.5% of target award for every tenth of a percent of achievement of target net income. From 100% to 105% of target net income, interpolation is 20.0% of target award for every tenth of a percent of achievement of target net income.

In February 2024, the Compensation Committee determined, based on the Company’s achievement of net income of $404.6 million in 2023, that achievement of the net income goal was 110.26% of the target. As a result, each NEO (other than Messrs. Lown and Wheeler) was awarded 200% of the target award set in February 2023. The table below shows the target award amount, extent of achievement, award value earned, and number of shares granted to each NEO in 2024. The shares granted to each NEO vest in three equal annual installments, subject to continued service. Because Mr. Wheeler notified the Company of his intent to retire in February 2024, he was not awarded performance-based shares.

NAME	2023 PERFORMANCE- BASED TARGET EQUITY AWARD VALUE	EXTENT OF ACHIEVEMENT(1)	AWARD VALUE EARNED	SHARES GRANTED(2)

Andrew C. Florance	$7,200,000	200%	$14,400,000	178,000

Lisa C. Ruggles	$1,125,000	200%	$ 2,250,000	27,800

Frederick G. Saint	$1,350,000	200%	$ 2,700,000	33,400

Frank A. Simuro	$2,475,000	200%	$ 4,950,000	61,200

(1)

NEOs could receive between 0% and 200% credit for the net income goal, depending upon actual net income achieved in 2023. Credit for performance between target and maximum is determined by linear interpolation. For 2023, no credit was given for performance below target, and credit was capped at 200% of target.

(2)	The number of shares granted is determined by dividing the award value earned by the average fourth quarter price of the Company’s stock ($80.94 for 2023), rounded to the nearest hundred shares.

Stock Option Awards Granted in 2024

The Compensation Committee supplements the NEOs’ annual restricted stock awards with an annual award of stock options. Annual option grants are also based on the target award values determined as of the date of grant and vest pro rata in annual installments over three years. The value actually awarded to each NEO is converted to the number of options based on our compensation consultant’s assessed value per option calculated using the Black-Scholes model. The exercise price for each option is equal to the closing price of the Company’s common stock on the date of grant, which is the date of approval by the Compensation Committee.

2025 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

In February 2024, the Compensation Committee awarded stock options to each of the NEOs (other than Messrs. Lown and Wheeler). The table below sets forth the option award values and the number of shares of common stock underlying each option award for the option grants to the NEOs. Because Mr. Wheeler notified the Company of his intent to retire in February 2024, he was not awarded stock options for 2024.

NAME	OPTION AWARD VALUES	SHARES UNDERLYING OPTION AWARDS(1)

Andrew C. Florance	$2,400,000	90,500

Lisa C. Ruggles	$ 375,000	14,200

Frederick G. Saint	$ 450,000	17,000

Frank A. Simuro	$ 825,000	31,200

(1)

The number of shares subject to the options granted is determined by dividing the option award value by our compensation consultant’s assessed value per option calculated using the Black-Scholes model, rounded up to the nearest 100 shares. The amounts reported in this table under “Option Award Values” differ from the grant date fair values for these awards reported in the “2024 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement.

Multi-Year Performance-Based Equity Incentive Awards

Each year, the Compensation Committee awards the NEOs shares of restricted stock subject to vesting based on achievement of a three-year cumulative revenue goal and adjustment based on the Company’s achievement of TSR relative to TSR of companies within a defined peer group over the same three-year period. Each NEO who was granted an award has the potential to earn up to two times his or her three-year performance stock target award value for exceptional performance as measured against the pre-established revenue goal, plus up to an additional 20% based on the Company’s relative TSR over the same three-year period.

NEOs can receive between 0% and 200% credit for the revenue component of their three-year performance stock award, depending on actual, cumulative revenue achieved over the three-year performance period. Credit for performance between threshold performance (95% of target revenue) and target performance and between target performance and maximum performance (102% of target revenue) is determined by linear interpolation. No credit is given for performance below the threshold level of performance and credit is capped at 200% of target. For performance at threshold performance (95% of target revenue), the NEOs receive 50% of target performance shares. After the number of earned performance shares is determined based on the cumulative revenue for the three-year period, the TSR modifier may increase or decrease the number of shares earned by up to 20%. Shares are reduced by 20% if relative TSR performance is at or below the threshold level of performance (25th percentile). Shares are increased by 20% if relative TSR performance is at or above the maximum level of performance (75th percentile). There is no adjustment to the number of shares at target (50th percentile). Adjustments are made between threshold level of performance and target level of performance and between target level of performance and maximum level of performance by linear interpolation.

2024-2026 Performance Awards Granted in 2024

In February 2024, the Compensation Committee granted to the NEOs restricted stock awards for the 2024-2026 performance period. The Company believes that disclosing the specific revenue goal would cause competitive harm, but believes that achievement of the goal at the target level is attainable but will require significant effort. The maximum number of shares was calculated by first determining the target number of shares by dividing the target value by the fourth quarter 2023 average daily price ($80.94) and rounding up to the nearest 100 shares, multiplying the target number of shares by 2 (to take into account the potential for the maximum 200% credit) and then multiplying the result by 1.2 (to take into account the potential +20% TSR adjustment).

2025 PROXY STATEMENT 50

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the target and maximum three-year performance stock award values and the number of shares of common stock subject to those awards granted to the NEOs in February 2024 (representing maximum performance), subject to vesting as described above. Because Mr. Wheeler notified the Company of his intent to retire in February 2024, he was not awarded a three-year performance stock.

NAME	TARGET PERFORMANCE STOCK VALUE	MAXIMUM 3-YEAR PERFORMANCE- STOCK AWARD VALUES(1)	MAXIMUM SHARES (#)

Andrew C. Florance	$6,400,000	$15,360,000	189,840

Lisa C. Ruggles	$1,000,000	$ 2,400,000	29,760

Frederick G. Saint	$1,200,000	$ 2,880,000	35,760

Frank A. Simuro	$2,200,000	$ 5,280,000	65,280

(1)

The amounts reported in this table under “Maximum 3-year Performance Stock Award Values” differ from the grant date fair values for these awards reported in the “2024 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement, which are computed in accordance with FASB ASC Topic 718 pursuant to SEC rules.

Settlement of 2021-2023 Performance Awards

In February 2021, the Compensation Committee granted the maximum number of shares achievable for the 2021-2023 performance period for the performance awards granted to the NEOs, subject to the above-described vesting provisions. At the time of grant, the Compensation Committee set a three-year aggregate revenue target for 2021-2023 of $6,416 million. In February 2024, the Compensation Committee evaluated the Company’s performance against the 2021-2023 aggregate revenue target. For the 2021-2023 performance period, aggregate revenue was $6,581 million, and the Compensation Committee determined that the Company’s TSR over the same period was 8.0%, which it determined was at 23% percentile of the S&P 500 TSR. As a result, the Compensation Committee determined the achievement of the 2021-2023 performance awards as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Based on the above, the Compensation Committee determined vesting of the 2021-2023 performance awards for the NEOs as follows:

NAME	TARGET AWARD SET IN FEBRUARY 2021 (# OF SHARES)	MAXIMUM AWARD GRANTED IN FEBRUARY 2021 (# OF SHARES)	SHARES VESTED IN FEBRUARY 2024(1)

Andrew C. Florance	39,000	93,600	62,400

Scott T. Wheeler	13,000	31,200	20,800

Lisa C. Ruggles	9,000	21,600	14,400

Frederick G. Saint	10,000	24,000	16,000

Frank A. Simuro	9,000	21,600	14,400

(1)

As noted above, the maximum number of shares of restricted stock subject to the three-year performance award are granted at the beginning of the performance period. Upon determination of the extent of achievement by the Compensation Committee, restrictions are removed from the shares deemed vested and the remainder of the shares under the original award are forfeited to the Company. Amounts vested were determined by multiplying the target award by the extent of achievement (the 160.0% extent of achievement presented in the above table is rounded from the actual amount used to determine the number of shares vested).

Mr. Saint’s Relocation Equity Grant

In connection with Mr. Saint’s relocation to the Company’s Richmond, Virginia office, Mr. Saint received a restricted stock award with a grant date value of approximately $1,000,000 (the “Relocation RSA”). The Relocation RSA will vest in four equal installments on the 15th of the month during which each of the 1st, 2nd, 3rd, and 4th anniversaries of the grant date falls.

Mr. Lown’s Sign-On Equity Grant

In connection with Mr. Lown’s appointment as our Chief Financial Officer in July 2024, Mr. Lown received a restricted stock award with a grant date value of approximately $2,750,000 (the “Initial RSA”). The Initial RSA will vest in three equal annual installments on each of the 1st, 2nd, 3rd anniversaries of his start date.

Management Stock Purchase Plan

The MSPP provides selected key employees of the Company and its subsidiaries, including the NEOs, the opportunity to defer a portion of their cash incentive compensation and to align management and stockholder interests through awards of DSUs under the MSPP and awards of Matching RSUs under the 2016 Plan (or a successor plan). Participants can elect to defer up to 100% of their annual incentive bonus or commissions that may be earned during the calendar year. On the day the bonus would have otherwise been paid, the Company will award to the participant DSUs covering a number of shares of common stock having an aggregate fair market value on that date equal to the amount of the annual cash incentive for the prior calendar year that the participant elected to be deferred under the MSPP. On the same date the DSUs are awarded, the participant will receive a grant of Matching RSUs covering a number of shares of common stock equal to 100% of the DSUs granted.

The DSUs issued under the MSPP will be fully vested at grant and will be settled as soon as practicable following the earliest to occur of (i) the fourth anniversary of the date of grant; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s separation from service from the Company; or (v) a change in control (as defined in the MSPP) of the Company. Matching RSUs will vest four years after the date of grant, subject to the participant’s continued employment through that date, or upon a change in control of the Company that occurs prior to such date (as defined in the MSPP). If the participant’s employment terminates for any reason before the Matching RSUs vest, they will be forfeited. In accordance with SEC rules, the Matching RSUs granted in March of 2022, 2023 and 2024 are included in the 2024 Summary Compensation Table and the Matching RSUs granted to NEOs in March of 2024 are included in the Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS

Determining Executive Compensation

The Compensation Committee annually establishes and reviews all forms of direct compensation for the Company’s NEOs, including base salaries, annual cash incentive bonuses, and both the terms and types of equity awards. As part of the compensation review process, the Compensation Committee annually reviews and approves each element and the mix of compensation that comprises each NEO’s total compensation package. Our independent compensation consultant and Chief Executive Officer make recommendations to the Compensation Committee for each element of compensation awarded to NEOs (including establishment of individual and corporate financial goals), but the Compensation Committee must approve each element of and any changes to an NEO’s compensation. The Compensation Committee may consider a number of factors in establishing or revising each NEO’s total compensation, including individual performance, the Company’s financial performance, external market and peer group practices, current compensation arrangements, internal pay equity considerations and long-term potential to enhance stockholder value. Particular factors considered by the Compensation Committee with respect to each element of executive compensation are discussed below.

Historically, the Compensation Committee has retained Willis Towers Watson as its independent compensation consultant to assist the Compensation Committee in gathering comparison data and to provide the Compensation Committee with information about trends in compensation among comparable companies based on factors such as market capitalization, annual revenues, earnings, operating cash flow, and business focus and operations. The Compensation Committee believes that comparing the compensation of each of the Company’s NEOs with executives in comparable positions at these peer companies supports the Compensation Committee’s goal that the total compensation provided to the Company’s NEOs be set at an appropriate level to attract, reward and retain top performers over the long term. In general, the Compensation Committee currently believes that compensation is competitive if it falls within +/- 10% of the targeted market position for base salary, within +/- 15% of the targeted market position for total cash compensation and within +/- 20% of the targeted market position for total direct compensation based on peer company data provided by its compensation consultant. The compensation consultant presented data from both the Company’s peer group, as discussed below, and from the Radford Executive Compensation Survey, specifically from a custom sample of Software Products and Real Estate Services companies with an annual revenue range of $1 to $5B. In addition to peer company data, the Compensation Committee reviews individual responsibility and performance, prior compensation, external market and competitive practices (including available general industry executive compensation data), and internal pay equity considerations when setting each NEO’s compensation.

The Compensation Committee assesses each element of the compensation program within the whole, however, and may target certain elements of executive compensation at different levels. While the Compensation Committee generally sets target compensation between the 50th and 75th percentile of peer company data, one or more elements of the compensation program may be higher or lower depending on the Company’s current goals, individual achievement and internal pay equity considerations. In addition, changes to different or particular elements of an executive’s compensation, changes in publicly available peer group data or significant changes to peer practices may result in total target compensation being higher or lower than the 50th and 75th percentile of peer group data.

In connection with the Compensation Committee’s executive compensation determinations in February 2024, the Compensation Committee engaged Willis Towers Watson to review and recommend revisions to the Company’s competitive peer group and to update its review and competitive assessment of the Company’s executive compensation program based on the peer group. The Compensation Committee’s decisions regarding executive compensation for 2024, including executives’ long-term incentives or equity compensation for 2024, were based on Willis Towers Watson’s recommendations.

Willis Towers Watson reported directly to the Compensation Committee when performing the executive compensation studies and, at the direction of the Compensation Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to NEO compensation.

Willis Towers Watson’s recommended peer companies culminated from review of peer companies included in the Research and Consulting GICS code, as well as peer companies previously selected by CoStar, peers selected by proxy advisors,

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COMPENSATION DISCUSSION AND ANALYSIS

other peers with similar business models and those referenced by analysts, in each case to which size screening criteria were applied. Willis Towers Watson screened these peers by considering companies with revenue, net income, EBITDA, operating cash flow, and market cap between 50% and 250% of CoStar’s. The potential peer list was further refined based on the number of criteria met through the size screening, similar business model or focus, peers of current peers, and peer companies selected by proxy advisors. Willis Towers Watson recommended that Black Knight, Inc. and Splunk, Inc. be removed from the peer group because both companies were acquired and as such no longer met criteria for inclusion, and that Akamai Technologies, Inc. and PTC Inc. be added to the peer group based on criteria including revenue, net income, EBITDA, operating cash flow, and position in market capitalization.

The following is the list of peer companies for 2024 approved by the Compensation Committee in December 2023 based upon the recommendations of Willis Towers Watson, as well as such companies’ revenue, net income, EBITDA, operating cash flow and market capitalization in 2024 (in millions):

2024 Peer Group Companies(1)

ANSYS, Inc.		Gartner, Inc.		ServiceNow, Inc.

Revenue	$2,545	Revenue	$6,267	Revenue	$11,469

Net Income	$576	Net Income	$1,254	Net Income	$1,425

EBITDA	$936	EBITDA	$1,388	EBITDA	$1,829

Operating Cash Flow	$796	Operating Cash Flow	$1,485	Operating Cash Flow	$4,603

Spot Market Cap	$29,499	Spot Market Cap	$37,369	Spot Market Cap	$218,721

Akamai Technologies, Inc		MercadoLibre, Inc.		TransUnion

Revenue	$3,991	Revenue	$20,777	Revenue	$4,258

Net Income	$505	Net Income	$1,911	Net Income	$284

EBITDA	$1,285	EBITDA	$3,102	EBITDA	$1,326

Operating Cash Flow	$1,519	Operating Cash Flow	$6,705	Operating Cash Flow	$836

Spot Market Cap	$14,369	Spot Market Cap	$86,208	Spot Market Cap	$18,069

Equifax Inc.		MSCI Inc.		Tyler Technologies, Inc.

Revenue	$5,734	Revenue	$2,922	Revenue	$2,191

Net Income	$604	Net Income	$1,109	Net Income	$263

EBITDA	$1,760	EBITDA	$1,742	EBITDA	$452

Operating Cash Flow	$1,296	Operating Cash Flow	$1,503	Operating Cash Flow	$609

Spot Market Cap	$31,589	Spot Market Cap	$47,024	Spot Market Cap	$24,679

FactSet Research Systems Inc.		Paycom Software, Inc.		Verisk Analytics, Inc.

Revenue	$2,254	Revenue	$1,883	Revenue	$2,882

Net Income	$537	Net Income	$502	Net Income	$951

EBITDA	$868	EBITDA	$910	EBITDA	$1,580

Operating Cash Flow	$662	Operating Cash Flow	$534	Operating Cash Flow	$1,144

Spot Market Cap	$18,245	Spot Market Cap	$11,455	Spot Market Cap	$38,894

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COMPENSATION DISCUSSION AND ANALYSIS

Fair Isaac Corporation		PTC Inc.		Zillow Group, Inc.

Revenue	$1,775	Revenue	$2,313	Revenue	$2,236

Net Income	$513	Net Income	$376	Net Income	$112

EBITDA	$747	EBITDA	$732	EBITDA	$79

Operating Cash Flow	$705	Operating Cash Flow	$802	Operating Cash Flow	$428

Spot Market Cap	$48,475	Spot Market Cap	$22,088	Spot Market Cap	$17,101

VeriSign, Inc.		Workday, Inc.

Revenue	$1,575	Revenue	$8,416

Net Income	$786	Net Income	$526

EBITDA	$1,095	EBITDA	$816

Operating Cash Flow	$937	Operating Cash Flow	$2,461

Spot Market Cap	$19,889	Spot Market Cap	$68,636

(1)

Peer financials were extracted from FactSet’s financial database and reflect FY2024 data. Market capitalization as of January 1, 2025. Summary statistics have been rounded. All financial information is in USD $Ms.

In January 2025, the Compensation Committee, based on another peer group review conducted by Willis Towers Watson, determined that MercadoLibre, Inc. and ServiceNow, Inc. no longer met the peer group inclusion criteria, and replaced these companies with Docusign, Inc. and Autodesk, Inc., for the peer group companies for the 2025 performance year.

Independent Compensation Consultant

Willis Towers Watson is engaged by and reports to the Compensation Committee, and occasionally meets with management to discuss compensation initiatives and issues. The Compensation Committee reviewed an assessment of the independence of, and any potential conflicts of interest raised by, Willis Towers Watson’s work for the Compensation Committee by considering, among other things, the factors prescribed by the SEC and Nasdaq, and concluded that Willis Towers Watson is independent and there are no such conflicts of interest.

For purposes of the Company’s 2024 executive compensation program, Willis Towers Watson provided the following services to the Compensation Committee:

•	Reviewed the Company’s peer group;

•	Provided the Compensation Committee with a compensation analysis with respect to the competitiveness of the Company’s executive compensation programs;

•	Conducted a market study of executive compensation practices to help ensure that the Company’s compensation programs are reasonable and competitive; and

•	Conducted an assessment of potential risk factors associated with the design and administration of the Company’s executive compensation programs.

Management

For purposes of the Company’s 2024 executive compensation program, management provided the following services to the Compensation Committee:

•	Supports the Compensation Committee by making recommendations and providing analyses and meets with Willis Towers Watson to discuss compensation initiatives and competitive practices;

•	The Chief Executive Officer is responsible for conducting an annual performance evaluation of each of the other NEOs; and

•	Based on performance and competitive benchmarking reports, the Chief Executive Officer makes recommendations to the Compensation Committee for the compensation of the other NEOs.

Stockholder Outreach and Say-on-Pay Response

As part of our investor outreach, our management continues to regularly communicate with our investor base about the Company’s plans and associated investments. Management communicated with investors throughout the year through

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COMPENSATION DISCUSSION AND ANALYSIS

quarterly press releases and conference calls that were recorded and made available on the Company’s website, as well as by participating in hundreds of in-person meetings and presentations at investor conferences. The Company also conducted hundreds of additional investor telephone calls throughout the year. The Company actively communicates and discusses with investors our progress towards stated strategic initiatives, as well as expected investments and the rationale and expected returns on those investments.

CoStar annually offers stockholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual meeting of stockholders held in 2024, approximately 92% of the votes cast were voted in favor of the say-on-pay proposal covering our executive compensation program. The Compensation Committee values stockholder feedback and endeavors to respond to stockholders’ concerns about the Company’s executive compensation practices. The Company regularly communicates with its stockholders to better understand their opinions on its business strategy and objectives and to obtain feedback regarding other matters of investor interest, such as executive compensation. Many of the current program features are a result of the Company proactively reaching out to stockholders to discuss the Company’s executive compensation program. For instance, in response to previous stockholder discussions, the Compensation Committee implemented and approved a long-term performance component within the executive compensation program; distinct financial metrics for the annual awards of cash incentives, performance-based restricted stock and the three-year performance-based restricted stock awards; the executive stock ownership policy; and the clawback policy. In light of the high level of stockholder support, the Compensation Committee did not make any changes to the executive compensation program directly as a result of the 2024 say-on-pay vote.

The Compensation Committee carefully considers any feedback the Company receives as part of its annual review of our executive compensation program. The Compensation Committee has determined the basic structure of our executive compensation program, which continues to include significant changes previously made in response to stockholder feedback. The next page sets out highlights of the design of the current executive compensation program and the Company’s corporate policies.

Company Compensation Policies and Practices

Executive Stock Ownership Policy

The Company believes that its executive officers should have a significant financial stake in the Company. To better align the interests of our executive officers with those of our stockholders, the Compensation Committee adopted an Executive Stock Ownership Policy. Executive officers are expected to own shares of the Company’s common stock as follows:

Executive officers are required to hold any shares of vested restricted stock awards or shares obtained upon exercise of vested stock options until the thresholds under the Executive Stock Ownership Policy are met. Shares of stock represented by DSUs issued pursuant to the Company’s Management Stock Purchase Plan are considered owned by the executive for purposes of the policy. Any new executive officer has until the first December 31st following the fifth anniversary of the date of appointment as an executive officer to meet this requirement. As of December 31, 2024, each of the executive officers was in compliance with the Executive Stock Ownership Policy.

Equity Grant Practices

The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

2025 PROXY STATEMENT 56

COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy
In 2023, we adopted the Clawback Policy in accordance with the Nasdaq listing standards and Exchange Act Rule
10D-1,
which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule
10D-1).
The Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Insider Trading Compliance Policy, Anti-Hedging and Anti-Pledging Policies
The Company has adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”)

that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards.
Pursuant to the Insider Trading Policy, the Company’s directors, officers and employees are prohibited from pledging or margining Company stock and from engaging in hedging transactions in Company stock. In addition, pursuant to the Insider Trading Policy, the Company does not permit directors, officers or employees to engage in speculative or short-term financial activities involving the Company’s stock or derivatives based on the Company’s securities in any instance.
T
he Company does not allow for any exceptions to its anti-pledging and anti-hedging policies in the Insider Trading Policy and no current director or officer has pledged shares.
Termination and Change of Control Provisions
Except for Messrs. Florance and Lown, each of, whom has termination provisions in his respective employment agreement or offer letter as described in more detail below in the section titled “Potential Payments Upon Termination or Change of Control” of this Proxy Statement, the Company is not obligated to provide significant severance or termination payments to NEOs. Mr. Wheeler retired effective June 14, 2024, and upon his retirement, Mr. Wheeler received his accrued base salary and accrued, vested benefits, but did not receive other severance payments or benefits. All Company employees are employed at will and, unless specified otherwise by an employment agreement, CoStar is not liable to pay severance but has chosen to adopt a severance policy as described in more detail below to apply only in limited circumstances. The Company may choose to pay severance outside of the severance policy in its sole discretion and may amend, alter or discontinue the severance policy at any time.
Similarly, except for Mr. Florance, who negotiated change of control provisions in his employment agreement, the Company does not provide significant cash payments to NEOs upon a change of control or other similar significant corporate event. However, in order to protect the rights granted under the 2016 Plan, including the Matching RSUs to be issued when DSUs are awarded under the MSPP, the form of grant agreement provides for acceleration of vesting of stock and option grants and rights to exercise stock options upon certain significant events, including a change of control, as described in more detail below (except in the event that the awards are assumed or substitute grants are awarded pursuant to the terms of the grant). Those rights do not discriminate in scope, terms or operation in favor of NEOs of the Company and are available generally to all employees who participate in those plans.
Details of the potential termination payments for Messrs. Florance, Lown, Saint, and Simuro and Ms. Ruggles, of the rights triggered under the 2016 Plan in the case of a significant corporate event and potential payments under the Company-wide severance policy are set out below in the section titled “Potential Payments Upon Termination or Change of Control” in this Proxy Statement.

2025 PROXY STATEMENT 57

COMPENSATION DISCUSSION AND ANALYSIS

Policy on Deductibility of Compensation
Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and certain other current and former executive officers. The Company expects that it will be unable to deduct all compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and other NEOs, other than any awards granted prior to
November 2, 2017 to the extent they qualify for certain transition rules under Section 162(m).

2025 PROXY STATEMENT 58

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

of the Board of Directors

Robert W. Musslewhite, Chair

John W. Hill

Louise S. Sams

2025 PROXY STATEMENT 59

EXECUTIVE COMPENSATION

2024 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(1) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(2) ($)		ALL OTHER COMPENSATION(3) ($)		TOTAL ($)

Andrew C. Florance Chief Executive Officer and President	2024	$1,000,000	$30,335,765	$2,857,085	$3,000,000		$201,110	(3)	$37,393,960
	2023	$997,000	$23,225,988	$2,119,231	$2,250,000		$583,961		$29,176,180
	2022	$971,962	$13,454,822	$2,071,602	$2,549,300		$372,828		$19,420,514

Christian M. Lown Chief Financial Officer	2024	$253,846	$2,750,035	—	$ 525,355		$ 11,274		$ 3,540,510

Scott T. Wheeler Former Chief Financial Officer	2024	$328,447	—	—	—	(2)	$ 16,017	(3)	$ 344,464
	2023	$569,708	$7,312,473	$617,818	$ 963,125		$ 17,981		$ 9,481,105
	2022	$535,892	$5,197,575	$672,147	$ 919,020		$ 15,422		$ 7,340,056

Lisa C. Ruggles Senior Vice President, Global Operations	2024	$571,154	$4,746,973	$448,294	$ 955,938		$ 31,997	(3)	$ 6,754,356
	2023	$545,293	$3,671,620	$355,101	$ 759,688		$240,941		$ 5,572,643
	2022	$514,877	$3,193,059	$461,718	$ 706,384		$ 46,200		$ 4,922,238

Frederick G. Saint President, Marketplaces	2024	$571,154	$6,703,685	$536,690	$1,000,500		$151,326	(3)	$ 8,963,355
	2023	$546,985	$3,671,620	$355,101	$ 794,750		$ 17,590		$ 5,386,046
	2022	$527,262	$2,997,097	$461,718	$ 721,344		$ 16,322		$ 4,723,743

Frank A. Simuro Chief Technology Officer	2024	$622,961	$10,430,806	$984,984	$1,260,000		$ 18,367	(3)	$13,317,118
	2023	$587,446	$6,418,808	$617,818	$1,050,000		$ 44,917		$ 8,718,989
	2022	$512,493	$3,728,252	$461,718	$ 829,440		$ 16,322		$ 5,548,225

(1)

This column shows the aggregate grant date fair value of the awards granted in the years shown, computed in accordance with FASB ASC Topic 718 pursuant to SEC rules, including the grant date fair value of the maximum number of shares that could be earned pursuant to the three-year performance-based restricted stock awards granted in 2022, 2023 and 2024, which vest based on achievement of a three-year cumulative revenue goal for the three-year period commencing January 1 of the year of grant and running through December 31 of the third year following the date of grant (i.e., January 1, 2022 – December 31, 2024 for the 2022 grants; January 1, 2023 – December 31, 2025 for the 2023 grants; and January 1, 2024 – December 31, 2026 for the 2024 grants) and are subject to adjustment based on the Company’s relative TSR over the respective three-year performance period. These amounts reflect the Company’s accounting expense and do not necessarily correspond to the actual value that will be realized by the NEOs. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. Assumptions used in calculating the fair value for awards granted in 2024 are described in Note 17 to the audited financial statements in the 2024 Annual Report. For additional information on the stock awards, see the “Equity Incentive Compensation” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

(2)

This amount represents the annual cash incentive earned under the Company’s annual incentive bonus plan based on the achievement of individual and/or Company financial goals. These bonuses are awarded and paid in the year following the year for which performance was measured. For additional information regarding the annual cash incentives paid for 2024 performance, see the “2024 Annual Cash Incentive Program” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement. Under the terms of the MSPP, a participant may elect to defer a stated portion of his or her cash incentive compensation award into DSUs. The Company then matches these DSUs with a grant of Matching RSUs under the 2016 Plan. The DSUs and Matching RSUs awarded pursuant to the NEOs’ elections with respect to their 2023 cash incentive compensation were issued in March 2024.

NAME	MSPP CONTRIBUTION ($)	DSUs AWARDED (#)

Scott T. Wheeler	$940,429	10,654

In December 2022, Mr. Wheeler elected to defer a portion of his 2023 cash incentive compensation for performance in 2023 under the MSPP. The Company issued the DSUs related to that election in March 2024. Mr. Wheeler did not receive annual cash incentive compensation for performance in 2024 due to his retirement. The matching RSUs issued to Mr. Wheeler forfeited upon his retirement. For additional information regarding the MSPP, see the “Management Stock Purchase Plan” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

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EXECUTIVE COMPENSATION

(3)

For Mr. Florance, his respective amount for the year ended December 31, 2024 included (i) a 401(k) Plan employer matching contribution in the amount of $13,800, (ii) $119,535 of incremental costs associated with personal use of the Company aircraft by Mr. Florance and guests accompanying Mr. Florance during the year ended December 31, 2024, (iii) a Company paid housing allowance of $48,000 related to a non-primary residence to facilitate Mr. Florance’s frequent travel to our Richmond, Virginia office, (iv) a trip Mr. Florance attended with other Company employees to recognize the contributions of high-performing employees to the Company in the amount of $6,840 and a $5,619 tax gross up on the value of that trip, and (v) Company-paid premiums for long-term disability insurance.

For Messrs. Wheeler and Simuro and for Ms. Ruggles, each of their respective amounts for the year ended December 31, 2024 included a 401(k) Plan employer matching contribution in the amount of $13,800. For Mr. Lown, his respective amount for the year ended December 31, 2024 included (i) a 401(k) Plan employer matching contribution in the amount of $10,154.

For Mr. Saint, his respective amount for the year ended December 31, 2024 included (i) a 401(k) Plan employer matching contribution in the amount of $13,800, (ii) a relocation grant of $66,420 and a $54,564 tax gross up on the value of that relocation grant, which the Company provides to any employee with a relocation grant, and (iii) a trip Mr. Saint attended with other Company employees to recognize the contributions of high-performing employees to the Company in the amount of $5,921 and a $4,864 tax gross up on the value of that trip.

For purposes of the “Summary Compensation Table,” we determined the incremental cost associated with personal use of the Company aircraft by calculating an hourly variable rate for variable costs such as fuel and hourly engine program costs for the aircraft and multiplied that result by the hours flown for personal use, then added one-time, variable costs incurred while using the corporate aircraft for personal use, such as catering and crew travel expenses. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as crew salaries, hangar storage costs and cost of maintenance not related to personal use trips.

2024 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock and option awards granted to our NEOs during the year ended December 31, 2024, as well as non-equity incentive plan awards for the year ended December 31, 2024.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS(5) ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(6)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Andrew C. Florance		$750,000	$1,500,000	$3,000,000
	2/22/2024				31,640	79,100	189,840				$15,656,105	(7)
	2/22/2024							178,000			$14,679,660
	2/22/2024								90,500	$82.47	$2,857,085

Christian M. Lown		$261,250	$522,500	$1,045,000
	7/1/2024							37,223			$2,750,035

Lisa C. Ruggles		$273,125	$546,250	$1,092,500
	2/22/2024				4,960	12,400	29,760				$2,454,307	(7)
	2/22/2024							27,800			$2,292,666
	2/22/2024								14,200	$82.47	$448,294

Frederick G. Saint		$287,500	$575,000	$1,150,000
	2/22/2024				5,960	14,900	35,760				$2,949,127	(7)
	2/22/2024							33,400			$2,754,498
	7/26/2024							12,738			$1,000,060
	2/22/2024								17,000	$82.47	$536,690

Frank A. Simuro		$315,000	$630,000	$1,260,000
	2/22/2024				10,880	27,200	65,280				$5,383,642	(7)
	2/22/2024							61,200			$5,047,164
	2/22/2024								31,200	$82.47	$984,984

Scott T. Wheeler	—	—	—	—	—	—	—	—	—	—	—

2025 PROXY STATEMENT 61

EXECUTIVE COMPENSATION

(1)

Amounts shown in these columns are possible amounts payable under the Company’s annual executive cash incentive plan for 2024. The actual cash payments made in 2025 for 2024 performance under the Company’s annual executive cash incentive plan are reported in the Summary Compensation Table above. The Company’s annual executive cash incentive plan in effect for 2024 is described more fully in the section titled “Compensation Discussion and Analysis—2024 Annual Cash Incentive Awards” within this Proxy Statement.

(2)

Amounts shown in these columns are the possible number of shares that may vest pursuant to the three-year performance-based restricted stock awards granted in February 2024 under the Company’s 2016 Plan, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2024 through December 31, 2026 and are subject to adjustment based on the Company’s relative TSR over the three-year performance period. See “Compensation Discussion and Analysis—Multi-Year Performance-Based Equity Incentive Awards” for a description of the material terms of these awards.

(3)

Amounts shown in this column represent restricted stock and restricted stock unit awards granted to the NEOs in 2024, including grants on February 22, 2024 in respect of achievement of 2023 net income goals. The closing prices of the Company’s common stock on February 22, 2024, July 1, 2024, and July 26, 2024 were $82.47, $88.27, $73.88, and $78.51, respectively. These awards were granted under the Company’s 2016 Plan.

(4)	Amounts shown in this column represent stock options granted to the NEOs in 2024 under the Company’s 2016 Plan that vest in three equal annual installments after the date of grant.

(5)	The exercise price is the closing price of our common stock on the date of grant, as reported on Nasdaq.

(6)

The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 pursuant to SEC rules. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 17 to the audited financial statements in the 2024 Annual Report.

(7)

Amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 pursuant to SEC rules of the maximum number of shares that could be earned pursuant to the three-year performance-based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2024 through December 31, 2026 and are subject to adjustment based on the Company’s relative TSR over the three-year performance period. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 17 to the audited financial statements in the 2024 Annual Report.

Employment Agreements and Arrangements

We have an employment agreement with Mr. Florance, and an offer letter with Mr. Lown, and we have at-will employment terms with Ms. Ruggles, Mr. Saint, and Mr. Simuro. All employees, including our NEOs, are required to execute terms and conditions of employment, which state that employment is at-will and set forth restrictive covenants, including duties of confidentiality, non-solicitation of customers and employees and non-competition. Pursuant to Mr. Lown’s offer letter, in the event he is terminated for any reason other than cause (as defined in the agreement) and (1) the termination occurs within one year from his start of employment, Mr. Lown is eligible to receive twelve months of base salary and Company-paid COBRA benefits, or (2) the termination occurs more than one year from his start of employment, Mr. Lown is eligible to receive six months of base salary and Company-paid COBRA benefits, in each case, subject to his execution of a release.

Pursuant to his employment agreement, Mr. Florance is entitled to receive base salary, an annual cash bonus, six weeks of paid vacation per year, the same health insurance, accident and disability insurance, life insurance, and other fringe benefits provided to most senior executives of the Company, and additional term life insurance coverage not to exceed $1 million (at a cost to the Company not to exceed $2,000 per year), payable as designated by Mr. Florance. Mr. Florance’s employment agreement automatically renews for successive one-year terms unless either the Company or Mr. Florance provides the other with written notice of termination at least three months prior to the end of the then-current term.

Pursuant to his employment agreement, Mr. Florance is subject to confidentiality and non-compete restrictive covenants. The non-compete restrictions apply during the term of the agreement, any period of time during which he remains employed with the Company “at will” and through the second anniversary of the date of his termination.

2025 PROXY STATEMENT 62

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table summarizes the equity awards we have made to our NEOs that are outstanding as of December 31, 2024.

	OPTION AWARDS(1)					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2) (#)

Andrew C. Florance	3/2/2017	346,000		$20.49	3/1/2027
	2/28/2018	310,000		$34.21	2/27/2028
	2/7/2019	222,000		$39.82	2/6/2029
	2/6/2020	162,000		$66.65	2/5/2030
	2/18/2021	80,000		$91.98	2/17/2031
	2/16/2022	67,600	33,800	$67.29	2/15/2032
	2/14/2023	24,466	48,934	$76.78	2/13/2033
	2/22/2024	—	90,500	$82.47	2/21/2034
						321,356	(4a)	$23,005,876
									440,640	$31,545,418

Christian M. Lown		—	—			37,223	(4b)	$2,664,795	—	$0

Scott T. Wheeler		—	—			—	(4c)	—	—	—

Lisa C. Ruggles	2/28/2018	21,670		$34.21	2/27/2028
	2/7/2019	38,000		$39.82	2/6/2029
	2/6/2020	33,000		$66.65	2/5/2030
	2/18/2021	17,000		$91.98	2/17/2031
	2/16/2022	15,066	7,534	$67.29	2/15/2032
	2/14/2023	4,100	8,200	$76.78	2/13/2033
	2/22/2024	—	14,200	$82.47	2/21/2034
						56,010	(4d)	$4,009,756
									77,520	$5,549,657

Frederick G. Saint	2/7/2019	45,000		$39.82	2/6/2029
	2/6/2020	33,000		$66.65	2/5/2030
	2/18/2021	19,000		$91.98	2/17/2031
	2/16/2022	15,066	7,534	$67.29	2/15/2032
	2/14/2023	4,100	8,200	$76.78	2/13/2033
	2/22/2024	—	17,000	$82.47	2/21/2034
						68,705	(4e)	$4,918,591
									83,520	$5,979,197

2025 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

	OPTION AWARDS(1)					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2) (#)

Frank A. Simuro	2/28/2018	22,420		$34.21	2/27/2028
	2/7/2019	38,000		$39.82	2/6/2029
	2/6/2020	33,000		$66.65	2/5/2030
	2/18/2021	17,000		$91.98	2/17/2031
	2/16/2022	15,066	7,534	$67.29	2/15/2032
	2/14/2023	7,133	14,267	$76.78	2/13/2033
	2/22/2024	—	31,200	$82.47	2/21/2034
						114,432	(4f)	$8,192,187
									131,520	$9,415,517

(1)

The dates of grant of each NEO’s stock option awards outstanding as of December 31, 2024 are set forth in the table above. Each option awards vest one-third annually, with awards granted between the 1st and 15th of any month vesting on the 15th day of the month during which the anniversary of the grant falls, assuming continued employment and awards granted between the 16th day of the month and the end of the month vesting on the 1st day of the month following during which the anniversary of the grant falls, assuming continued employment.

(2)	Market value based on the closing price of the Company’s common stock as of December 31, 2024 of $71.59 per share, the last trading day of 2024.

(3)

Represents the maximum number of shares that could be earned pursuant to the three-year performance-based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal. The revenue goal for the grants made in 2024 are for the period from January 1, 2024 through December 31, 2026 and the awards are subject to adjustment based on the Company’s relative TSR over the three-year performance period. The revenue goal for the grants made in 2023 are for the period from January 1, 2023 through December 31, 2025 and the awards are subject to adjustment based on the Company’s relative TSR over the three-year performance period. The revenue goal for the grants made in 2022 are for the period from January 1, 2022 through December 31, 2024 and the awards are subject to adjustment based on the Company’s relative TSR over the three-year performance period.

(4a)

As of December 31, 2024, Mr. Florance held (i) 32,234 shares of restricted stock, which vest in their entirety on March 1, 2025, (ii) 92,200 shares of restricted stock, which vest in their entirety on February 15, 2025 and 2026, (iii) 18,922 shares of restricted stock, which vest in equal installments on March 15, 2027, and (iv) 178,000 shares of restricted stock units, which vest in equal installments on March 1, 2025, 2026, and 2027.

(4b)	As of December 31, 2024, Mr. Lown held 37,223 shares of restricted stock, which vest in equal installments on July 1, 2025, 2026, and 2027.

(4c)	As of December 31, 2024, Mr. Wheeler held no shares of restricted stock.

(4d)

As of December 31, 2024, Ms. Ruggles held (i) 2,230 shares of restricted stock, which vest in their entirety on March 15, 2025, (ii) 25 shares of restricted stock, which vest in their entirety on June 1, 2025, (iii) 7,167 shares of restricted stock, which vest in their entirety on March 1, 2025, (iv) 3,388 shares of restricted stock, which vest in their entirety on March 15, 2026, (v) 15,400 shares of restricted stock units, which vest in equal installments on February 15, 2025 and 2026, and (vi) 27,800 shares of restricted stock units, which vest in equal installments on March 1, 2025, 2026, and 2027 .

(4e)

As of December 31, 2024, Mr. Saint held (i) 7,167 shares of restricted stock, which vest in their entirety on March 1, 2025, (ii) 15,400 shares of restricted stock, which vest in equal installments on February 15, 2025 and 2026, (iii) 33,400 shares of restricted stock, which vest in equal installments on March 1, 2025, 2026, and 2027, and (iv) 12,738 shares of restricted stock, which vest in equal installments on August 1, 2025, 2026, 2027, and 2028.

(4f)

As of December 31, 2024, Mr. Simuro held (i) 6,490 shares of restricted stock, which vest in their entirety on March 15, 2025, (ii) 7,167 shares of restricted stock, which vest in their entirety on March 1, 2025, (iii) 12,641 shares of restricted stock, which vest in their entirety on March 15, 2026, (iv) 26,934 shares of restricted stock units, which vest in equal installments on February 15, 2025 and 2026, and (v) 61,200 shares of restricted stock units, which vest in equal installments on March 1, 2025, 2026, and 2027.

2025 PROXY STATEMENT 64

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2024

The following Option Exercises and Stock Vested table provides information about the value realized by the NEOs on option award exercises and stock award vesting during the year ended December 31, 2024.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(1) ($)

Andrew C. Florance	—	$ 0	170,073	$14,394,002

Christian M. Lown	—	$ 0	—	$ 0

Scott T. Wheeler	122,736	$4,245,111	54,369	$ 4,604,869

Lisa C. Ruggles	—	$ 0	35,632	$ 3,020,644

Frederick G. Saint	—	$ 0	37,867	$ 3,210,498

Frank A. Simuro	—	$ 0	41,373	$ 3,493,347

(1)	Reflects the product of the number of shares acquired upon vesting multiplied by the closing price of our common stock on the trading day immediately preceding the vesting date.

Non-Qualified Deferred Compensation in 2024

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(2)

Andrew C. Florance	$ 0	—	—	—	$1,354,626

Scott T. Wheeler	$940,429	—	—	—	$ 0	(3)

Christian M. Lown	—	—	—	—	$ 0

Lisa C. Ruggles	$ 0	—	—	—	$ 402,193

Frederick G. Saint	$ 0	—	—	—	$ 0

Frank A. Simuro	$ 0	—	—	—	$1,369,588

(1)

These contributions were made by deferring a portion of the 2023 annual cash incentive award under our MSPP and represent the value of DSUs purchased in 2024 based on the closing share price of our common stock on the purchase date. All of the amounts shown in this column were included as compensation in the “Summary Compensation Table” for 2023 in accordance with SEC rules because they represent a portion of the annual cash incentive award earned for 2023 performance that would have been paid out in 2024 if the deferral election had not been made.

(2)	Represents the value of the DSUs held as of December 31, 2024, multiplied by $71.59, the closing stock price of our common stock on December 31, 2024, the last trading day in December 2024.

(3)	Mr. Wheeler’s outstanding DSUs were settled prior to December 31, 2024.

Potential Payments Upon Termination or Change of Control

This section discusses the incremental compensation that would be payable by the Company to each NEO in the event of a change of control of the Company or a termination of the NEO’s employment with the Company for various reasons described below, sometimes referred to herein as a “triggering event.”

2025 PROXY STATEMENT 65

EXECUTIVE COMPENSATION

The actual amounts that would be paid upon a NEO’s termination of employment or change of control can only be determined at the time of the applicable event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Termination and Change of Control Provisions Pursuant to Employment Agreements

Mr. Florance

The Company is permitted to terminate Mr. Florance’s employment at any time, without “cause”, upon 60 days’ written notice, and Mr. Florance may voluntarily terminate his employment for “good reason” upon at least 60 days’ written notice, with each of “cause” and “good reason” as defined in Mr. Florance’s employment agreement. For example, “good reason” includes an acquisition or change of control of the Company occurring and Mr. Florance terminating his employment within one year after such event.

In the event that the Company terminates Mr. Florance’s employment without cause or if he terminates his employment for good reason, Mr. Florance is entitled to receive his base salary for one year payable in installments in accordance with the Company’s payroll practices, his bonus for the year in which the termination occurred, the immediate vesting of all of his unvested stock options and a gross-up payment, if any, to cover any taxes assessed under Section 4999 of the Code. Upon termination by the Company without cause or by Mr. Florance for good reason, all of his unvested stock options will become immediately exercisable and he will have 180 days to exercise all vested options. If all or any portion of Mr. Florance’s stock options cannot be accelerated under the terms of the applicable stock incentive plan, Mr. Florance is entitled to receive cash consideration in lieu of acceleration for each share underlying that portion of his stock options that cannot be so accelerated equal to the excess (if any) of the highest closing price of the Company’s common stock during the 180 days following the executive’s date of termination (or, if the Company is no longer publicly traded as of the date of termination, the per-share price in connection with the transaction(s) that resulted in the Company no longer being publicly traded) over the exercise price of such option.

Mr. Florance’s employment agreement also provides that in the event of his termination due to his disability or death, he (or his estate) would be entitled to receive (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death. In the event of termination due to disability or his death, Mr. Florance (or his estate) would have one year to exercise all vested options. For the purposes of this analysis, which assumes a triggering event on December 31, 2024, he (or his estate) would be entitled to the full amount of his bonus for 2024.

Mr. Florance also has the right at any time to terminate his employment without good reason upon 180 days written notice to the Company, and the Company has the right at any time to terminate Mr. Florance for cause. In either such event, Mr. Florance would not be entitled to any base salary or fringe benefits for any period after termination, and he would forfeit any unvested stock options and his right to participate in the Company’s cash incentive program.

Mr. Lown

In the event that the Company terminates Mr. Lown’s employment without “cause” (as defined in Mr. Lown’s offer letter), Mr. Lown’s offer letter provides for a termination payment equal to (1) twelve months base salary and Company-paid COBRA benefits if the termination is prior to the twelve month anniversary of his start date, or (2) six months base salary and Company-paid COBRA benefits if the termination occurs after the twelve month anniversary of his start date, subject, in each case, to his execution of a release.

2025 PROXY STATEMENT 66

EXECUTIVE COMPENSATION

Other NEOs

Except as may be provided to all employees of the Company generally and as provided pursuant to the Company’s stock incentive plans (as described below), Ms. Ruggles, Mr. Saint, and Mr. Simuro are not entitled to any post-employment compensation if their employment is terminated.

Change of Control Provisions under the Company’s 2016 Plan

Pursuant to the Company’s 2016 Plan and related award agreements, upon a change of control (as defined in the Company’s 2016 Plan), all options will immediately vest and all restrictions on stock grants, including any Matching RSUs issued when DSUs are awarded under the MSPP, will lapse (except in the event that the awards are assumed or substitute grants are awarded pursuant to the terms of the grant). Pursuant to the MSPP, although fully vested, all DSUs that have not yet settled will be settled upon a change in control of the Company that qualifies as a change in the ownership or effective control of the Company within the meaning of Section 409A of the Code.

The table below summarizes the potential termination and change of control payments described above for each of the NEOs, excluding any payments that may be available under the Company’s company-wide severance plan, which provides payments that do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, including the NEOs. The terms defined above apply to those used in this table. Unless otherwise specifically noted below, all amounts assume that the triggering event in question - the termination upon a change of control, termination without cause or for good reason, death or disability - occurred on December 31, 2024, the last day of 2024, and the price per share of the Company’s common stock is the closing price as of December 31, 2024, the last trading day in 2024 ($71.59). Mr. Wheeler retired effective June 14, 2024, and upon his retirement, Mr. Wheeler received his accrued base salary and accrued, vested benefits, but did not receive other severance payments or benefits.

NAME	TERMINATION BY COMPANY “WITHOUT CAUSE” OR, FOR THE CEO ONLY, RESIGNATION FOR “GOOD REASON” OTHER THAN UPON CHANGE OF CONTROL		TERMINATION DUE TO DEATH OR DISABILITY		TERMINATION UPON CHANGE OF CONTROL(2)		CHANGE OF CONTROL WITHOUT TERMINATION(1)

Andrew C. Florance	$4,145,340	(2)	$3,000,000	(3)	$58,696,634	(4)	$54,696,634

Christian M. Lown	$581,304	(5)	$0		$2,664,795	(1)	$2,664,795

Lisa C. Ruggles	—		$0		$9,591,809	(1)	$9,591,809

Frederick G. Saint	—		$0		$10,930,184	(1)	$10,930,184

Frank A. Simuro	—		$0		$17,640,100	(1)	$17,640,100

(1)

Consists of the values realizable by the NEOs with respect to unvested stock options (that were in-the-money as of December 31, 2024) and restricted stock under the Company’s 2016 Plan in the event of a change of control, which values are summarized in the table below. The intrinsic value of the stock options was calculated by multiplying the number of shares underlying the unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock ($71.59) on December 31, 2024, excluding options with an exercise price greater than such price. The intrinsic value of the restricted stock was calculated using the closing price of the Company’s common stock on December 31, 2024 ($71.59).

2025 PROXY STATEMENT 67

EXECUTIVE COMPENSATION

NAME	UNVESTED (IN-THE-MONEY) OPTIONS (# SHARES)	INTRINSIC VALUE	UNVESTED RESTRICTED STOCK (# SHARES)	INTRINSIC VALUE	TOTAL

Andrew C. Florance	33,800	$145,340	761,996	$54,551,294	$54,696,634

Christian M. Lown	—	—	37,223	$2,664,795	$2,664,795

Lisa C. Ruggles	7,534	$32,396	133,530	$9,559,413	$9,591,809

Frederick G. Saint	7,534	$32,396	152,225	$10,897,788	$10,930,184

Frank A. Simuro	7,534	$32,396	245,952	$17,607,704	$17,640,100

(2)

Includes base salary for one year, cash incentive bonus for 2024, and the immediate vesting of all unvested stock options. The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock on December 31, 2024, excluding options with an exercise price greater than such price.

(3)	Consists of the cash incentive bonus awarded in March 2025 for performance in 2024.

(4)

Mr. Florance’s employment agreement provides for a termination payment if there is an acquisition or change of control of the Company and Mr. Florance terminates his employment within one year after that event. Assuming, for these purposes, that those conditions are met as of December 31, 2024, Mr. Florance would be entitled to the amount set forth, which includes base salary for one year ($1,000,000), his cash incentive bonus for 2024 ($3,000,000), the immediate vesting of all unvested stock options ($145,340) and all unvested restricted stock ($54,551,294) under the 2016 Plan. The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock on December 31, 2024, excluding options with an exercise price greater than the closing price on December 31, 2024. The value of the restricted stock was calculated by multiplying the number of outstanding restricted shares by the closing price of the Company’s common stock on December 31, 2024.

(5)

Mr. Lown’s offer of employment provides for a termination payment if his employment is involuntarily terminated by the Company without cause in the first year of employment, subject to his execution of a release. Assuming for these purposes that those conditions are met as of December 31, 2024, Mr. Lown would be entitled to the amount set forth, which includes twelve months base salary ($550,000) and 12 months of Company paid COBRA benefits ($31,304).

Company-Wide Severance Policy

In 2008, the Company adopted a company-wide severance plan that provides payments that do not discriminate in scope, terms or operation in favor of executive officers of the Company and that are available generally to all salaried employees, including the NEOs. Pursuant to the company-wide severance policy, full-time staff who are part of a position reduction may receive severance pay equal to two weeks current base pay for the first year or less of employment, plus one week current base pay for each completed additional year of continuous service (up to a 16-week maximum payout) in exchange for a full release of claims. In the event of termination of employment as a result of a position reduction under the Company-wide severance policy as of December 31, 2024, Ms. Ruggles would be entitled to $176,923, Mr. Saint would be entitled to $176,923, and Mr. Simuro would be entitled to $193,846. Mr. Florance would be entitled to the payments set forth in his employment agreement and Mr. Lown would be entitled to the payment set forth in his offer letter.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. The Company assists in complying with this reporting obligation by preparing and filing ownership reports on behalf of its executive officers and directors pursuant to powers of attorney issued by the executive officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, we believe that during fiscal year 2024, all such reporting persons filed the required reports on a timely basis under Section 16(a), except that (1) seven Forms 4 were filed late on August 5, 2024, due to an administrative error, on behalf of all seven active non-employee directors at that time to report the grant of annual restricted stock awards occurring on July 17, 2024, and (2) a Form 4 was filed late on March 14, 2025, due to an administrative error, on behalf of Cynthia Cann to report three transactions occurring on July 31, 2024, November 11, 2024, and March 10, 2025.

2025 PROXY STATEMENT 68

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2024.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN)

Equity compensation plans approved by security holders(1)	1,928,122	(3)	$51.48	(4)	12,286,880	(5)

Equity compensation plans not approved by security holders(2)	187,497		—		845,288

(1)	Consists of the following plans: the 2007 Plan, the 2016 Plan, and the Company’s Employee Stock Purchase Plan.

(2)

Consists of the Company’s MSPP. The MSPP was approved by the Board of Directors on December 7, 2017 and was not subject to approval by the Company’s stockholders. The MSPP provides selected employees of the Company the opportunity to defer a portion of their bonus and commission compensation, and enables the Company to align management and stockholder interests, through awards of DSUs, with an aggregate grant date value equal to the deferred compensation, issued under the MSPP and awards of matching restricted stock units issued under the 2016 Plan. DSUs issued under the MSPP are fully vested at grant and are settled upon the earliest of (i) four years after the date of grant; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s separation from service from the Company; or (v) a change in control (as defined in the MSPP) of the Company. Matching RSUs issued under the 2016 Plan vest four years after the date of grant, subject to the participant’s continued employment through that date, or upon a change in control of the Company that occurs prior to such date.

(3)

Includes 23,532 shares of common stock subject to restricted stock unit awards that vest over time. The actual number of shares issued with respect to these awards depends on whether the vesting conditions are met.

(4)	Does not include restricted stock unit awards.

(5)

Includes 544,587 shares of common stock available for future issuance under the Company’s stockholder-approved Employee Stock Purchase Plan, which amount includes 8,003 shares subject to purchase during the then-current purchase period.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

For these purposes, we identified our employee population as of December 31, 2024, based on our payroll records. As permitted by SEC rules under a de minimis exemption, we excluded 249 employees, consisting of all employees located in France (90 employees), Germany (63 employees), Spain (39 employees), Singapore (19 employees), China (12 employees), Indonesia (9 employees), Australia (5 employees), Colombia (4 employees), Japan (4 employees), United Arab Emirates (3 employees), and Italy (1 employee), who in the aggregate represented less than 5% of our 6,554 employees as of December 31, 2024. The application of the de minimis exceptions results in an employee population of 6,305 including the Chief Executive Officer. We identified the median compensated employee using annual base salary determined as of December 31, 2024, cash bonus paid in fiscal 2024 and annual equity awards granted during fiscal 2024, as well as sales incentive compensation and overtime pay, which we annualized for any employee who did not work for the entire year.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 PROXY STATEMENT 69

EXECUTIVE COMPENSATION

The 2024 total compensation of the median compensated of all our employees who were employed as of December 31, 2024, other than our Chief Executive Officer, Andrew Florance, was $118,800; Andrew Florance’s 2024 total compensation was $37,393,960, which were each calculated in accordance with SEC rules applicable to the Summary Compensation Table. The ratio of these amounts was approximately
1-to-315.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, we are providing the information below to illustrate the relationship between the
SEC-defined
compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of Regulation
S-K.
CAP is calculated in accordance with Item 402(v) of
Regulation S-K
and differs from compensation shown in the Summary Compensation Table for the Chief Executive Officer and other NEOs. See below for a reconciliation of the total compensation shown in the Summary Compensation Table to CAP. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see the Compensation Discussion and Analysis section beginning on page 37.
The following table sets forth information concerning the compensation of our NEOs and our financial performance for each of the five years in the period ended December 31, 2024:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO (1) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO (1) NEOS ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:			NET INCOME ($ IN MILLIONS)	EBITDA ($ IN MILLIONS)
					TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN (2) ($)	PEER GROUP TOTAL SHAREHOLDER RETURN (3) ($)

2024	$37,393,960	$8,220,790	$8,229,951	$2,855,473	$119.66	$118.76	$121.05	$138.7	$123.0

2023	$29,176,180	$28,622,960	$7,289,696	$7,416,214	$146.06	$112.65	$119.55	$374.7	$389.8

2022	$19,420,514	$16,180,113	$5,633,566	$4,583,956	$129.17	$101.00	$102.47	$369.5	$582.7

2021	$22,164,341	$11,430,937	$6,616,193	$3,506,869	$132.09	$137.09	$133.08	$292.6	$565.0

2020	$21,304,754	$43,421,540	$5,349,361	$2,432,888	$154.48	$95.75	$116.09	$227.1	$406.1

(1)
The amounts shown represent CAP to our Principal Executive Officer (“PEO”) and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

YEAR	PEO	NON-PEO NEOS

2024	Andrew C. Florance	Christian M. Lown, Scott Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2023	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2022	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2021	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, and Frederick G. Saint

2020	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Matthew F.W. Linnington

2025 PROXY STATEMENT 70

EXECUTIVE COMPENSATION

CAP to our NEOs represents the “Total” compensation
reported
in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

ADJUSTMENTS	PEO
	2024		2023		2022		2021		2020

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the 2024 Summary Compensation Table for Applicable Year	-$	33,192,850	-$	25,345,219	-$	15,526,424	-$	18,710,768	-$	18,492,242

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Remain Unvested as of Applicable Year End, determined as of Applicable Year End		$22,403,392		$24,240,807		$18,416,210		$14,435,844		$20,330,911

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Vested during Applicable Year, determined as of Vesting Date		$0		$0		$3,551		$0		$0

Increase/deduction for Awards Granted during Prior Year(s) that were Outstanding and Unvested as of Applicable Year End, determined based on change in ASC 718 Fair Value from Prior Year End to Applicable Year End	-$	13,423,536		$2,965,451		$756,384	-$	3,584,582		$18,080,010

Increase/deduction for Awards Granted during Prior Year(s) that Vested During Applicable Year, determined based on change in ASC 718 Fair Value from Prior Year End to Vesting Date	-$	4,960,176	-$	2,414,259	-$	6,890,122	-$	2,873,898		$2,198,107

Total Adjustments	-$	29,173,170	-$	553,220	-$	3,240,401	-$	10,733,404		$22,116,786

2025 PROXY STATEMENT 71

EXECUTIVE COMPENSATION

ADJUSTMENTS	AVERAGE NON-PEO NEOS
	2024		2023		2022		2021		2020

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the 2024 Summary Compensation Table for Applicable Year	-$	5,320,293	-$	5,755,090	-$	4,293,321	-$	5,277,307	-$	4,670,083

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Remain Unvested as of Applicable Year End, determined as of Applicable Year End		$4,751,991		$5,567,668		$4,567,643		$3,840,076		$3,667,266

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Vested during Applicable Year, determined as of Vesting Date		$0		$0		$0		$301		$530

Increase/deduction for Awards Granted during Prior Year(s) that were Outstanding and Unvested as of Applicable Year End, determined based on change in ASC 718 Fair Value from Prior Year End to Applicable Year End	-$	1,899,128		$738,930		$183,671	-$	849,736		$3,382,952

Increase/deduction for Awards Granted during Prior Year(s) that Vested During Applicable Year, determined based on change in ASC 718 Fair Value from Prior Year End to Vesting Date	-$	463,526	-$	424,990	-$	1,507,603	-$	822,658		$573,190

Deduction of ASC 718 Fair Value of Awards Granted during Prior Year(s) that were Forfeited during Applicable Year, determined as of Prior Year End	-$	2,443,522		$0		$0		$0	-$	5,870,328

Total Adjustments	-$	5,374,478		$126,518	-$	1,049,610	-$	3,109,324	-$	2,916,473

(2)
Pursuant to SEC rules, the TSR amounts assume an initial investment of $100 on December 31, 2019. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P Composite 1500 Real Estate Index, which is the industry peer group used for purposes of Item 201(e) of Regulation
S-K.
The Company changed its peer group in its 2024 Form
10-K
as it believes the S&P Composite 1500 Real Estate Index provides a more accurate, diverse, and useful measure to the Company’s performance. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described in the “Determining Executive Compensation” section of this Proxy Statement.

(3)	The peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P 500 Internet Services and Infrastructure Index.

2025 PROXY STATEMENT 72

EXECUTIVE COMPENSATION

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and our Peer Group TSR, (ii) our net income, and (iii) our EBITDA, in each case, for each of the five years in the period ended December 31, 2024.

CAP to EBITDA
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$700
$600
$500
$400
$300
$200
$100
$-
2020
2021
2022
2023
2024
PEO CAP
Non PEO CAP
EBITDA

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

(1)	Revenue;
(2)	EBITDA;
(3)	Relative TSR; and
(4)	Net Income.
These measures
reflect
the key metrics used for measuring performance under our annual cash and equity incentive compensation
plans and multi-year performance-based equity incentive awards
.

2025 PROXY STATEMENT 73

STOCK OWNERSHIP

INFORMATION

The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2025, unless otherwise noted, by:

•	The NEOs listed in the 2024 Summary Compensation Table in this Proxy Statement;

•	Each of our current directors;

•

Each person we know to be the beneficial owner of more than 5% of our outstanding common stock (based upon Schedule 13D and Schedule 13G filings with the SEC, which can be reviewed for further information on each such beneficial owner’s holdings); and

•	All of our current executive officers and current directors as a group.

NAME AND ADDRESS(1)	SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF OUTSTANDING SHARES(1)

Louise S. Sams(2)	16,118	*

Andrew C. Florance(3)	2,860,189	*

Scott T. Wheeler(4)	122,220	*

Christian M. Lown(5)	134,823	*

Lisa C. Ruggles(6)	349,640	*

Frederick G. Saint(7)	503,005	*

Frank A. Simuro(8)	616,003	*

Angelique G. Brunner(9)	7,023	*

John W. Hill(10)	17,304	*

Robert W. Musslewhite(11)	15,156	*

John L. Berisford	0	*

Rachel C. Glaser	0	*

Christine M. McCarthy	0	*

All current executive officers and directors as a group (15 persons)(12)	4,633,931	1.09%

BlackRock, Inc.(13)	31,820,259	7.54%

The Vanguard Group(14)	64,909,699	15.39%

(1)

Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 1201 Wilson Blvd., Arlington, Virginia 22209. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2025, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table and to the extent authority is shared by spouses under applicable law, we believe that the persons named in the table have sole voting and dispositive power with respect to their reported shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2025, the Company had 421,762,323 shares of common stock outstanding.

(2)	Includes 8,836 shares of restricted stock that are subject to vesting restrictions.

(3)	Includes 1,300,499 shares issuable upon options exercisable within 60 days of April 1, 2025, as well as 953,647 shares of restricted stock that are subject to vesting restrictions.

(4)

Includes 0 shares issuable upon options exercisable within 60 days of April 1, 2025, as well as 0 shares of restricted stock that are subject to vesting restrictions. Includes 5,701 shares held in Trusts for the benefit of Mr. Wheeler’s adult children for which Mr. Wheeler serves as a trustee. Mr. Wheeler retired from his position as CFO on June 14, 2024. Pursuant to the Company’s options grant agreement, all outstanding exercisable options expired 90 days after Mr. Wheeler’s last day with the Company on September 12, 2024.

2025 PROXY STATEMENT 74

STOCK OWNERSHIP INFORMATION

(5)	Includes 134,823 shares of restricted stock that are subject to vesting restrictions.

(6)	Includes 145,203 shares issuable upon options exercisable within 60 days of April 1, 2025, as well as 146,179 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 133,466 shares issuable upon options exercisable within 60 days of April 1, 2025, as well as 200,785 shares of restricted stock that are subject to vesting restrictions.

(8)	Includes 157,686 shares issuable upon options exercisable within 60 days of April 1, 2025, as well as 293,387 shares of restricted stock that are subject to vesting restrictions.

(9)	Includes 6,140 shares of restricted stock that are subject to vesting restrictions.

(10)	Includes 9,337 shares of restricted stock that are subject to vesting restrictions.

(11)	Includes 8,335 shares of restricted stock that are subject to vesting restrictions.

(12)	Includes 1,736,854 shares issuable upon options exercisable within 60 days of April 1, 2025, as well as 1,852,616 shares of restricted stock that are subject to vesting restrictions.

(13)

Number of shares beneficially owned is as of March 31, 2025 and is based on the most recent Schedule 13G/A filed by BlackRock, Inc. on April 23, 2025. The reporting person had sole voting power with respect to 29,054,688 shares and sole dispositive power with respect to 31,820,259 shares, and shared voting and shared dispositive power with respect to no shares. The address of the reporting person is 50 Hudson Yards, New York, NY 10001.

(14)

Number of shares beneficially owned is as of December 31, 2024 and is based on the most recent Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The reporting person had sole voting power with respect to no shares, shared voting power with respect to 530,522 shares, sole dispositive power with respect to 63,165,338 shares, and shared dispositive power with respect to 1,744,361 shares. The address of the reporting person is 100 Vanguard Boulevard, Malvern, PA 19355.

2025 PROXY STATEMENT 75

Proposal 4

APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK

INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the CoStar Group, Inc. 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”). The Company currently administers its equity-based compensation programs under the CoStar Group, Inc. 2016 Stock Incentive Plan (the “2016 Plan”). As of March 31, 2025, 10,929,886 shares of common stock remained available for future grants of awards under the 2016 Plan. The 2016 Plan will expire as of June 9, 2026. Therefore, on April 24, 2025, the Compensation Committee of the Board of Directors approved and recommended to the Board, and on April 28, 2025 (the “Effective Date”), the Board of Directors adopted the 2025 Stock Incentive Plan, subject to stockholder approval. The 2025 Stock Incentive Plan will replace the 2016 Plan for future grants of equity incentive awards. Following stockholder approval of the 2025 Stock Incentive Plan, no further grants will be made pursuant to the 2016 Plan.

The number of shares that will be available for grant under the 2025 Stock Incentive Plan will be the sum of (i) any shares that remained available for grant under the 2016 Plan as of the Effective Date, plus (ii) shares subject to outstanding awards under the 2016 Plan as of the Effective Date that are later forfeited. Additionally, the number of shares available for awards under the 2025 Stock Incentive Plan shall not be reduced by shares that have been retained by the Company in satisfaction of the purchase price or tax withholding obligation of an award, other than a stock option or a stock appreciation right (“SAR”). However, the number of shares available for awards under the 2025 Stock Incentive Plan shall be reduced by (a) shares that have been delivered to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation for stock option or SAR awards, (b) shares not issued or delivered as a result of the net settlement of an outstanding stock-settled SAR and (c) shares reacquired by the Company with the proceeds of the exercise of a stock option. The number of shares issuable under the 2025 Stock Incentive Plan is subject to adjustment upon certain changes in our capital structure.

The number of shares that remain available for grant under the 2016 Plan (10,929,886 as of March 31, 2025) that would be rolled into the 2025 Stock Incentive Plan, represent approximately 2.6% of the Company’s outstanding common equity. The Compensation Committee considered this potential dilution level in the context of competitive data and believes that the resulting dilution levels would be within normal competitive ranges.

The following table sets forth certain information about the Company’s equity compensation plans and awards outstanding under those plans as of March 31, 2025.(1)

Number of shares available for future awards under 2016 Plan (calculated as of March 31, 2025)	10,929,886

Number of shares subject to outstanding stock options	2,091,290

Number of shares outstanding relating to awards of restricted stock and restricted stock units(2)	4,860,586

Maximum stock option term	10 years

Minimum exercise price (relative to market value on date of grant)	100%

Weighted average remaining term of outstanding stock options	5.1 years

Weighted average exercise price of outstanding stock options	$53.71

(1)

The information in this table does not include shares under the Company’s Employee Stock Purchase Plan. The information in this table does not include shares subject to outstanding awards that were originally granted under the Matterport Inc. 2021 Incentive Award Plan or Amended and Restated 2011 Stock Incentive Plan

2025 PROXY STATEMENT 76

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

(which were, in each case, assumed by the Company in connection with the acquisition of Matterport Inc. (together, the “Matterport Awards”)). The number of shares subject to the Matterport Awards includes 2,002,994 shares subject to restricted stock units and 1,706,220 shares subject to stock options (which have a weighted average exercise price equal to $9.55 and a weighted average term of 4.2 years). No further shares may be granted under the Matterport Inc. 2021 Incentive Award Plan or Amended and Restated 2011 Stock Incentive Plan.

(2)

Consists of 4,594,401 shares of restricted stock and 266,185 shares of common stock subject to restricted stock unit awards that vest over time (and, in the case of some awards, that vest on the basis of performance, with the amounts shown here based on the achievement of the maximum level of performance). The actual number of shares of restricted stock that vest depends on whether the vesting conditions are met, and the actual number of shares issued with respect to the restricted stock unit awards depends on whether vesting conditions are met.

When reviewing and approving the 2025 Stock Incentive Plan, the Compensation Committee considered, among other things, the upcoming expiration of the 2016 Plan, potential dilution to our current shareholders, including burn rate, overhang and projected future share usage and forfeitures; the continued importance of motivating, recruiting and retaining key employees; and the Company’s increased equity compensation needs given recent acquisitions. The Compensation Committee reviewed annual dilution from the Company’s 2016 Plan when approving the 2025 Stock Incentive Plan. The Company measures annual dilution as the total number of shares subject to equity awards granted during the year, less cancelled shares returned to the reserve, divided by total common stock outstanding at the end of the respective year. The Company’s annual dilution under the 2016 Plan for 2024, 2023 and 2022, calculated on this basis was 0.37%, 0.30% and 0.36%, respectively.

The Company manages long-term dilution by limiting the number of shares subject to equity awards that it grants annually, referred to as the burn rate. Burn rate is a measure of share usage and quantifies the rate at which a company is utilizing its share reserve by expressing the number of equity awards granted as a percentage of the weighted-average undiluted number of shares of common stock outstanding during the year. Burn rate does not typically take into account cancellations and other shares returned to the share reserve. The Company has calculated the burn rate under the 2016 Plan for the past three years, as set forth in the following table:

	STOCK OPTIONS GRANTED	FULL-VALUE SHARES GRANTED	TOTAL GRANTED = STOCK OPTIONS+ FULL-VALUE SHARES	WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	BURN RATE

Fiscal Year 2024	152,900	1,845,813	1,998,713	406,300,000	0.49%

Fiscal Year 2023	140,800	1,472,725	1,613,525	405,300,000	0.4%

Fiscal Year 2022	202,100	1,572,128	1,774,228	396,300,000	0.45%

The three-year average burn rate (calculated as set forth above) was 0.45%.

Another measure used to quantify the cumulative impact of our equity compensation practices is a dilution analysis commonly referred to as “overhang.” Overhang is equal to the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company’s equity plans divided by the sum of the total common stock outstanding, the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company’s equity plans. If the 2025 Stock Incentive Plan is approved, the Company’s overhang calculated on this basis as of March 31, 2025 (based on 421,762,323 shares of common stock outstanding on that date) is 4.1%. These calculations exclude shares subject to the Matterport Awards. Actual dilution from the 2025 Stock Incentive Plan will depend on several factors, including the types of awards made under that plan.

When considering the number of shares to be available under the 2025 Stock Incentive Plan, the Board also reviewed, among other things, projected future share usage and projected future forfeitures. Depending on assumptions, (i) the remaining authorized shares under the 2016 Plan (10,929,886 as of March 31, 2025) that would be rolled into the 2025 Stock Incentive Plan, plus (ii) shares subject to outstanding awards under the 2016 Plan as of the Effective Date that are later forfeited plus (iii) shares retained by the Company in satisfaction of a tax withholding (other than with respect of stock

2025 PROXY STATEMENT 77

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

options or SARs), are expected to satisfy the Company’s equity compensation needs for approximately four to six years, assuming no significant acquisitions of other companies.

Stock incentive plans allow companies to provide equity compensation under a stockholder-approved plan in order to attract, motivate and retain key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with stockholders in improving the long-term performance of the Company and the value of the Company’s common stock.

The Compensation Committee and the Board of Directors believe that in order for us to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity compensation program. Approval of the 2025 Stock Incentive Plan is important so we can continue to grant stock options and restricted stock that are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we operate. In addition, the 2025 Stock Incentive Plan will give the Compensation Committee and the Board of Directors flexibility in determining the form of future equity awards to our key employees, including performance-based stock grants and/or multi-year long-term incentive awards if the Board or Compensation Committee chooses to utilize such programs. Our employees are one of our most valuable assets and attracting and retaining them is crucial to our business. In addition, we believe that stock awards generally align the interests of our employees with the interests of our stockholders. Without the approval of the 2025 Stock Incentive Plan, we will be severely constrained in our ability to grant equity incentives.

Key Governance Highlights of the 2025 Stock Incentive Plan include:

•	No discounted stock options may be granted;

•	No repricing of stock options or SARs without shareholder approval;

•	Minimum vesting periods of at least one year on all awards granted under the 2025 Stock Incentive Plan, with limited exceptions as described elsewhere in this proposal;

•	No recycling of shares tendered or retained to cover tax withholding obligations related to stock option or SAR awards;

•	No payment of dividends unless vesting conditions (whether time or performance) are fully satisfied;

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback;

•	Annual limit on equity that generally may be awarded to non-employee directors;

•	No tax gross-ups; and

•	No “evergreen” feature.

SUMMARY OF THE 2025 STOCK INCENTIVE PLAN

The following summary of the 2025 Stock Incentive Plan is qualified in its entirety by the specific language of the 2025 Stock Incentive Plan, which is set forth in Appendix B to this Proxy Statement.

Plan Administration. The 2025 Stock Incentive Plan will be administered by the Compensation Committee, which is composed of individuals who are “non-employee directors” (as that term is defined under Rule 16b-3 of the Exchange Act). All of the members of the Compensation Committee are independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. The Compensation Committee has authority to, among other things:

•	Interpret and administer the 2025 Stock Incentive Plan;

•	Make rules and regulations relating to the administration of the 2025 Stock Incentive Plan; and

•	Make any other determinations and take any other action that it deems necessary or desirable for the administration of the 2025 Stock Incentive Plan.

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PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

Decisions of the Compensation Committee or another person delegated responsibilities under the 2025 Stock Incentive Plan shall be final, conclusive and binding on all persons.

Stock Subject to the Plan. Assuming stockholders approve this proposal, the number of shares of common stock that will be reserved for issuance pursuant to the 2025 Stock Incentive Plan, will be the sum of (1) any shares that remained available for issuance under the 2016 Plan as of the Effective Date, and (2) shares subject to outstanding awards under the 2016 Plan as of the Effective Date that are later forfeited will be available for issuance pursuant to the 2025 Stock Incentive Plan. Additionally, the number of shares available for awards under the 2025 Stock Incentive Plan shall not be reduced by shares that have been retained by or delivered to the Company in satisfaction of the purchase price or tax withholding obligation of an award other than stock options or SARs. However, notwithstanding anything to the contrary in the 2025 Stock Incentive Plan, (a) shares that have been delivered to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation for stock option or SAR awards, (b) shares not issued or delivered as a result of the net settlement of an outstanding stock-settled SAR and (c) shares reacquired by the Company with the proceeds of the exercise of a stock option shall reduce the number of shares available for issuance for awards under the 2025 Stock Incentive Plan. The shares issued under the 2025 Stock Incentive Plan may consist, in whole or in part, of authorized but unissued shares or shares that were reacquired by the Company, including shares purchased in the open market.

Limitations. The 2025 Stock Incentive Plan provides that the aggregate value of Awards granted under the 2025 Stock Incentive Plan during any calendar year to any one non-employee director shall not exceed $750,000, provided that the Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion, provided further that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Eligibility. The 2025 Stock Incentive Plan permits awards to employees, officers, consultants and directors of the Company and its subsidiaries. As of March 31, 2025, there are approximately seven non-employee directors, seven executive officers, 6,850 employees and 60 consultants who would currently be eligible to receive awards under the 2025 Stock Incentive Plan.

Awards. The 2025 Stock Incentive Plan provides for the grant of stock options (including nonqualified stock options), SARs, restricted stock, and restricted stock units.

Stock Options. Incentive stock options and nonqualified stock options may be granted under the 2025 Stock Incentive Plan, either alone or in combination with other awards. The terms of any stock option grant generally are determined by the Compensation Committee. The price at which a share may be purchased under a stock option may not be less than the fair market value of a share on the date the stock option is granted. Fair market value generally means the closing price for the Company’s common stock on the Nasdaq Global Select Market on the date of grant. The 2025 Stock Incentive Plan provides that the Compensation Committee shall establish the term of each stock option, which in no case shall exceed a period of ten years from the date of grant.

Stock Appreciation Rights (“SARs”). SARs entitle a participant to receive payment from the Company in an amount determined by multiplying the difference between the fair market value of the shares on the date of exercise and the fair market value on the date of grant by the number of shares subject to the award. The terms of any grant of SARs generally are determined by the Compensation Committee. SARs may be granted in tandem with an awards or alone. The grant price of a tandem SAR is equal to the exercise price of the related stock option (if applicable), and the grant price of a freestanding SAR is equal to the fair market value of the common stock on the grant date. The 2025 Stock Incentive Plan provides that the Compensation Committee shall establish the term of each grant of SARs.

Restricted Stock and Stock Units. Restricted stock and stock units reflect a right to receive shares of stock upon the satisfaction of certain terms, conditions and restrictions. Both may be issued under the 2025 Stock Incentive Plan on such terms and conditions as the 2025 Stock Incentive Plan permits and generally are subject to terms determined by the

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PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

Compensation Committee. Stock unit awards may be paid in cash, stock or a combination of cash and stock. Except as set forth below, participants holding restricted stock or stock units may be permitted to receive dividends paid with respect to underlying shares or dividend equivalents, subject to such terms and conditions as may be established by the Compensation Committee.

Dividends. Dividends and dividend equivalents with respect to an award that are based on dividends paid prior to the vesting of such award (or portion thereof) shall only be paid out in respect of an award to the extent that the vesting conditions applicable to such award are subsequently satisfied and the award (or corresponding portion thereof) vests.

No Repricing. The repricing of stock options or stock appreciation rights is prohibited, other than in connection with a change in the Company’s capitalization. The terms of outstanding stock options and stock appreciation rights may not be amended to reduce the exercise price or cancel, exchange, substitute, buyout or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards with an exercise price that is less than the exercise price of the original award without stockholder approval, other than in connection with a change in the Company’s capitalization.

Minimum Vesting Period. The 2025 Stock Incentive Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the 2025 Stock Incentive Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, as well as the issuance of (1) substitute awards, (2) awards in lieu of fully-vested cash awards or payments, and (3) certain annual equity grants to non-employee directors that vest at the following annual meeting which is at least fifty weeks following the preceding year’s annual meeting. Further, the Compensation Committee may accelerate the vesting of an award in connection with a change in control or other corporate transaction or a participant’s death, disability or termination of service due to a retirement that is approved by the Compensation Committee.

Performance Goals. Awards under the 2025 Stock Incentive Plan may be made subject to the attainment of performance goals, including performance goals relating to one or more of the following business criteria: (1) cash flow (before or after dividends), (2) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (3) stock price, (4) return on equity, (5) total stockholder return, (6) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (7) return on assets or net assets, (8) market capitalization, (9) economic value added, (10) debt leverage (debt to capital), (11) revenue, (12) income or net income, (13) operating income, (14) operating profit or net operating profit, (15) operating margin or profit margin, (16) return on operating revenue, (17) cash from operations, (18) operating ratio, (19) operating revenue, (20) customer service, (21) sales, or (22) cost savings (collectively, the “Performance Criteria”).

The Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee. The Compensation Committee (A) may appropriately adjust any evaluation of performance under a Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense determined to be unusual in nature or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principles, including “Unusual or Infrequently Occurring Items,” or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company or any subsidiary.

2025 PROXY STATEMENT 80

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

Tax Withholding. The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of common stock, determined using up to the maximum individual tax rate in the applicable jurisdiction, until such terms and conditions are met.

Assignability. Awards granted under the 2025 Stock Incentive Plan are generally not transferable or assignable, except by will or the laws of descent and distribution. However, participants may be permitted to assign or transfer an award to the extent allowed by the Compensation Committee in its discretion and subject to Section 422 of the Tax Code.

Adjustments. The number and kind of securities available for issuance under the 2025 Stock Incentive Plan (including under any awards then outstanding), and the number and kind of securities subject to the limits set forth in Section 5 of the 2025 Stock Incentive Plan, shall be equitably adjusted by the Compensation Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other equity restructuring transaction, as that term is defined in ASC 718 Stock Compensation. Such adjustment may be designed to comply with Section 424 of the Tax Code or may be designed to treat the securities available under the 2025 Stock Incentive Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such securities to reflect a deemed reinvestment in securities of the amount distributed to the Company’s stockholders. The terms of any outstanding award under the 2025 Stock Incentive Plan shall also be equitably adjusted by the Compensation Committee as to price, number or kind of securities subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.

In the event there are any other changes in the Company’s common stock, by reason of a change of control, other merger, consolidation or otherwise in circumstances that do not involve an equity restructuring transaction, as that term is defined in ASC 718 Stock Compensation, then the Compensation Committee shall determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph, the Compensation Committee may accelerate the time or times at which any award under the 2025 Stock Incentive Plan may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the Compensation Committee in its sole discretion.

There is no right to purchase fractional shares that result from any adjustment in awards under the 2025 Stock Incentive Plan. In case of any such adjustment, the shares of common stock subject to the award shall be rounded down to the nearest whole share.

Change in Control. The Compensation Committee shall have the discretion in connection with a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, to take such action as it determines to be necessary or advisable with respect to awards under the 2025 Stock Incentive Plan.

Amendment and Termination. The Board may amend, alter or discontinue the 2025 Stock Incentive Plan and the Compensation Committee may amend, or alter any agreement or other document evidencing an award made under the 2025 Stock Incentive Plan but, except as specifically provided for in the 2025 Stock Incentive Plan, no such amendment shall, without the approval of the stockholders of the Company (1) reduce the exercise price of outstanding stock options or stock appreciation rights, (2) reduce the price at which stock options may be granted below the price provided for in the 2025 Stock Incentive Plan or (3) otherwise amend the 2025 Stock Incentive Plan in any manner requiring stockholder approval by law or under the Nasdaq listing rules. No amendment or alteration to the 2025 Stock Incentive Plan or an award or award agreement shall be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent shall be required if the Compensation Committee determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the 2025 Stock Incentive Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

2025 PROXY STATEMENT 81

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

Unless sooner terminated as provided in the 2025 Stock Incentive Plan, the 2025 Stock Incentive Plan shall terminate ten years after the Effective Date. Termination would not affect grants and awards then outstanding.

Deferral. The Compensation Committee may permit or require a participant to defer receipt of the payment of any award of restricted stock or restricted stock units to the extent permitted by Section 409A of the Tax Code.

Clawback. All awards granted under the 2025 Stock Incentive Plan will be subject to the Company’s clawback policy.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of stock options and other awards under the 2025 Stock Incentive Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2025 Stock Incentive Plan, nor does it cover state, local, or non-U.S. taxes.

Non-Qualified Stock Options (“NSOs”). A participant will not have taxable income upon the grant of a NSO. Upon the exercise of a NSO, the participant will recognize ordinary income equal to the difference between (i) one share of stock valued at the closing price on the day the stock option is exercised and (ii) the exercise price of one share, times the number of shares exercised.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time and in the same amount.

The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and the capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Incentive Stock Options (“ISOs”). There generally are no tax consequences upon the grant or vesting of an ISO, provided that a stock option that is otherwise intended to be an ISO will no longer qualify for ISO tax treatment (and instead will be taxed as an NSO) if the stock option is not exercised while the participant is an employee of the Company or within three months following termination of employment (one year in the case of termination due to total and permanent disability as defined in the Tax Code). If a participant sells or otherwise disposes of the shares acquired upon the exercise of an ISO at any time within one year after the date shares are transferred to the participant or two years after the date the ISO is granted to the participant, then:

•

If the sales price exceeds the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the participant will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or

•

If the participant’s sales price is less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the sales price of the shares.

In this event, the Company will generally be entitled to a tax deduction equal to the ordinary income the participant recognizes.

If the participant sells or otherwise disposes of shares acquired upon exercise of an ISO at any time after the participant has held the shares for at least one year after the date the Company transfers the shares to the participant pursuant to the participant’s exercise of the ISO and at least two years after the date the Company grants the ISO to the participant, then the participant will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the ISO, and the Company will not be entitled to any deduction. The amount by which the fair market value of the shares the participant acquires upon exercise of an ISO exceeds the exercise price on the date of exercise will be included

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PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

as a positive adjustment in the calculation of the participant’s “alternative minimum taxable income” in the year of exercise. Before exercising an ISO, a participant should determine whether and to what extent exercise of an ISO will result in alternative minimum tax in the year of exercise.

Stock Appreciation Rights (“SARs”). The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock. The tax consequences of a grant of restricted stock depends upon whether or not a participant elects under Section 83(b) of the Tax Code to be taxed at the time of the grant.

If no such election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the restricted stock lapse, the participant will recognize ordinary income equal to the value (determined on the lapse date) of the restricted stock.

If the election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of the stock at that time, determined without regard to any of the restrictions. If the restricted stock is forfeited before the restrictions lapse, the participant will generally not be entitled to a deduction on account thereof.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividends taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

A subsequent sale of restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the stock. The capital gains will be taxable as long-term capital gains if the participant held the stock for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid election under Section 83(b) of the Tax Code.

Restricted Stock Units. A participant will not have taxable income upon the grant of a restricted stock unit. Rather, taxation will be postponed until the stock becomes payable, which will be either immediately following the lapse of the restrictions on the stock units, or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

If a stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Other. Under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain current or former executive officers and, for tax years beginning after December 31, 2026, certain other employees, exceeds $1 million in any one taxable year. The Compensation Committee believes that deductibility of executive compensation is only one of several important considerations in setting compensation and reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of the Company or our stockholders.

2025 PROXY STATEMENT 83

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

Under the so-called “golden parachute” provisions of the Tax Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to the Company.

Certain types of awards under the 2025 Stock Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Tax Code. Unless certain requirements set forth in Section 409A of the Tax Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2025 Stock Incentive Plan and awards granted under the 2025 Stock Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Tax Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Tax Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2025 Stock Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Tax Code or to exempt the applicable awards from Section 409A of the Tax Code.

NEW PLAN BENEFITS

The amount and timing of future awards granted under the 2025 Stock Incentive Plan are determined in the sole discretion of the Compensation Committee or the Board of Directors and therefore cannot be determined in advance. The future benefits or amounts that would be received under the 2025 Stock Incentive Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2025 Stock Incentive Plan because they may, in the future receive awards under the 2025 Stock Incentive Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the 2025 Stock Incentive Plan.

RECOMMENDATION

We strongly believe that approval of the 2025 Stock Incentive Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other incentive awards, such as those available under the 2025 Stock Incentive Plan, are critical for attracting and retaining outstanding and highly skilled individuals. These awards are also vital to our ability to motivate employees to achieve our goals. For the reasons stated above, stockholders are being asked to approve the 2025 Stock Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2025 STOCK INCENTIVE PLAN.

2025 PROXY STATEMENT 84

Proposal 5

SUPPORT FOR

TRANSPARENCY IN POLITICAL SPENDING

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has informed us that he intends to present the proposal set forth below at our Annual Meeting. The number of the Company’s securities that the stockholder owns will be provided to stockholders promptly upon request. If the stockholder (or its “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented under Proposal 5 as submitted by the stockholder and is quoted verbatim. CoStar is not responsible for any inaccuracies in the stockholder proposal and supporting statement.

X	THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE REASONS SET FORTH IN COSTAR’S STATEMENT IN OPPOSITION, WHICH DIRECTLY FOLLOWS THE PROPOSAL.

Resolved, Shareholders request that CoStar (CSGP) provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

Long-term CSGP shareholders support transparency and accountability in corporate electoral spending. A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations—groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

The Conference Board’s 2021 “Under a Microscope” report warns “Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company

2025 PROXY STATEMENT 85

PROPOSAL 5 — SUPPORT FOR TRANSPARENCY IN POLITICAL SPENDING

values.” Further, a recent poll of retail shareholders by Mason-Dixon Polling & Research found that 83% of respondents said they would have more confidence investing in corporations that have adopted reforms that provide for transparency and accountability in political spending.

CSGP scored 10% out of 100% in the 2024 CPA-Zicklin Index of Corporate Political Disclosure and Accountability:

https://www.politicalaccountabiIity.net/wp-content/uploads/2024/10/2024-CPA-Zicklin-Index.pdf

This proposal asks CSGP to disclose all of its electoral spending, including payments to Trade Associations and 501(c)(4) social welfare organizations, which may be used for electoral purposes—and are otherwise undisclosed. This would bring CSGP in line with a growing number of leading companies, including, ServiceNow, Verisign Inc. and Zillow Group Inc. which present this information on their websites.

Without knowing the recipients of our company’s political dollars we cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Improved CSGP political spending disclosure will protect the reputation of CSGP and preserve shareholder value.

THE COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 5

Our Board has carefully considered this proposal and, for the reasons set forth below, does not believe that the proposal is in the best interests of the Company and our stockholders at this time. The Board recommends voting AGAINST this proposal for the following reasons:

The Company complies with all applicable laws regarding the disclosure of political contributions and spending. The Company is subject to extensive regulations, and its operations may be significantly affected by the actions of elected and appointed officials. Accordingly, the Board believes it is in the best interests of the Company and its stockholders for the Company to maintain flexibility to participate in the political process, where permitted by law, if the Company believes such participation will advance the interests of the Company and its stockholders. The Company’s current policies and practices comply with all applicable laws regarding the disclosure of political contributions and spending. As such, the Board believes that the report requested by this proposal is unnecessary.

Disclosing more than required could place the Company at a competitive disadvantage. The Board believes the expanded disclosure requested in this proposal, beyond what is required by law, could expose the Company’s confidential objectives, strategies and priorities, and thus place the Company at a competitive disadvantage, particularly if the Company’s competitors that also make political contributions and spending are not disclosing to the same extent or do not have similar objectives, strategies or priorities. The Board believes such expanded disclosure has the potential to significantly harm the interests of the Company and its stockholders.

The Company has internal policies and procedures for monitoring political contributions, and the Board has oversight responsibility regarding any political contributions. The Company has in place reporting and compliance policies and procedures to help ensure that its political contributions are made in accordance with applicable law, including laws regarding disclosure. The Board has established policies and procedures regarding these activities, including in the Code of Business Conduct and Ethics under the section entitled “Political Donations” and the Anti-Corruption Compliance Policy under the section entitled “Charitable and Political Donations and Sponsorships.” The Company requires that all political donations made on behalf of the Company are pre-approved in writing by its General Counsel and are made in compliance with local law. No political donations may be offered or provided in exchange for any favor or benefit to the Company. The Company does not reimburse or provide funding to individual employees for political donations made in their personal capacity. Given the Company’s existing process for reporting and accountability, the detailed report requested by the proposal would divert time and efforts to undergo a potentially costly, burdensome and unnecessary process with little added benefit to stockholders. The Board believes that the time and costs involved in preparing the proposed report requested by the proposal could be better spent on the Company’s business and strategic priorities, especially in light of the fact that the Company made $0 in political contributions in 2024.

2025 PROXY STATEMENT 86

PROPOSAL 5 — SUPPORT FOR TRANSPARENCY IN POLITICAL SPENDING

Additionally, the Board oversees the Company’s political contributions through its Nominating and Corporate Governance Committee, which receives reports from management regarding political contributions. The Board monitors the Company’s compliance with relevant laws and regulations and policies and procedures and assesses and manages potential risks and impacts associated with such activities.

Participation in trade associations does not necessarily mean the Company agrees with an association’s positions or views. The Company participates in various trade associations solely to stay updated on business and technical issues, as well as developing industry trends. The Company does not join trade associations for the purpose of advancing any political agenda and does not direct any trade association to pursue any political agenda; therefore, the Company’s membership in a particular trade association does not represent its agreement with all of the association’s positions or views. Thus, disclosure of the Company’s payments to trade associations would not provide stockholders with meaningful information.

2025 PROXY STATEMENT 87

OTHER INFORMATION

Attending the Annual Meeting of Stockholders

Webcast

The Annual Meeting will be held in a virtual only format consisting of a live webcast. Stockholders will be able to participate from any geographic location with Internet connectivity. You may listen, vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CSGP2025. More information regarding how you can participate in the virtual Annual Meeting is provided in the Proxy Statement. A webcast replay of the Annual Meeting’s audio will be available on the investor relations page of our website after the Annual Meeting.

Street Name Holders

If your shares are held in a bank, brokerage or other institutional account, you are a beneficial owner of these shares but not the record holder. This is known as holding shares in “street name.” If you wish to vote the shares you hold in “street name” in person at the meeting, you must obtain a legal proxy from your bank, broker or other intermediary and bring it with you to hand in with your ballot.

Solicitation of Proxies and Expenses

This Proxy is solicited on behalf of the Board. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, by mail, facsimile, or other electronic or other means. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. Broadridge Financial Services, Inc. will act as proxy tabulator.

In connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Notice of Business to Come Before the Annual Meeting

We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matter as they determine appropriate.

Voting Information

Record Date

At the close of business on the record date, Monday, April 28, 2025, there were 421,886,653 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each of the eight director nominees and on each of the other proposals.

Quorum

The presence at the Annual Meeting, online or by proxy, of a majority in number of the total issued and outstanding shares of common stock of the Company entitled to vote constitutes a quorum (the minimum number of shares required to take action) for the Annual Meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum.

2025 PROXY STATEMENT 88

OTHER INFORMATION

The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

Election of Directors. Each director will be elected if the number of shares voted “FOR” a director exceeds the number of shares voted “AGAINST” that director. If the votes cast for an incumbent director do not exceed the votes cast against the director, then the director is required to tender his or her resignation pursuant to the Board’s director resignation policy, and our Board will consider whether to accept or reject such director’s resignation following the Nominating and Corporate Governance Committee’s recommendation.

Each of the Other Proposals. Each of the other proposals to be voted on at the Annual Meeting shall be decided by a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote thereon. Thus each of the other proposals to be voted on at the Annual Meeting will be approved if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

How to Cast Your Vote

You may vote the shares of common stock that you owned as of April 28, 2025, which is the record date for the Annual Meeting. We encourage you to vote as soon as possible, even if you plan to attend the meeting. Please follow the instructions on your proxy card, voting instruction form, or on the Notice that you received. If you submit your vote prior to the meeting, you may still attend the Annual Meeting and vote at the Annual Meeting. However, simply attending the Annual Meeting online will not revoke your proxy. If you instructed a broker, bank, or other nominee to vote your shares, you must follow your broker’s, bank’s, or other nominee’s directions for changing those instructions.

You may vote in the following ways:

Online	You can vote online before the Meeting, at www.proxyvote.com, using the instructions provided in the Notice.
By Telephone	You can vote by calling the number on your proxy card or voting instruction form.
By Mail	If you receive a complete set of proxy materials by U.S. mail, complete, sign and return the accompanying proxy or voting instruction form in accordance with the instructions provided.
At the Meeting	You can vote online during the Meeting, at www.virtualshareholdermeeting.com/CSGP2025.

You may listen, vote, submit questions and view the list of registered stockholders during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CSGP2025. If you are a registered stockholder, to access, participate in and vote at the Annual Meeting, you will need the 16-digit control number included on your proxy card or the Notice. If your shares are held in brokerage accounts and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in brokerage accounts should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Treatment of Abstentions

Abstentions will not affect the outcome of the election of directors or the other proposals because they are disregarded in calculating the total number of votes cast. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

2025 PROXY STATEMENT 89

OTHER INFORMATION

Treatment of Broker Non-Votes

Beneficial owners whose shares are held in brokerage accounts have the right to direct their broker, bank, or other nominee how to vote their shares, and the broker, bank, or other nominee is required to vote those shares in accordance with their instructions.

Brokers, banks, or other nominees have the discretion to vote shares held in brokerage accounts on routine corporate matters, such as ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2), without specific voting instructions from the beneficial owner. Brokers, banks, or other nominees may not vote shares held in brokerage accounts on non-routine matters, such as the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3), the approval of the CoStar Group, Inc. 2025 Stock Incentive Plan (Proposal 4) or the stockholder proposal regarding support for transparency in political spending (Proposal 5) without specific voting instructions from the beneficial owner (this is referred to as a “broker non-vote”). Broker non-votes will not affect the outcome of Proposals 1, 3, 4 or 5.

Broker non-votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before it is voted by:

•	Delivering to the Corporate Secretary at our principal executive office written notice that you are revoking your proxy;

•	Submitting a properly executed proxy bearing a later date;

•	Voting again online before the meeting at www.proxyvote.com; or

•	Before the electronic polls close, submitting a later-dated vote online during the Annual Meeting, via the Internet, at www.virtualshareholdermeeting.com/CSGP2025.

Multiple Stockholders Sharing the Same Address

If you and others who share your mailing address own common stock in street name, meaning through a broker, bank, or other nominee, you may have received a notice that your household will receive only one Notice or one set of proxy materials (the 2024 Annual Report and this Proxy Statement), as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single set of proxy materials has been sent to your address. Each stockholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own Notice or your own set of proxy materials, as applicable, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Financial Services, Inc., either by calling 1-800-353-0103 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A revocation of consent to householding will be effective 30 days following its receipt. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials for the Annual Meeting to a stockholder at a shared address to which a single copy of the materials was delivered. This request should be made by sending a written request to Gene Boxer, General Counsel and Corporate Secretary, CoStar Group, Inc., 1201 Wilson Blvd., Arlington, Virginia 22209 or by calling Mr. Boxer at (888) 226-7404.

2025 PROXY STATEMENT 90

OTHER INFORMATION

Stockholder Proposals and Nominations for Directors for the 2026 Annual Meeting of Stockholders

A stockholder who intends to introduce a proposal for consideration at our 2026 Annual Meeting of Stockholders may seek to have that proposal included in our Proxy Statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our Proxy Statement, the proposal must be received by our Corporate Secretary at our principal executive office not later than December 31, 2025, and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our Proxy Statement. Our By-Laws specify the requirements that must be met in order to submit any such proposals or nominations. Stockholders who wish to nominate persons for election as directors or bring forth other proposals outside of Rule 14a-8 at the 2026 Annual Meeting of Stockholders must give notice of their intention to do so in writing to our Corporate Secretary on or before the close of business on April 12, 2026, but no sooner than the close of business on March 13, 2026. The stockholder’s submission must include specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock as required by our By-Laws. Stockholder proposals or nominations not meeting these requirements will not be entertained at the 2026 Annual Meeting of Stockholders. The address of our principal executive office is: 1201 Wilson Blvd., Arlington, Virginia 22209. Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Pursuant to the proxy access provision in our By-Laws, eligible stockholders have the ability to nominate and include in our proxy statement director nominee(s), if such nominations are submitted in accordance with the procedures set forth in the By-Laws. Notice must be provided in writing to the Secretary as provided in the By-Laws. For the 2026 Annual Meeting of Stockholders, the Corporate Secretary of the Company must receive this notice no later than December 31, 2025, and no earlier than December 1, 2025, which dates are 120 calendar days and 150 calendar days, respectively, prior to April 30, 2026, the anniversary of the date that the Company mailed its proxy statement for the Annual Meeting; provided, that if the annual meeting is not scheduled to be held on a date that is not within 30 days before or after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the date that is 150 days prior to such annual meeting and not later than the close of business on the date that is 120 days prior to such annual meeting or the 10th day following the day on which public announcement or disclosure of the date of such meeting is first made.

Availability of Form 10-K

If you would like a paper copy of our 2024 Annual Report, excluding certain exhibits, please send a written request to Gene Boxer, General Counsel and Corporate Secretary, CoStar Group, Inc., 1201 Wilson Blvd., Arlington, Virginia 22209.

2025 PROXY STATEMENT 91

APPENDIX A

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements about the Company’s plans, objectives, expectations, beliefs and intentions. In some cases, you can identify forward-looking statements by words such as “hope,” “anticipate,” “may,” “likely,” “might,” “believe,” “expect,” “observe,” “consider,” “think,” “intend,” “envision,” “will,” “should,” “could,” “would,” “plan,” “target,” “goal,” “estimate,” “predict,” “continue,” “commit” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of the Company and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risks related to the specific timing, price and size of repurchases under the $500 million stock repurchase program, including that the stock repurchase program may be suspended or discontinued at any time at the Company’s discretion; our inability to attract and retain new clients; our inability to successfully develop and introduce new or updated online marketplace services, information, and analytics; our inability to compete successfully against existing or future competitors in attracting advertisers and in general; the effects of fluctuations and market cyclicality; the effects of global economic uncertainties and downturns or a downturn or consolidation in the real estate industry; our inability to hire qualified persons for, or retain and continue to develop our sales force, or unproductivity of our sales force; our inability to retain and attract highly capable management and operating personnel; the downward pressure that our internal and external investments may place on our operating margins; our inability to increase brand awareness; our inability to maintain or increase internet traffic to our marketplaces, and the risk that the methods, including Google Analytics, that we use to measure average monthly unique visitors to our portals may misstate the actual number of unique persons who visit our network of mobile applications and websites for a given month or may differ from the methods used by competitors; our inability to attract new advertisers; our inability to successfully identify, finance, integrate, and/or manage costs related to acquisitions; our inability to complete certain strategic transactions if a proposed transaction is subject to review or approval by regulatory authorities pursuant to applicable laws or regulations; our inability to realize the benefits of the acquisition of Matterport, Inc.; (“Matterport”) the effects of cyberattacks and security vulnerabilities, and technical problems or disruptions; the significant costs associated with undertaking a large infrastructure project to build out our campus in Richmond, Virginia; our inability to generate increased revenues from our current or future geographic expansion plans; the risks related to acceptance of credit cards and debit cards and facilitation of other customer payments; the effects of climate related events and other events beyond our control; the effects related to attention to environmental, social and governance matters; our inability to obtain and maintain accurate, comprehensive, or reliable data; our inability to obtain and maintain stable data feeds, or disruption of our data feeds; our inability to enforce or defend our ownership and use of intellectual property; the effects of use of new and evolving technologies, including artificial intelligence, on our ability to protect our data and intellectual property from misappropriation by third parties; our inability to defend against potential legal liability for collecting, displaying, or distributing information; our inability to obtain or retain listings from real estate brokers, agents, property owners, and apartment property managers; our inability to maintain or establish relationships with third-party listing providers; our inability to comply with the rules and compliance requirements of Multiple Listing Services; the risks related to international operations; the effects of foreign currency exchange rate fluctuations; our indebtedness; the effects of a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; the effects of any actual or perceived failure to comply with privacy laws and standards; the effects of changes in tax laws, regulations, or fiscal and tax policies; the effects of third-party claims, litigation, regulatory proceedings, or government investigations; the risks related to return on investment.; the inability of third-party suppliers upon which Matterport relies to fulfill its needs; the risks related to our equity investments; and the risks related to open source software. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. More information about these risks and uncertainties, and other potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in the Company’s filings from time to time with the SEC, including in the

2025 PROXY STATEMENT A-1

APPENDIX A

Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as the Company’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additionally, certain information disclosed herein or elsewhere (such as our website) is informed by various stakeholder expectations and third-party frameworks. Such information is not necessarily material for purposes of our SEC reporting, even if we use “material” or similar language. Particularly in the environmental, social and governance context, materiality is subject to various definitions that differ from, and are often more expansive than, the definition under U.S. federal securities laws.

2025 PROXY STATEMENT A-2

APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes disclosure of certain non-GAAP financial measures, including EBITDA and adjusted EBITDA. We typically disclose EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. Adjusted EBITDA is different from EBITDA because we further adjust EBITDA for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside our ordinary course of business.

These non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies, but we believe that they may help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations.

We view EBITDA and adjusted EBITDA as operating performance measures. We believe that the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA is net income. In calculating EBITDA and adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. EBITDA and adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on EBITDA or adjusted EBITDA as a substitute for any GAAP financial measure, including net income. In addition, we urge investors and potential investors in our securities to carefully review the GAAP financial information included as part of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our EBITDA and adjusted EBITDA.

EBITDA and adjusted EBITDA may be used by management to internally measure our operating and management performance and may be used by investors as supplemental financial measures to evaluate the performance of our business. We believe that these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide additional information to investors that is useful to understand the factors and trends affecting our business without the impact of certain acquisition-related items. We have spent more than 30 years building our database of commercial real estate information and expanding our markets and services partially through acquisitions of complementary businesses. Due to these acquisitions, our net income has included significant charges for amortization of acquired intangible assets, depreciation and other amortization, acquisition- and integration-related costs, restructuring costs and loss on debt extinguishment. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from these items. We believe the disclosure of non-GAAP measures can help investors meaningfully evaluate and compare our performance from quarter-to-quarter and from year-to-year without the impact of these items. We also believe the non-GAAP measures we disclose are measures of our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest (expense) income, net, other (expense) income, net, income taxes, stock-based compensation expenses, acquisition- and integration-related costs, restructuring costs, loss on debt extinguishment and settlement and impairment costs incurred outside our ordinary course of business, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on EBITDA and may rely on adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

2025 PROXY STATEMENT A-3

APPENDIX A

Set forth below are descriptions of financial items that have been excluded from net income to calculate EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Amortization of acquired intangible assets in cost of revenues may be useful for investors to consider because it represents the diminishing value of any acquired trade names and other intangible assets and the use of our acquired technology, which is one of the sources of information for our database of commercial real estate information. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Amortization of acquired intangible assets in operating expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Depreciation and other amortization may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest (expense) income, net and other (expense) income, net we generate and incur may be useful for investors to consider and may result in current cash inflows and outflows. However, we do not consider the amount of interest (expense) income, net and other (expense) income, net to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

•

The amount of loss on our debt extinguishment may be useful for investors to consider because it generally represents losses from the early extinguishment of debt. However, we do not consider the amount of the loss on debt extinguishment to be a representative component of the day-to-day operating performance of our business.

Set forth below are descriptions of additional financial items that have been excluded from EBITDA to calculate adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Stock-based compensation expense may be useful for investors to consider because it represents a portion of the compensation of our employees and executives. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

The amount of acquisition- and integration-related costs incurred may be useful for investors to consider because such costs generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

The amount of settlement and impairment costs incurred outside of our ordinary course of business may be useful for investors to consider because they generally represent gains or losses from the settlement of litigation matters, charges related to terminations of contracts or impairments of acquired intangible assets or other long lived assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of restructuring costs incurred may be useful for investors to consider because they generally represent costs incurred in connection with a change in a contract or a change in the makeup of our properties or personnel. Because we do not carry out restructuring activities on a predictable cycle, we do not consider the amount of restructuring related costs to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to investors to understand the factors and trends affecting our business.

2025 PROXY STATEMENT A-4

APPENDIX A

The following table shows our net income reconciled to our EBITDA and our adjusted EBITDA for the indicated periods (in thousands):

	Year Ended December 31,

	2024	2023	2022

Net income	$138.7	$374.7	$369.5

Amortization of acquired intangible assets in cost of revenues	29.9	31.5	29.0

Amortization of acquired intangible assets in operating expenses	44.3	42.2	73.6

Depreciation and other amortization	44.1	33.8	29.1

Interest income, net	(212.5)	(213.6)	(32.1)

Other (income) expense, net	7.1	(5.4)	(3.4)

Income tax expense	71.4	126.6	117.0

EBITDA	$123.0	$389.8	$582.7

Stock-based compensation expense	89.0	85.0	75.2

Acquisition and integration related costs	29.4	12.9	5.4

Restructuring and related costs	0.7	4.1	2.2

Settlements and impairments	(1.3)	(0.1)	6.1

Adjusted EBITDA	$240.8	$491.7	$671.6

	Year Ended December 31,

	2021	2020

Net income	$292.6	$227.1

Amortization of acquired intangible assets in cost of revenues	28.8	25.7

Amortization of acquired intangible assets in operating expenses	74.8	62.4

Depreciation and other amortization	29.0	28.8

Interest income, net	31.6	17.4

Other (income) expense, net	(3.2)	0.8

Income tax expense	111.4	43.9

EBITDA	$565.0	$406.1

Operating Metrics

Net new bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

2025 PROXY STATEMENT A-5

APPENDIX B

COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the CoStar Group, Inc. 2025 Stock Incentive Plan (the “Plan”) is to advance the interests of CoStar Group, Inc. (the “Company”) by enabling the Company and its subsidiaries to attract, retain and motivate employees of the Company by providing for or increasing the proprietary interests of such individuals in the Company, and by enabling the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the shareholders of the Company by providing for or increasing the proprietary interests of such directors in the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, as determined by the Committee.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

a. “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as a Performance Award.

b. “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

c. “Board” means the board of directors of the Company.

d. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

e. “Committee” means the Committee delegated the authority to administer the Plan in accordance with Section 16.

f. “Common Share” means a share of the Company’s common stock, subject to adjustment as provided in Section 11.

g. “Company” means CoStar Group, Inc., a Delaware corporation.

h. “Effective Date” means the date the Plan is approved by the Board.

i. “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on NASDAQ, the New York Stock Exchange Composite Tape or, if not listed on such exchanges, on any other national securities exchange on which the Common Shares are listed, in any case, as reporting in such source as the Committee shall select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and in compliance with Section 409A of the Code.

2025 PROXY STATEMENT B-1

APPENDIX B

j. “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

k. “Nonemployee Director” means each person who is, or is elected to be, a member of the Board or the board of directors of any Subsidiary and who is not an employee of the Company or any Subsidiary.

l. “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

m. “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

n. “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

o. “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 12.

p. “Plan” means the CoStar Group, Inc. 2025 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

q. “Prior Plan” means the CoStar Group, Inc. 2016 Stock Incentive Plan, as amended.

r. “Qualifying Performance Criteria” has the meaning set forth in Section 12(b).

s. “Restricted Stock” means Common Shares granted pursuant to Section 8 of the Plan.

t. “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Common Shares or cash in lieu thereof may be issued in the future.

u. “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Common Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Common Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

v. “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company where each of the entities in the unbroken chain other than the last entity owns securities possessing at least 50 percent or more of the total combined voting power of all classes of stock or interests in one of the other entities in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

w. “Substitute Awards” means Awards granted or Common Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.	Eligibility

Any person who is an officer or employee of the Company or of any Subsidiary (including any director who is also an employee, in his or her capacity as such) shall be eligible for selection by the Committee for the grant of Awards hereunder. In addition, Nonemployee Directors shall be eligible for the grant of Awards hereunder as determined by the Committee. In

2025 PROXY STATEMENT B-2

APPENDIX B

addition, any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee.

4.	Effective Date and Termination of Plan

This Plan shall become effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Common Shares Subject to the Plan and to Awards

a. Aggregate Limits. The aggregate number of Common Shares issuable pursuant to all Awards shall not exceed the sum of (i) any Common Shares that were authorized for issuance under the Prior Plan that, as of the Effective Date, remain available for issuance under the Prior Plan (not including any Common Shares that are subject to, as of the Effective Date, outstanding awards under the Prior Plan or any Common Shares that prior to the Effective Date were issued pursuant to awards granted under the Prior Plan) and (ii) any Common Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of Common Shares available for grant under this Plan and the number of Common Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 11. The Common Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

b. Issuance of Common Shares. For purposes of this Section 5, the aggregate number of Common Shares available for Awards under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired, unexercised, forfeited or settled in cash, (ii) shares subject to Awards that otherwise do not result in the issuance of Common Shares in connection with payment or settlement of an Award or (iii) shares that have been retained or delivered (either actually or by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award (other than an Option or SAR). However, notwithstanding anything to the contrary contained herein, the aggregate number of Common Shares available for Awards under this Plan shall be reduced by (i) Common Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price, or tax withholding obligation of an Option or SAR, (ii) Common Shares not issued or delivered as a result of the net settlement of an outstanding stock-settled SAR, and (iii) Common Shares reacquired by the Company with the proceeds of the exercise of an Option.

c. Tax Code and Other Limits. Any Common Shares that may be issued under this Plan may be issued pursuant to the exercise of Incentive Stock Options. The aggregate value of Awards granted under this Plan during any calendar year to any one non-employee director who is a Participant shall not exceed $750,000 provided, however, that the Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

d. Substitute Awards. Substitute Awards shall not reduce the Common Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares

2025 PROXY STATEMENT B-3

APPENDIX B

available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, directors or consultants of the Company or its Subsidiaries immediately before such acquisition or combination.

e. Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 11 and the last sentence of this Section 5(e), no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 5(e) shall not apply to: (i) any Substitute Awards, (ii) any Awards delivered in lieu of fully-vested cash awards or payments, (iii) any Awards to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (iv) any other Awards (or portion thereof) granted by the Committee from time to time that the Committee determines would result in the issuance of an aggregate of up to 5% of the Common Shares available for issuance under this Section 5 as of the Effective Date. Nothing in this Section 5(e) precludes the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of service due to a retirement that is approved by the Committee, or the consummation of a change in control or other corporate transaction.

6.	Options

a. Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee. No Participant shall have any rights as a stockholder with respect to any Common Shares subject to Option hereunder until said Common Shares have been issued, except that, subject to Section 18(g), the Committee may authorize dividend equivalent accruals with respect to such Common Shares. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical.

b. Price. The Committee will establish the exercise price per Common Share under each Option, which, in no event will be less than the Fair Market Value of the Common Shares on the date of grant; provided, however, that the exercise price per Common Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Common Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Common Shares, cash, certified check, money order or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under an Option, the delivery of previously owned Common Shares and withholding of Common Shares deliverable upon exercise.

c. No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 11) the terms of outstanding Options may not be amended to reduce the exercise price of an Option or cancel, exchange, substitute, buyout or surrender an outstanding Option in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

d. Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Committee and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a termination of employment, the vesting period and/or exercisability of an Option shall be adjusted by

2025 PROXY STATEMENT B-4

APPENDIX B

the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

e. Term of Options and Termination of Employment. The Committee shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be determined by the Committee and set forth in an Award Agreement.

f. Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Common Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Common Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Common Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any tandem SARs may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 11) the terms of outstanding Stock Appreciation Rights may not be amended to reduce the exercise price of a Stock Appreciation Right or cancel, exchange, substitute, buyout or surrender an outstanding Stock Appreciation Right in exchange for cash, other awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Right without stockholder approval.

8.	Restricted Stock and Restricted Stock Units

a. Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee. Restricted Stock is an award or issuance of Common Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Common Shares under which the issuance of Common Shares is subject to such conditions (including continued service or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted

2025 PROXY STATEMENT B-5

APPENDIX B

Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Common Share and will entitle a Participant to either the issuance of Common Shares or payment of an amount of cash determined with reference to the value of Common Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical.

b. Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Common Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Common Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Common Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Common Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Common Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Common Shares or Restricted Stock Units. Common Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

c. Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will, subject to Section 5(e) occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Qualifying Performance Criteria.

d. Discretionary Adjustments and Limits. Notwithstanding the satisfaction of any performance goals, the number of Common Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee shall determine. Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Common Shares underlying Restricted Stock Units unless and until such Common Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

9.	Deferral of Gains; Section 409A

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Common Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A of the Code (“Section 409A”), such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 9 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

2025 PROXY STATEMENT B-6

APPENDIX B

If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s service relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.

Conditions and Restrictions Upon Securities Subject to Awards The Committee may provide that the Common Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Common Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

11.

Adjustment of and Changes in the Stock The number and kind of Common Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Common Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other equity restructuring transaction, as that term is defined in Accounting Standards Codification (“ASC”) 718 Stock Compensation. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the Common Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Common Shares to reflect a deemed reinvestment in Common Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of Common Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Common Shares, or any stock or other securities into which such Common Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise in circumstances that do not involve an equity restructuring transaction, as that term is defined in ASC 718 Stock Compensation, then the Committee shall determine (and may implement) the appropriate adjustment, if any, to be effected. In addition, in the event of such

2025 PROXY STATEMENT B-7

APPENDIX B

change described in this paragraph, the Committee may take any action it deems necessary or advisable, including accelerating the time or times at which any Award may be exercised and providing for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 11. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 11 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

12.	Qualifying Performance-Based Compensation

(a) General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) customer service, (xxi) sales, or (xxii) cost savings. The Committee (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense determined to be unusual in nature or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principles, including “Unusual or Infrequently Occurring Items,” or other applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company or any Subsidiary.

13.	Transferability

Unless the Committee provides otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime.

2025 PROXY STATEMENT B-8

APPENDIX B

14.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Common Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. The Company shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

15.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until such obligations are satisfied. The Committee may provide for or permit tax withholdings determined using up to the maximum individual tax rate in the applicable jurisdictions to be satisfied through the mandatory or elective sale of Common Shares and/or by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Common Shares previously acquired. Subject to the Company’s insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Committee, in whole or in part by delivery of Common Shares, including Common Shares retained from the Award creating the tax obligation, in an amount necessary to cover such tax obligations, (iii) if there is a public market for Common Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Committee.

16.	Administration of the Plan

(a)

Committee of the Plan. The Plan shall be administered by the Compensation Committee of the Board or the Board itself. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption

2025 PROXY STATEMENT B-9

APPENDIX B

under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the extent permitted by law, the Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)

Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares subject to Awards and the exercise or purchase price of such Common Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which constitute a change of control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 11; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c)

Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)

Acceleration. Subject to any specific designation in the Plan and applicable law, the Committee has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 5(e) and Section 11.

17.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as specifically provided for hereunder, no such amendment shall, without the approval of the stockholders of the Company (a) reduce the exercise price of outstanding Options or Stock Appreciation Rights, (b) reduce the price at which Options may be granted below the price provided for in Section 6 or (c) otherwise amend the Plan in any manner requiring stockholder approval by law or

2025 PROXY STATEMENT B-10

APPENDIX B

under the NASDAQ’s listing requirements. No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

18.	Miscellaneous

a. No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

b. Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

c. Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law.

d. No Right to Employment, Reelection or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

e. Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

f. Clawback Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Common Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

g. Dividends and Distributions. Dividends and dividend equivalents with respect to an Award (including Options) that are based on dividends paid prior to the vesting of such Award (or portion thereof) shall only be paid out in respect of an Award to the extent that the vesting conditions applicable to such Award are subsequently satisfied and the Award (or corresponding portion thereof) vests.

2025 PROXY STATEMENT B-11

APPENDIX B

APPENDIX 1

RESTRICTED STOCK SUB-PLAN: PROVISIONS APPLICABLE TO PARTICIPANTS IN FRANCE

I.	Introduction.

The following provisions apply to grants of Restricted Stock to employees and managing directors of any French subsidiary, or French branch of any non-French subsidiary, of which the Company holds directly or indirectly at least 10% of the share capital (a “French Entity”), so that such grants can qualify for favorable tax and social security treatment in France. / This Appendix applies for the purposes of permitting grants of Restricted Stock (the “French-Qualified Restricted Stock”) which will qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under notably Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code to qualifying employees and managing directors who are resident in France for French tax purposes (“French Participants” and each a “French Participant”).

The Common Shares are listed on NASDAQ, which is a regulated securities exchange within the meaning of Article L.225-197-1 II of the French Commercial Code. The terms of the Plan applicable to Restricted Stock, as set out in Appendix 1 hereto, shall, subject to the modifications set forth in this Appendix 1 (which shall prevail over the terms of the Plan in the event of conflict), constitute the terms applicable for grants of Restricted Stock to French Participants.

Under the Appendix 1, French Participants may receive grants only of Restricted Stock and the term “Award” under this Appendix 1 shall refer only to an award or grant of Restricted Stock. The provisions of the Plan permitting the grant of stock Options, Restricted Stock Units, or Stock Appreciation Rights shall not apply to French Participants under this Appendix 1.

In accordance with French law, the granting, on one or several occasions, of up to the number of shares described in Section 5 of the Plan, relating to existing underlying Common Shares or underlying Common Shares to be issued by the Committee to qualifying employees or officers, as defined below in Section 3, has been duly authorized by the Company’s shareholders at a meeting held on June 26, 2025, which granted a delegation of power to the Committee to grant said French-Qualified Restricted Stock for a maximum duration of 76-months.

II.	Definitions.

Capitalized terms not otherwise defined in this Appendix 1 shall have the same meanings as set forth in the Plan. The terms set out below will have the following meanings:

Blackout Periods. The term “Blackout Periods” shall mean the periods: i) from the tenth (10th) trading day preceding through the tenth (10th) trading day following the date on which the consolidated accounts or annual corporate accounts of the Company are made public, and from the date on which the governing bodies of the Company have knowledge of information which, if made public, could have a significant impact on the market price of the Common Shares through the tenth (10th) trading day after such information has been made public; ii) or such other black-out periods applicable to the sale of Common Shares under US and/or French legislation or imposed by the Company.

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APPENDIX B

Date of Grant. The term “Date of Grant” shall be the date, which shall be specified in an agreement between the French Participant and the Company (an “Award Agreement”), on which the Committee grants the French Participant rights to a specified number of Common Shares, subject to the terms and conditions of this Appendix 1 and the Award Agreement.

Restricted Stock. The term “Restricted Stock” shall mean Common Shares, rights to which are granted to a Participant conditional on certain vesting and/or forfeiture requirements, transfer restrictions and other terms and conditions provided in this Appendix 1. For the avoidance of doubt, it is specified that no dividend or voting rights shall attach to Restricted Stock under this Appendix 1 until such Restricted Stock has vested.

Vest Date. The term “Vest Date” shall mean the date on which the Common Shares subject to the Restricted Stock Award become non-forfeitable. Such Vest Date or Vest Dates, as well as the performance criteria if any or other conditions for Common Shares to become non-forfeitable, shall be specified in the Award Agreement.

III.

Eligibility to Participate and Limitations. (a) Subject to Sections 3(b) and (c) below, any French Participant who, on the Date of Grant of the Restricted Stock, is either employed under an employment contract with a French Entity (“contrat de travail”) or who is a managing director of a French Entity, shall be eligible to receive, at the discretion of the Committee, Restricted Stock under this Appendix 1, provided that he or she also satisfies the eligibility conditions of the Plan. (b) Restricted Stock may not be issued to a director who is not also an employee of a French Entity, except in the case of managing directors (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de société en commandite par actions) and provided that the obligations set forth in article L. 22-10-60 of the French Commercial Code have been duly satisfied. For the avoidance of doubt, Restricted Stock may not be issued under this Appendix 1 to a consultant or advisor to a French Entity. (c) No Award of Restricted Stock may be made under this Appendix 1 to any individual who already owns on the Date of Grant, or which would have the effect of such individual owning as of the Date of Grant, more than ten percent (10%) of the Company’s share capital. (d) No Award of Restricted Stock may be made under this Appendix 1 at such time as the number of Common Shares of the Company which are subject to outstanding vested Restricted Stock Awards exceeds fifteen percent (15%) of the Company’s corporate capital within the meaning Article L. 225-197-1 I of the French Commercial Code.

IV.	Conditions of the Restricted Stock Awards.

a. Award of Restricted Stock.

An Award of Restricted Stock shall confer on a French Participant the right to acquire Common Shares, subject to certain vesting and/or forfeiture requirements, transfer restrictions and other terms and conditions provided in this Appendix 1, for no consideration or for nominal (“symbolique”) consideration, which, in any case, will not exceed 5% of the fair market value of Restricted Stock as of the Date of Grant, as permitted for French-Qualified Restricted Stock. When the Committee makes an Award of Restricted Stock to a French Participant under this Appendix 1, the terms and conditions of such Award shall be set forth in the Award Agreement, including without limitation the number of Common Shares subject to such Award, the conditions for the vesting or forfeiture of the Restricted Stock including any applicable performance or continuing service criteria, and the restrictions on transferability of the Restricted Stock once vested. An Award of Restricted Stock under this Appendix 1 shall confer neither voting rights nor dividend rights on the French Participant until such Restricted Stock has vested, and no dividends or dividend equivalents relating to the period prior to vesting shall be payable to a French Participant after the Vest Date.

b. Vesting of Restricted Stock.

No Restricted Stock shall vest unless the holder of the Restricted Stock has been an employee or managing director of the Company or a French Entity from the Date of Grant through the date which would otherwise be the Vest Date, and

2025 PROXY STATEMENT B-13

APPENDIX B

the Board or the Committee may also set performance or achievement criteria as provided in Section 12 of the Plan for vesting of Restricted Stock. Notwithstanding the foregoing, the first Vest Date of French-Qualified Restricted Stock shall not occur, and no Restricted Stock shall vest, prior to the expiration of a one-year period running from the Date of Grant, or such other period as is required to comply with the minimum mandatory vesting period applicable to French-Qualified Restricted Stock under Section L. 225-197-1 of the French Commercial Code, as amended.

c. Holding and Sale of French-Qualified Restricted Stock.

The sale of Restricted Stock may not occur prior to the expiration of a period as is required to comply with the minimum mandatory holding period under Section L. 225-197-1 of the French Commercial Code as amended, as applicable to employees or managing directors of subsidiaries of issuers of French-Qualified Restricted Stock. This minimum holding period shall be deemed to have been complied with if, as a result of a merger, spin-off, tender-offer, split-off or similar reorganization, shares are received in exchange for vested Restricted Stock, and such shares are held for the unexpired balance of the holding period which was applicable to the Restricted Stock exchanged. Notwithstanding any other provision of this Appendix 1, Common Shares acquired under Restricted Stock Awards may not be sold by a French Participant during a Blackout Period, so long as and to the extent Blackout Periods are applicable to French-Qualified Restricted Stock issued by non-French companies. Furthermore, in accordance with Article L. 22-10-59 of the Commercial Code, the French-Qualified Restricted Stock granted pursuant to Article L. 225-197-1 to members of the board of directors or supervisory board, by members of the management board or exercising the functions of managing director or deputy managing director and by employees with knowledge of inside information, within the meaning of Article 7 of Regulation (EU) No. 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/ EC and 2004/72/ EC, which has not been made public, cannot be transferred until this is the case. / Further, to the extent required under French law (article L. 225-197-1 II of the French Commercial Code), the Committee of the Plan shall set a holding period for a specific percentage of the shares underlying the Restricted Stock for the French participants who are a Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Société en commandite par actions (i.e. president, general manager, deputee manager, member of the subsidiary board or manager of an equity partnership) or have a similar position of the Company, if they are granted in this capacity. The holding period applicable to such specific percentage shall expire on the date on which such French participants resigns or ceases his/her functions.

d. French Participant’s Account.

Each Award of Restricted Stock shall be recorded in an account with the Company, in the name of the French Participant and specifying the number of Common Shares which are the subject of such Award, but such Common Shares shall not be issued to, nor title recorded in the name of, the French Participant until the Vest Date. Following the Vest Date, certificates representing Common Shares which have vested shall be issued in the name of the French Participant but, for the period during which such Common Shares shall be subject to transfer restrictions under this Appendix 1, the certificates shall remain in the custody of the Company or its transfer agent, or be held in such other manner as the Company may otherwise determine in order to ensure compliance with the minimum holding periods specified above and under applicable French law. At the Participant’s request, the Committee shall provide or shall ensure that the Company or its transfer agent has provided the Participant with written evidence of the Participant’s ownership of the vested Common Shares.

V.	Adjustments to Common Shares.

In the event an equitable adjustment in the Common Shares of the Company is available under the Plan as described in Section 11 thereof, adjustments to the number and kind of Restricted Stock subject to Awards under this Appendix 1 shall be made (excluding, for the avoidance of doubt, any adjustment resulting in acceleration of a Vest Date) to the extent permitted for French-Qualified Restricted Stock.

2025 PROXY STATEMENT B-14

APPENDIX B

VI.	Death or Disability.

Upon the Company’s receipt within six months following the death of a French Participant of a written request from such French Participant’s heirs in a form satisfactory to the Company, the Company shall transfer any vested and at the sole discretion of the Committee to the extent permitted by French law for French-Qualified Restricted Stock, any unvested Restricted Stock awarded to such French Participant to his or her heirs, who shall not be required to comply with any further vesting conditions or restrictions on the sale of such shares, unless compliance is required for French-Qualified Restricted Stock treatment under French law as amended.

In the event a French Participant becomes disabled as defined within the second or third categories of disability defined in Article L. 341-4 of the French Code of Social Security, the rules set forth in the preceding paragraph with respect to death of a French Participant shall apply mutatis mutandis.

VII.	Reporting Obligations and Withholding.

The French Entity and French Participants shall comply with all reporting obligations imposed under French tax and social security laws and regulations with respect to Restricted Stock Awards under this Appendix 1, including without limitation the French Entity’s obligation to report to URSSAF the identity of French Participants for whom Awards vested in the preceding calendar year as well as the number and value of Awards for each such French Participant. For the avoidance of doubt, the provisions of Section 15 of the Plan relating to satisfaction of tax obligations shall in the case of a French Participant apply to withholding of French social security and similar mandatory contributions, as well as French tax if any with respect to Restricted Stock Awards under this Appendix 1.

VIII.	Interpretation.

It is intended that Restricted Stock Awards made under this Appendix 1 shall qualify as French-Qualified Restricted Stock. The terms of this Appendix 1 shall be construed and interpreted accordingly. Insofar as legally permissible the Committee shall be entitled to construe and interpret the terms of this Appendix 1 so as to comply with the relevant guidelines published from time to time by French tax and social security administrations with respect to the conditions for favorable tax and social security treatment applicable to shares granted for no consideration under the Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended from time to time.

IX.	Employment Rights.

The adoption of this Appendix 1 shall not confer upon the French Participants, or any employees or managing directors of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

X.	Language.

In the event of any differences between the English language and French language versions of any documents related to this Appendix 1 or the Plan, the English version shall control.

2025 PROXY STATEMENT B-15

COSTAR GROUP, INC. 1201 WILSON BLVD. ARLINGTON, VIRGINIA 22209 ATTN: GENE BOXER VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on June 25, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CSGP2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on June 25, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75104-P34169 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COSTAR GROUP, INC. Company Proposals The Board of Directors recommends you vote FOR all the nominees listed in proposal 1: 1. Proposal for the election of directors. Nominees: 1a. Louise S. Sams 1b. Andrew C. Florance 1c. John L. Berisford 1d. Angelique G. Brunner 1e. Rachel C. Glaser 1f. John W. Hill 1g. Christine M. McCarthy 1h. Robert W. Musslewhite For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. 3. Proposal to approve, on an advisory basis, the Company’s executive compensation. 4. Proposal to approve the CoStar Group, Inc. 2025 Stock Incentive Plan. The Board of Directors recommends you vote AGAINST proposal 5: 5. Stockholder proposal regarding support for transparency in political spending, if properly presented. NOTE: I authorize the proxies to vote according to their discretion on any other matters that are properly presented before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. V75105-P34169 COSTAR GROUP, INC. Annual Meeting of Stockholders June 26, 2025 10:00 A.M. EDT Via the Internet at www.virtualshareholdermeeting.com/CSGP2025 This proxy is solicited by the Board of Directors The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2025, and of the 2024 Annual Report to Stockholders and hereby revokes any proxy or proxies previously given and hereby appoints Andrew C. Florance, Christian M. Lown and Gene Boxer or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held online at www.virtualshareholdermeeting.com/CSGP2025, at 10:00 a.m. EDT on Thursday, June 26, 2025, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this proxy card. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025, “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION, “FOR” APPROVAL OF THE COSTAR GROUP, INC. 2025 STOCK INCENTIVE PLAN, AND “AGAINST” THE STOCKHOLDER PROPOSAL REGARDING SUPPORT FOR TRANSPARENCY IN POLITICAL SPENDING, IF PROPERLY PRESENTED, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side